The depositor has filed a registration  statement  (including a base prospectus) with the SEC for the offering to which this term sheet supplement  relates.  Before you invest,  you should read the base  prospectus in that  registration  statement and other documents the depositor  has filed with the SEC for more  complete  information  about the issuing  entity and this  offering.  You may obtain  these documents free of charge by visiting EDGAR on the SEC Web site at www.sec.gov.  Alternatively,  the issuing entity,  any underwriter or any  dealer  participating  in the  offering  will  arrange to send you the base  prospectus  if you  request  it by calling  toll-free
1-866-803-9204.     Please     click     here     www.bearstearns.com/prospectus/sami     or    visit    the     following     website:
www.bearstearns.com/prospectus/sami for a copy of the base prospectus applicable to this offering.

This term sheet supplement is not required to contain all information that is required to be included in the base prospectus.

The information in this term sheet supplement is preliminary and is subject to completion or change.

The information in this term sheet  supplement,  if conveyed prior to the time of your commitment to purchase,  supersedes  information contained in any prior similar term sheet supplement relating to these securities.

This term sheet  supplement  is not an offer to sell or a  solicitation  of an offer to buy these  securities  in any state  where such offer, solicitation or sale is not permitted.

The securities  referred to in this term sheet  supplement are being offered when, as and if issued.  Our obligation to sell securities to you is conditioned on the securities having the  characteristics  described in this term sheet supplement.  If that condition is not satisfied,  we will notify you, and neither the issuing  entity nor the  underwriter  will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase,  and there will be no liability  between us as a consequence of the non-delivery.

                                                         TERM SHEET SUPPLEMENT

                                             Bear Stearns Mortgage Funding Trust 2007-AR5
                                                            Issuing Entity

                                                       EMC Mortgage Corporation
                                                         Servicer and Sponsor

                                             Structured Asset Mortgage Investments II Inc.
                                                               Depositor

                                             Bear Stearns Mortgage Funding Trust 2007-AR5
                                          Mortgage Pass-Through Certificates, Series 2007-AR5

The certificates  are obligations  only of the trust.  Neither the certificates nor the mortgage loans are insured or guaranteed by any person,  except as described  herein.  Distributions  on the  certificates  will be payable  solely from the assets  transferred to the trust for the benefit of certificateholders.

Neither the  Securities and Exchange  Commission nor any state  securities  commission has approved the  certificates  or determined if this term sheet supplement or the prospectus is accurate or complete.  Any representation to the contrary is a criminal offense.

The Attorney  General of the state of New York has not passed on or endorsed the merits of this  offering.  Any  representation  to the contrary is unlawful.

For use with  mortgage  loan  securitizations  involving  Option ARM loans,  5 Yr.  Secure Option ARM loans and 7 Yr. Secure Option ARM loans,  each with negative  amortization  features,  consisting of certain  classes of Class A, Class M and Class B  certificates  with multiple loan groups and either an overcollateralization structure or a senior/subordinate structure.

Certain  classes of  certificates  may be grantor trust  certificates or have the benefit of a certificate  insurance  policy,  each as further described herein.

                                                       Bear, Stearns & Co. Inc.
                                                              Underwriter

                                                       Dated as of June 19, 2007
                                         For use with the base prospectus dated June 19, 2007

                              Important notice about information presented in this term sheet supplement and the accompanying prospectus

You should rely only on the  information  contained  in this  document.  We have not  authorized  anyone to provide you with  different information.

We provide information to you about the offered certificates in two separate documents that progressively provide more detail:

o    the accompanying prospectus, which provides general information, some of which may not apply to this series of certificates; and

o    this term sheet supplement, which describes the specific terms of your certificates.

Annex I is incorporated into and comprises a part of this term sheet supplement as if fully set forth herein.

The  description of your  certificates in this term sheet  supplement is intended to enhance the related  description in the prospectus and you should rely on the  information  in this term sheet  supplement and the related term sheet as providing  additional  detail not available in the prospectus.

The  Depositor's  principal  offices are located at 383 Madison  Avenue,  New York,  New York 10179 and its  telephone  number is (212)
272-2000.

NOTWITHSTANDING ANY OTHER EXPRESS OR IMPLIED AGREEMENT TO THE CONTRARY,  THE SPONSOR, THE SERVICER,  THE TRUSTEE, EACH RECIPIENT OF THE
RELATED TERM SHEET SUPPLEMENT AND, BY ITS ACCEPTANCE  THEREOF,  EACH HOLDER OF A CERTIFICATE,  AGREES AND ACKNOWLEDGES  THAT EACH PARTY
HERETO HAS AGREED THAT EACH OF THEM AND THEIR EMPLOYEES,  REPRESENTATIVES AND OTHER AGENTS MAY DISCLOSE,  IMMEDIATELY UPON COMMENCEMENT
OF  DISCUSSIONS,  TO ANY AND ALL PERSONS THE TAX TREATMENT  AND TAX  STRUCTURE OF THE  CERTIFICATES  AND THE REMICS,  THE  TRANSACTIONS
DESCRIBED  HEREIN AND ALL MATERIALS OF ANY KIND  (INCLUDING  OPINIONS OR OTHER TAX ANALYSES)  THAT ARE PROVIDED TO ANY OF THEM RELATING
TO SUCH TAX TREATMENT AND TAX STRUCTURE.

                                                         TRANSACTION STRUCTURE

                                                             RISK FACTORS

         You are  encouraged  to  carefully  consider  the  following  risk  factors in  connection  with the  purchase  of the offered certificates:

         Your Yield on the Certificates Will be Subject to any Negative Amortization on the Related Mortgage Loans.

         All of the mortgage loans in the trust fund are negative  amortization loans.  Generally,  after the initial fixed rate period following  origination (as set forth in the related mortgage note), the interest rates on the negative  amortization  loans included in the trust will typically adjust either monthly or semi-annually,  as applicable,  but their monthly payments and amortization schedules adjust  annually.  In  addition,  in most  circumstances,  the amount by which a monthly  payment may be adjusted on an annual  payment adjustment  date may be limited and may not be sufficient to amortize  fully the unpaid  principal  balance of a mortgage loan over its remaining  term to  maturity.  The  initial  interest  rates on most of the  mortgage  loans  are  lower  than  the sum of the  indices applicable  at  origination  and the  related  margins.  During a period  of  rising  interest  rates,  as well as prior to the  annual adjustment to the monthly  payment made by the mortgagor,  the amount of interest  accruing on the principal  balance of these mortgage loans may exceed the amount of the minimum monthly payment.  As a result,  a portion of the accrued  interest on negatively  amortizing loans may become  deferred  interest  which will be added to their  principal  balances and will also bear  interest at the  applicable interest  rates.  The amount of any  deferred  interest  accrued  on a mortgage  loan  during a due  period  will  reduce the amount of interest available to be distributed on the related certificates on the related distribution date.

         If the interest rates on the mortgage loans  decrease prior to an adjustment in the monthly  payment,  a larger portion of the monthly  payment  will be  applied  to the unpaid  principal  balance of the  mortgage  loan,  which may cause the  related  classes of certificates  to amortize more quickly.  Conversely,  if the interest  rates on the mortgage  loans  increase prior to an adjustment in the monthly  payment,  a smaller portion of the monthly payment will be applied to the unpaid  principal  balance of the mortgage loan, which may cause the related classes of certificates to amortize more slowly.

         With respect to the Bear Option ARM loans,  on the fifth  payment  adjustment  date of a mortgage loan and every fifth payment adjustment date  thereafter and the last payment  adjustment  date prior to the mortgage  loan's  maturity,  the monthly payment due on such mortgage loan will be reset without  regard to the related  periodic  payment cap or, if the unpaid  principal  balance  equals or exceeds a percentage of 110% or 115% (as applicable) of the original  principal balance due to deferred  interest,  the monthly payment due on that mortgage loan will be reset without  regard to the related  periodic  payment cap, in each case in order to provide for the outstanding  balance of the  mortgage  loan to be paid in full at its  maturity  by the  payment of equal  monthly  installments.  With respect to the 5 Yr. Secure Option ARM loans and the 7 Yr. Secure Option ARM loans,  the initial  minimum monthly payment is calculated on the basis of the  original  loan amount and an interest  rate below the original  interest  rate of generally up to 3%. On the fifth payment  adjustment  date (with respect to the 5 Yr. Secure Option ARM loans) or the seventh  payment  adjustment date (with respect to the 7 Yr. Secure Option ARM loans),  or if the unpaid principal  balance equals or exceeds a percentage of 110% or 115% (as applicable)
of the original  principal  balance due to deferred  interest,  the monthly  payment due on that  mortgage  loan will be reset  without regard to the related  periodic  payment cap, to an interest only payment in an amount equal to the full amount of accrued  interest on the mortgage loan  calculated  based on the  outstanding  principal  balance of the mortgage loan and the interest rate then in effect.
These  adjustment  features are likely to  substantially  increase the monthly  payment due from borrowers and are likely to affect the rate at which  principal on these  mortgage  loans is paid and may create a greater risk of default if the  borrowers are unable to pay the monthly  payments on the related  increased  principal  balances.  It is expected that if a borrower paid only the minimum  monthly payment  due under the  mortgage  loan,  such  mortgage  loan  would  reach the  applicable  negative  amortization  percentage  within approximately four years of  origination.

         The amount of  deferred  interest,  if any,  with  respect to the  mortgage  loans for a given month will reduce the amount of interest  collected on these mortgage loans and available to be  distributed  as a distribution  of interest to the related  classes of certificates.  The resulting  reduction in interest  collections on the mortgage loans will be offset, in part or in whole, by applying all payments of principal  received on the mortgage loans in the related loan group to interest  distributions  on the related  classes of  certificates.  For any  distribution  date,  the net  deferred  interest on the  mortgage  loans will be allocated to each class of certificates  as set forth in the Term  Sheet.  The  amount  of the  reduction  of  accrued  interest  distributable  to each  class of certificates  attributable to net deferred  interest will be added to the current  principal  amount of that class.  Only the amount by which the payments of principal  received on the mortgage  loans exceed the amount of deferred  interest on the mortgage  loans will be distributed  as  principal  to the related  classes of  certificates.  The  increase in the class  certificate  balance of any class of certificates  and the slower  reduction in the class  certificate  balances due to the use of all  principal  collected on the mortgage loans to offset  the  deferred  interest  will have the  effect of  increasing  the  weighted  average  lives of the  certificates  and increasing  your exposure to realized  losses on the related  mortgage  loans.  We cannot predict the extent to which  mortgagors  will prepay their  mortgage loans and therefore  cannot predict the extent of the effect of the allocation of net deferred  interest on your certificates.

         In addition,  as the  principal  balance of a mortgage  loan subject to negative  amortization  will increase by the amount of deferred interest allocated to such loan, the increasing  principal balance of a negative  amortization loan may approach or exceed the value of the related  mortgaged  property,  thus  increasing the  likelihood of defaults as well as the amount of any loss  experienced with respect to any such negative  amortization  that is required to be  liquidated.  Furthermore,  each mortgage loan provides for the payment of any remaining  unamortized  principal  balance thereto (due to the addition of deferred  interest,  if any, to the principal balance of the  mortgage  loan) in a single  payment at the  maturity of such  mortgage  loan.  Because the related  mortgagors  may be required to make a larger single payment upon  maturity,  it is possible that the default risk  associated  with mortgage loans subject to negative amortization is greater than associated with fully amortizing mortgage loans.

         Some of the Mortgage Loans Have a Limited Performance History.

         The 5 Yr.  Secure  Option  ARM loans  included  in loan  group II and loan  group III and the 7 Yr.  Secure  Option  ARM loans included in loan group II are  relatively  new products in the mortgage  marketplace.  The  performance  of these mortgage loans may be significantly  different than mortgage loans that fully amortize or have other negative  amortization  features that are more common to the mortgage  marketplace.  In  particular,  the depositor  has only a limited  performance  history for mortgage  loans of such types, including with respect to losses,  delinquencies or prepayments.  If the performance of these mortgage loans is substantially  worse or different  than assumed by an investor,  there may be delays in payment and  increased  losses on the mortgage  loans.  Such delays and losses on the mortgage loans could affect the rate and timing of payments on the certificates.

         The Offered  Certificates Will Have Limited  Liquidity,  So You May Be Unable to Sell Your Securities or May Be Forced to Sell
Them at a Discount from Their Fair Market Value.

         The  underwriter  intends  to make a  secondary  market in the  offered  certificates,  however  the  underwriter  will not be obligated  to do so.  There can be no  assurance  that a secondary  market for the  offered  certificates  will  develop or, if it does develop,  that it will provide holders of the offered  certificates  with liquidity of investment or that it will continue for the life of the offered  certificates.  As a result, any resale prices that may be available for any offered  certificate in any market that may develop may be at a discount from the initial  offering price or the fair market value thereof.  The offered  certificates  will not be listed on any securities exchange.

         Credit  Enhancement  Is Limited;  The  Failure of Credit  Enhancement  to Cover  Losses on the Trust Fund Assets May Result in
Losses Allocated to the Offered Certificates.

         The  subordination of the subordinate  certificates to the senior  certificates as described herein is intended to enhance the likelihood  that holders of the senior  certificates  and, to a more limited  extent,  the holders of the related  offered  subordinate certificates,  will receive regular payments of interest and principal and to provide the holders of the senior  certificates and, to a more limited extent,  the holders of the offered  subordinate  certificates  with a higher payment  priority,  with protection  against losses realized when the remaining  unpaid principal  balance on a related mortgage loan exceeds the amount of proceeds  recovered upon the liquidation of that mortgage loan. In general,  this loss  protection is  accomplished  by allocating the principal  portion of any realized losses, to the extent not covered by excess spread or any  overcollateralization,  among the related  certificates,  beginning with the subordinate  certificates with the lowest payment  priority,  until the current principal amount of that subordinate class has been  reduced to zero.  The  principal  portion of realized  losses are then  allocated  to the next most junior  class of  subordinate certificates,  until the current  principal  amount of each class of  subordinate  certificates  is reduced to zero. If no  subordinate certificates  remain  outstanding,  the principal portion of realized losses on a mortgage loan will be allocated to the related senior certificates  in the order of priority  described  in the Term Sheet until the current  principal  amount  thereof has been  reduced to zero. Accordingly,  if the aggregate current principal amount of the non-offered  subordinate  certificates were to be reduced to zero, delinquencies  and defaults on the mortgage loans would reduce the amount of funds available for monthly  distributions  to the holders of the offered  subordinate  certificates and, if the aggregate current principal amount of the offered  subordinate  certificates were to be reduced to zero,  delinquencies  and  defaults on the  mortgage  loans  would  reduce the amount of funds  available  for monthly distributions to the holders of the senior certificates.

         Certain classes of certificates  may be insured by a certificate  insurance policy issued by a certificate  insurer.  Only the insured  certificates  will be  entitled  to any  benefits  of the related  policy.  In the  absence of payment  under the  certificate insurance  policy,  the  holders of the related  class of  certificates  will  directly  bear the credit  risks  associated  with their certificates.

         The ratings of the offered  certificates by the rating  agencies may be lowered  following the initial  issuance  thereof as a result of losses on the mortgage  loans in the related loan group in excess of the levels  contemplated  by the rating  agencies at the time of their initial rating  analysis.  None of the depositor,  the sponsor,  the trustee or any of their  respective  affiliates will have any  obligation  to replace or  supplement  any credit  enhancement,  or to take any other  action to maintain  the ratings of the offered certificates.  See "Description of Credit Enhancement—Reduction or Substitution of Credit Enhancement" in the prospectus.

         The Rate and Timing of Principal Distributions on the Offered Certificates Will Be Affected by Prepayment Speeds.

          The rate and timing of distributions  allocable to principal on the offered certificates will depend, in general, on the rate and timing of principal payments  (including  prepayments and collections upon defaults,  liquidations and repurchases) on the mortgage loans in the related  loan group and the  allocation  thereof to pay  principal  on these  certificates  as provided in this term sheet supplement.  As is the case with mortgage  pass-through  certificates  generally,  the offered  certificates are subject to substantial inherent cash-flow  uncertainties  because the mortgage loans may be prepaid at any time.  However,  certain mortgage loans provide for payment by the mortgagor of a prepayment  charge in  connection  with some  prepayments,  which may act as a deterrent to prepayment of the mortgage loan during the applicable period.  For a detailed  description of the standards under which the prepayment charges may be waived by the applicable  servicer,  see "The Mortgage Pool - Prepayment  Charges on the Mortgage Loans" in this term sheet supplement.
There can be no assurance that the prepayment charges will have any effect on the prepayment performance of the mortgage loans.

         Generally,  when prevailing  interest rates increase,  prepayment rates on mortgage loans tend to decrease.  A decrease in the prepayment  rates on the mortgage  loans will result in a reduced rate of return of principal to investors in the offered  certificates at a time when reinvestment at higher prevailing rates would be desirable.

         Conversely,  when prevailing interest rates decline,  prepayment rates on mortgage loans tend to increase.  An increase in the prepayment  rates on the mortgage loans will result in a greater rate of return of principal to investors in the offered  certificates, at a time when reinvestment at comparable yields may not be possible.

         Unless  the  current  principal  amounts of the group I senior  certificates  and the group II senior  certificates  have been reduced to zero, the related  subordinate  certificates  generally will not be entitled to any principal  distributions  until at least three years  following  the closing date or during any period in which  delinquencies  or losses on the related  mortgage  loans exceed certain  levels.  This will  accelerate the  amortization  of the applicable  senior  certificates  as a whole while, in the absence of losses in respect of the mortgage loans in the related loan group,  increasing the percentage  interest in the principal balance of the mortgage loans that the related subordinate certificates evidence.

         Generally,  on each  distribution  date  during the first  seven  years  after the  closing  date,  the  entire  amount of any prepayments  and certain other  unscheduled  recoveries of principal  with respect to the group III mortgage loans will be allocated to the  related  senior  certificates,  with such  allocation  to be subject to further  reduction  over an  additional  four year  period thereafter,  as  described  in this term  sheet  supplement,  unless  the  amount of  subordination  provided  to the group III  senior certificates  by the group III  subordinate  certificates  is twice  the  amount as that of the  cut-off  date,  and  certain  loss and delinquency  tests are satisfied.  This will accelerate the amortization of the group III senior  certificates as a whole while, in the absence of losses in respect of the group III mortgage  loans,  increasing  the  percentage  interest in the  principal  balance of the mortgage loans that the group III subordinate certificates evidence.

         For  further  information  regarding  the  effect of  principal  prepayments  on the  weighted  average  lives of the  offered certificates,  see "Yield on the  Certificates"  in this term sheet  supplement,  including  the tables  entitled  "Percent  of Initial
Principal Amount Outstanding at the Following CPR Percentage" in this term sheet supplement.

         Developments  in  Specified  Regions  Could  Have  a  Disproportionate  Effect  on the  Mortgage  Loans  due  to  Geographical
Concentrations of Mortgaged Properties.

         Some of the  mortgage  loans may be  concentrated  in certain  geographical  regions.  Property  in those  regions may be more susceptible  than  properties  located in other parts of the country to certain  types of  uninsurable  hazards,  such as  earthquakes, floods, mudslides and other natural disasters.  In addition:

         o        economic  conditions in a specific  region with a significant  concentration  of properties  underlying  the mortgage loans (which may or may not affect real property  values) may affect the ability of borrowers to repay their loans on time;

         o        declines in a region's  residential  real estate market may reduce the values of  properties  located in that region, which would result in an increase in the loan-to-value ratios; and

         o        any increase in the market value of properties  located in a particular region would reduce the loan-to-value  ratios and could,  therefore,  make  alternative  sources of financing  available to the borrowers at lower interest  rates, which could result in an increased rate of prepayment of the mortgage loans.

         Any risks  associated  with mortgage loan  concentration  may affect the yield to maturity of the offered  certificates to the extent losses caused by these risks are not covered by subordination provided by the subordinate certificates.

         Recent Developments in the Residential Mortgage Market May Adversely Affect the Market Value of Your Securities.

         Recently,  the  residential  mortgage  market in the United  States has  experienced  a variety of  difficulties  and  changed economic  conditions  that may adversely  affect the  performance and market value of your  securities.  Delinquencies  and losses with respect to residential  mortgage loans  generally have increased in recent months,  and may continue to increase,  particularly  in the subprime  sector.  In  addition,  in recent  months  housing  prices and  appraisal  values in many  states  have  declined  or stopped appreciating,  after extended periods of significant  appreciation.  A continued decline or an extended  flattening of those values may result in additional  increases in  delinquencies  and losses on residential  mortgage loans  generally,  particularly  with respect to second homes and investor  properties and with respect to any residential  mortgage loans whose  aggregate loan amounts  (including any subordinate liens) are close to or greater than the related property values.

         Another factor that may in the future  contribute to higher  delinquency  rates is the potential  increase in monthly payments on adjustable rate mortgage loans.  Borrowers with adjustable  payment  mortgage loans may be exposed to increased  monthly payments if the related  mortgage  interest rate adjusts upward from the initial fixed rate or a low  introductory  rate, as applicable,  in effect during the initial period of the mortgage loan to the rate computed in accordance with the applicable  index and margin.  This increase in borrowers'  monthly payments,  together with any increase in prevailing market interest rates,  after the initial fixed rate period, may result in significantly increased monthly payments for borrowers with adjustable rate mortgage loans.

         Investors  should note that on March 28, 2007, a stipulated  preliminary  injunction was issued by an Ohio state court against
New Century  Mortgage  Corp.  with respect to mortgage  loans  originated by New Century in Ohio.  The  injunction was agreed to by New
Century and the Attorney General of the State of Ohio. Among other items,  the court instituted  certain  limitations on foreclosure by
New Century with respect to Ohio mortgage loans,  including a requirement to attempt to enter into loss mitigation  measures and to not commence  foreclosure  for at least 180 days  following  delinquency.  Any  proposed  foreclosure  is subject to a 30 day prior  review period  by the  state.  The  injunction  does not  apply to any of the  mortgage  loans  included  in the  trust.  However,  borrowers, regulators and other  governmental  authorities  may seek to obtain similar  injunctions or relief,  or other adverse action  including requirements  to provide loan  modifications,  against other parties which may affect the mortgage loans included in the trust. If this occurs,  delinquencies  and losses may be higher than would  otherwise  be the case and amounts  received  with respect to the mortgage loans could be reduced.

         Various  federal,  state and local  regulatory  authorities  have taken or proposed actions that could hinder the ability of a servicer to foreclose  promptly on defaulted  mortgage  loans.  Any such actions may adversely  affect the performance of the loans and the yield on and value of the securities.

         You should consider that the general market  conditions  discussed above may adversely affect the performance and market value of your securities.

         A Transfer of Servicing May Result in an Increased Risk of Delinquency and Loss on the Mortgage Loans.

         It is  expected  that the  primary  servicing  for a portion of the  mortgage  loans will be  transferred  to EMC prior to the closing date.  However,  the servicer will be obligated to service the mortgage  loans as of the closing date.  Any servicing  transfer will involve notifying  mortgagors to remit payments to a new servicer,  transferring  physical possession of loan files and records to the new servicer and entering loan and mortgagor  data on the management  information  systems of the new servicer.  Accordingly,  such transfers could result in misdirected notices,  misapplied  payments,  data input problems and other problems.  In addition,  investors should note that when the servicing of mortgage loans is transferred,  there is generally an increase in delinquencies  associated with such transfer.  Such increase in delinquencies and problems incurred with the transfer to the new servicer may result in losses,  which,  to the extent they are not  absorbed by credit  enhancement,  will cause  losses or  shortfalls  to be incurred by the holders of the offered  certificates.  In addition,  any higher default rate resulting from such transfer may result in an acceleration of prepayments on those mortgage loans.

         The  Underwriting  Standards  of Some of the Mortgage  Loans Do Not Conform to the  Standards of Fannie Mae or Freddie Mac and
May Increase the Risk of Payment Application Errors.

         Some of the  mortgage  loans were  underwritten  generally in  accordance  with  underwriting  standards  which are  primarily intended to provide for single family  "non-conforming"  mortgage loans. A  "non-conforming"  mortgage loan means a mortgage loan which is  ineligible  for  purchase  by  Fannie  Mae or  Freddie  Mac due to  either  credit  characteristics  of the  related  mortgagor  or documentation  standards in connection with the  underwriting  of the related  mortgage loan that do not meet the Fannie Mae or Freddie
Mac underwriting  guidelines for "A" credit mortgagors.  These credit  characteristics  include mortgagors whose  creditworthiness  and repayment  ability do not satisfy  such Fannie Mae or Freddie  Mac  underwriting  guidelines  and  mortgagors  who may have a record of credit  write-offs,  outstanding  judgments,  prior  bankruptcies and other credit items that do not satisfy such Fannie Mae or Freddie
Mac  underwriting  guidelines.  These  documentation  standards  may include  mortgagors  who provide  limited or no  documentation  in connection  with the  underwriting  of the related  mortgage loan.  Accordingly,  mortgage loans  underwritten  under the  originator's non-conforming credit underwriting  standards are likely to experience rates of delinquency,  foreclosure and loss that are higher, and may be substantially  higher, than mortgage loans originated in accordance with the Fannie Mae or Freddie Mac underwriting  guidelines.
Any  resulting  losses,  to the extent not covered by credit  enhancement,  may affect the yield to  maturity  of the  related  offered certificates.

         Book-Entry Securities May Delay Receipt of Payment and Reports.

         If the trust fund issues  certificates in book-entry  form,  certificateholders  may experience  delays in receipt of payments and/or  reports  since  payments and reports will  initially be made to the  book-entry  depository  or its nominee.  In addition,  the issuance of certificates  in book-entry  form may reduce the liquidity of certificates so issued in the secondary  trading market since some investors may be unwilling to purchase certificates for which they cannot receive physical certificates.

         The Yield to Maturity on the Offered Certificates Will Depend on a Variety of Factors.

         The yield to maturity on the offered certificates will depend, in general, on:

         o        the applicable purchase price; and

         o        the rate and timing of principal  payments  (including  prepayments,  collections  upon  defaults,  liquidations  and repurchases  and the allocation of deferred  interest) on the related  mortgage  loans and the allocation  thereof to reduce or increase the current principal amount of the offered certificates, as well as other factors.

         The yield to  investors  on the  offered  certificates  will be  adversely  affected  by any  allocation  thereto of  interest shortfalls on the mortgage loans.

         In general,  if the offered  certificates are purchased at a premium and principal  distributions  occur at a rate faster than anticipated at the time of purchase,  the investor's  actual yield to maturity will be lower than that assumed at the time of purchase.
Conversely,  if the offered  certificates  are  purchased at a discount and  principal  distributions  occur at a rate slower than that anticipated at the time of purchase, the investor's actual yield to maturity will be lower than that originally assumed.

         The rate and timing of distributions  allocable to principal on the offered  certificates will depend, in general, on the rate and timing of principal payments  (including  prepayments,  collections upon defaults,  liquidations and repurchases and the allocation of deferred  interest) on the mortgage loans and the allocation  thereof to pay principal on these  certificates as provided herein. As is the case with mortgage pass-through  certificates generally,  the offered certificates are subject to substantial inherent cash-flow uncertainties  because  the  mortgage  loans may be  prepaid  at any time.  However,  with  respect to some of the  mortgage  loans,  a prepayment  within four months to three years of its origination may subject the related  mortgagor to a prepayment  charge,  which may act as a deterrent to  prepayment  of the mortgage  loan during the  applicable  period.  However,  under  certain  circumstances,  the prepayment  charge may be waived by the servicer.  There can be no assurance  that any  prepayment  charges will have any effect on the prepayment performance of the mortgage loans. See "Description of the Mortgage Loans" herein.

         The sponsor  may,  from time to time,  implement  programs  designed to  encourage  refinancing.  These  programs may include, without limitation,  modifications of existing loans,  general or targeted  solicitations,  the offering of pre-approved  applications, reduced origination fees or closing costs or other financial incentives.  Targeted  solicitations may be based on a variety of factors, including the credit of the borrower or the location of the mortgaged property.  In addition,  the sponsor may encourage assumptions of mortgage loans,  including  defaulted  mortgage loans, under which  creditworthy  borrowers assume the outstanding  indebtedness of the mortgage loans which may be removed from the related  mortgage pool. As a result of these  programs,  with respect to the mortgage pool underlying any trust,  the rate of principal  prepayments of the mortgage loans in the mortgage pool may be higher than would otherwise be the case and in some cases,  the average  credit or  collateral  quality of the mortgage  loans  remaining in the mortgage  pool may decline.

         Generally,  when prevailing  interest rates increase,  prepayment rates on mortgage loans tend to decrease.  A decrease in the prepayment  rates on the mortgage  loans will result in a reduced rate of return of principal to investors in the offered  certificates at a time when reinvestment at higher prevailing rates would be desirable.

         Conversely,  when prevailing interest rates decline,  prepayment rates on mortgage loans tend to increase.  An increase in the prepayment  rates on the mortgage  loans will result in a greater rate of return of principal to investors in the offered  certificates at time when reinvestment at comparable yields may not be possible.

         Unless  the  current  principal  amounts  of the group  III  senior  certificates  have been  reduced  to zero,  the group III subordinate  certificates  generally  will not be entitled to any  principal  distributions  until at least three years  following  the closing date or during any period in which  delinquencies  or losses on the mortgage loans exceed certain levels.  This will accelerate the  amortization  of the group III senior  certificates as a whole while, in the absence of losses in respect of the mortgage loans in the related loan group,  increasing the percentage  interest in the principal  balance of the mortgage loans the group III  subordinate certificates evidence.

         During at least the first three years after the closing date,  the entire amount of payments of principal  with respect to the group I mortgage loans and group II mortgage loans will be allocated to the related senior  certificates,  as described herein,  unless the current  principal amount of the senior  certificates has been reduced to zero. This will accelerate the amortization of the senior certificates in each  certificate  group as a whole while,  in the absence of losses in respect of the mortgage  loans,  increasing the percentage interest in the principal balance of the mortgage loans the subordinate certificates evidence.

         In addition,  generally,  on each  distribution date during the first seven years after the closing date, the entire amount of any  prepayments and certain other  unscheduled  recoveries of principal with respect to the group III mortgage loans will be allocated to the group III senior  certificates,  with such  allocation to be subject to further  reduction over an additional  four-year  period thereafter,  as  described  in this term  sheet  supplement,  unless  the  amount of  subordination  provided  to the group III  senior certificates  by the group III  subordinate  certificates  is twice the amount as of the cut-off date and certain loss and  delinquency tests are satisfied.  This will  accelerate the  amortization of the group III mortgage  loans,  increasing the percentage  interest in the principal balance of the group III mortgage loans that the related subordinate certificates evidence.

         For  further  information  regarding  the  effect of  principal  prepayments  on the  weighted  average  lives of the  offered certificates,  see "Yield and Prepayment  Considerations"  herein,  including the tables entitled  "Percent of Initial Principal Amount
Outstanding" in this term sheet supplement.

         The Subordinate Certificates Have a Greater Risk of Loss than the Senior Certificates.

         When certain classes of  certificates  provide credit  enhancement for other classes of certificates it is sometimes  referred to as  "subordination."  For  purposes  of this term sheet  supplement,  subordination  with  respect to the  offered  certificates  or
"subordinated classes" generally means:

         o        with respect to the Class A certificates in a loan group:  the Class M certificates  and Class B certificates in such loan group and any overcollateralization in such loan group;

         o        with respect to the Class M certificates  in a loan group:  each class,  if any, of Class M certificates in such loan group with a higher  numerical  designation,  the Class B  certificates  and any  overcollateralization  in such loan group; and

         o        with respect to the Class B certificates  in a loan group:  each class,  if any, of Class B certificates in such loan group with a higher numerical designation and any overcollateralization in such loan group.

         Credit  enhancement  for the  senior  certificates  will be  provided,  first,  by the  right  of the  holders  of the  senior certificates  to receive certain  payments of interest and principal  prior to the related  subordinated  classes and,  second,  by the allocation of realized losses to the related subordinated  classes before allocation to the related senior  certificates.  This form of credit  enhancement uses collections on the mortgage loans otherwise payable to the holders of the related  subordinate  classes to pay amounts due on the more senior classes.  Such collections are the sole source of funds from which such credit  enhancement is provided.
Realized  losses in excess of any available  excess spread and any current  overcollateralization  in a loan group are allocated to the related subordinate certificates,  beginning with the Class B certificates with the highest numerical designation,  until the principal amount of that class has been reduced to zero.  Accordingly,  if the aggregate  current  principal amount of a subordinated  class were to be reduced to zero,  delinquencies  and  defaults on the  mortgage  loans  would  reduce the amount of funds  available  for monthly distributions  to holders of the  remaining  subordinated  class or classes of  certificates  and, if the aggregate  current  principal amount of all the  subordinated  classes were to be reduced to zero,  delinquencies  and defaults on the mortgage  loans in the related loan group  would  reduce the amount of funds  available  for monthly  distributions  to holders of the  related  senior  certificates.
Realized  losses on the senior  certificates in each loan group will be further  allocated among such  certificates as set forth in the
Term Sheet.  You should fully consider the risks of investing in a subordinate  certificate,  including the risk that you may not fully recover your initial investment as a result of realized losses. See "Description of the Certificates" herein.

         The  weighted  average  lives of, and the yields to maturity on, the Class M  certificates  and Class B  certificates  will be progressively more sensitive  sequentially,  starting with the Class B certificates with the highest numerical designation and then the
Class M certificates with the highest numerical  designation,  to the rate and timing of mortgagor defaults and the severity of ensuing losses on the related  mortgage  loans.  If the actual rate and severity of losses on the related  mortgage  loans is higher than those assumed  by an  investor  in such  certificates,  the  actual  yield to  maturity  of such  certificates  may be lower  than the  yield anticipated by such holder based on such assumption.  The timing of losses on the mortgage loans will also affect an investor's  actual yield to  maturity,  even if the rate of defaults and severity of losses over the life of the  mortgage  loans are  consistent  with an investor's  expectations.  In general,  the earlier a loss occurs, the greater the effect on an investor's yield to maturity.  Realized losses on the related  mortgage  loans,  to the extent  they  exceed the amount of  overcollateralization  following  distributions  of principal on the related  distribution  date, will reduce the current principal amounts of the related Class M certificates and Class B certificates  sequentially,  starting with the Class B certificates  with the highest numerical order and then the Class M certificates with the highest numerical order. As a result of such reductions,  less interest will accrue on such class of subordinate  certificates than would otherwise be the case.  Once a realized loss is allocated to a subordinate  certificate,  no interest will be  distributable with  respect  to such  written  down  amount.  However,  the  amount of any  realized  losses  allocated  to the  related  subordinate certificates  may be  reimbursed  to  the  holders  of the  subordinate  certificates  according  to the  priorities  set  forth  under
"Description of the Certificates—Distributions on the Certificates" herein.

         Unless the current  principal amounts of the related senior  certificates  have been reduced to zero, the related  subordinate certificates  will not be entitled to any principal  distributions  until the  distribution  date set forth in the Term Sheet or during any period in which  delinquencies  or losses on the mortgage loans exceed certain levels.  As a result,  the weighted  average life of the related  subordinate  certificates  will be longer than would  otherwise be the case if  distributions  of principal were allocated among  all of the  certificates  at the same  time.  As a result  of the  longer  weighted  average  lives of the  related  subordinate certificates,  the holders of such  certificates  have a greater risk of suffering a loss on their  investments.  Furthermore,  because such  certificates  might not receive any principal if certain  delinquency or loss levels occur, it is possible for such  certificates to receive no principal distributions even if no losses have occurred on the mortgage pool.

         In  addition,  the  multiple  class  structure  of the  subordinate  certificates  causes  the  yield  of such  classes  to be particularly  sensitive to changes in the rates of prepayment of the mortgage loans.  Because  distributions  of principal will be made to the holders of such certificates  according to the priorities  described in the term sheet, the yield to maturity on such classes of certificates  will be sensitive to the rates of prepayment on the mortgage loans  experienced both before and after the commencement of principal  distributions  on such classes.  The yield to maturity on such classes of certificates  will also be extremely  sensitive to losses  due to  defaults  on the  related  mortgage  loans and the  timing  thereof,  to the  extent  such  losses  are not  covered by overcollateralization,  excess spread, or a class of subordinate  certificates with a lower payment priority.  Furthermore,  the timing of receipt of  principal  and interest by the  subordinate  certificates  may be  adversely  affected by losses even if such classes of certificates do not ultimately bear such loss.

         Excess  Spread May be  Inadequate  to Cover Losses on the Group I Mortgage  Loans and Group II Mortgage  Loans and/or to Build
Overcollateralization.

         The mortgage  loans in loan group I and loan group II are expected to generate  more  interest  than is needed to pay interest on the related offered  certificates  because we expect the weighted  average net interest rate on the mortgage loans in each such loan group to be higher than the weighted average pass-through rate on the related  certificates.  If the mortgage loans in loan group I and loan group II generate more interest than is needed to pay interest on the related offered certificates,  any non-offered  certificates entitled to interest payments and trust fund expenses,  such "excess spread" will be used to make additional  principal payments on the offered  certificates in such loan group and any  non-offered  certificates  in such loan group entitled to principal  payments,  which will reduce the total principal  amount of such  certificates  below the aggregate  principal  balance of such mortgage loans,  thereby creating  "overcollateralization."  Overcollateralization  is  intended  to provide  limited  protection  to the holders of the group I certificates  group II certificates by absorbing the certificates'  share of losses from liquidated  mortgage loans in the related loan group.  However,  we cannot assure you that enough excess spread will be generated on such mortgage  loans to establish or maintain the required level of  overcollateralization.  On the closing date, the required  level is of  overcollateralization  is expected to be met with respect to both loan group I and loan group II. If the  protection  afforded by  overcollateralization  is  insufficient,  then an investor could experience a loss on its investment.

         The excess spread available on any distribution date will be affected by the actual amount of interest  received,  advanced or recovered  in respect  of the group I mortgage  loans and group II  mortgage  loans  during the  preceding  month.  Such  amount may be influenced by changes in the weighted  average of the rates on the group I mortgage  loans and group II mortgage  loans  resulting from prepayments, defaults and liquidations of such mortgage loans.

         The overcollateralization  provisions,  whenever overcollateralization is at a level below the required level, are intended to result in an accelerated  rate of principal  distributions  to holders of the classes of offered  certificates in loan group I and loan group II then entitled to  distributions  of principal.  An earlier return of principal to the holders of the offered  certificates  in loan  group I and  loan  group II as a  result  of the  overcollateralization  provisions  will  influence  the  yield on such  offered certificates  in a manner  similar to the manner in which  principal  prepayments on the mortgage loans will influence the yield on the related offered certificates.

         The Applicable Net Rate Cap May Reduce the Yields on the Class A, Class M and the Class B Certificates.

         The  pass-through  rates on the offered  certificates  are each subject to a net rate cap equal to the weighted average of the net mortgage rates on the related  mortgage loans adjusted on an actual/360  basis (as further  adjusted for the applicable  portion of the premium rate with respect to any insured  certificates,  if  applicable)  as  described in the Term Sheet.  If on any  distribution date the  pass-through  rate for a class of Class A,  Class M or Class B  certificates  is  limited to the  related  net rate cap,  the holders of the applicable  certificates  will receive a smaller  amount of interest than they would have received on that  distribution date had the  pass-through  rate for that  class  not  been  calculated  based on the  related  net  rate  cap.  The  holders  of those certificates  will not be  entitled  to  recover  any  resulting  shortfall  in  interest  on that  distribution  date or on any  other distribution  date except to the extent of excess cashflow  available for that purpose or to the extent of available  amounts  received from the cap contracts (if  applicable).  If mortgage loans with relatively  higher  mortgage rates prepay or default,  the related net rate cap would result in lower interest than otherwise would be the case.

         The Group I Offered  Certificates  and the Group II Offered  Certificates  May Not Always Receive  Interest Based on One-Month
LIBOR or One-Year MTA Plus the Related Margin.

         The  offered  certificates  in loan group I and loan group II may not always  receive  interest  at a rate equal to  One-Month
LIBOR or One-Year MTA, as applicable,  plus the related margin.  The pass-through  rates on such certificates are each subject to a net rate cap equal to the  weighted  average of the net  mortgage  rates on the related  mortgage  loans (as  adjusted  for the  applicable portion of the premium rate with respect to any insured  certificates),  as further  described  herein.  If the net rate cap on a class of certificates  in loan group I and loan group II is less than the lesser of (a) One-Month LIBOR or One-Year MTA, as applicable,  plus the related margin and (b) the fixed rate set forth in the term sheet (if any), the interest rate on the related  certificates  will be reduced to the applicable net rate cap. Thus, the yield to investors in such  certificates  will be sensitive both to  fluctuations  in the level of  One-Month  LIBOR and  One-Year  MTA and to the  adverse  effects of the  application  of the  related  net rate cap.  The prepayment  or  default of  mortgage  loans with  relatively  higher net  mortgage  rates,  particularly  during a period of  increased
One-Month  LIBOR or One-Year MTA rates,  may result in the related net rate cap being lower than otherwise would be the case. If on any distribution  date the  application of the related net rate cap results in an interest  payment lower than One-Month  LIBOR or One-Year
MTA plus the related margin on the applicable  class of certificates  during the related  interest  accrual  period,  the value of such class of certificates may be temporarily or permanently reduced.

         The Securities Are Not Suitable Investments for All Investors.

         The  certificates  are  complex  investments  that are not  appropriate  for all  investors.  The  interaction  of the factors described above is difficult to analyze and may change from time to time while the certificates  are  outstanding.  It is impossible to predict with any  certainty  the amount or timing of  distributions  on the  certificates  or the likely return on an investment in any such  securities.  As a result,  only  sophisticated  investors  with the  resources to analyze the  potential  risks and rewards of an investment in the certificates should consider such an investment.

         Statutory and Judicial  Limitations on Foreclosure  Procedures May Delay Recovery in Respect of the Mortgaged Property and, in
Some  Instances,  Limit the Amount that May Be  Recovered by the  Foreclosing  Lender,  Resulting in Losses on the Mortgage  Loans That
Might be Allocated to the Offered Certificates.

         Foreclosure  procedures may vary from state to state.  Two primary  methods of foreclosing a mortgage  instrument are judicial foreclosure,  involving  court  proceedings,  and  non-judicial  foreclosure  pursuant  to a power  of  sale  granted  in the  mortgage instrument.  A  foreclosure  action is  subject  to most of the  delays  and  expenses  of other  lawsuits  if  defenses  are raised or counterclaims are asserted.  Delays may also result from difficulties in locating necessary defendants.  Non-judicial  foreclosures may be subject to delays  resulting  from state laws  mandating  the recording of notice of default and notice of sale and, in some states, notice to any party  having an  interest of record in the real  property,  including  junior  lienholders.  Some  states  have  adopted
"anti-deficiency"  statutes  that limit the  ability of a lender to collect the full  amount  owed on a loan if the  property  sells at foreclosure  for less than the full amount owed.  In addition,  United  States  courts have  traditionally  imposed  general  equitable principles to limit the remedies  available to lenders in foreclosure  actions that are perceived by the court as harsh or unfair.  The effect of these statutes and judicial principles may be to delay and/or reduce distributions in respect of the offered certificates.

         The Value of the Mortgage Loans May Be Affected By, Among Other Things,  a Decline in Real Estate Values,  Which May Result in
Losses on the Offered Certificates.

         No assurance  can be given that values of the mortgaged  properties  have remained or will remain at their levels on the dates of origination of the related  mortgage loans. If the residential  real estate market should  experience an overall decline in property values so that the  outstanding  balances of the mortgage  loans,  and any  secondary  financing on the  mortgaged  properties,  in the mortgage pool become equal to or greater than the value of the mortgaged  properties,  the actual rates of delinquencies,  foreclosures and losses could be higher than those now generally  experienced in the mortgage lending industry.  In some areas of the United States, real estate values have risen at a greater rate in recent years than in the past. In  particular,  mortgage  loans with high  principal balances or high  loan-to-value  ratios will be affected by any decline in real estate  values.  Real estate  values in any area of the country may be affected by several factors,  including population trends,  mortgage interest rates, and the economic well-being of that area.  Any  decrease  in the value of the  mortgage  loans may  result in the  allocation  of losses  which are not  covered  by credit enhancement to the offered certificates.

         The Ratings on the Offered  Certificates  are Not a  Recommendation  to Buy,  Sell or Hold the  Offered  Certificates  and are
Subject to Withdrawal at any Time, Which May Affect the Liquidity or the Market Value of the Offered Certificates.

         It is expected that as a condition to the issuance of the offered  certificates  that each class of offered  certificates will have the  ratings in the  categories  set forth in the term  sheet.  A security  rating is not a  recommendation  to buy,  sell or hold securities  and may be subject to revision or  withdrawal  at any time.  No person is  obligated  to maintain the rating on any offered certificate, and, accordingly, there can be no assurance that the ratings assigned to any offered  certificate on the date on which the offered  certificates are initially issued will not be lowered or withdrawn by a rating  agency at any time  thereafter.  In the event any rating is revised or  withdrawn,  the  liquidity or the market value of the related offered certificates may be adversely affected.

         The  Mortgage  Loans May Have  Limited  Recourse to the  Related  Borrower,  Which May Result in Losses with  Respect to These
Mortgage Loans.

         Some or all of the mortgage  loans  included in the trust fund will be  non-recourse  loans or loans for which recourse may be restricted or  unenforceable.  As to those mortgage loans,  recourse in the event of mortgagor  default will be limited to the specific real property and other assets,  if any, that were pledged to secure the mortgage  loan.  However,  even with respect to those mortgage loans that provide for recourse  against the mortgagor and its assets  generally,  there can be no assurance  that  enforcement  of the recourse  provisions will be practicable,  or that the other assets of the mortgagor will be sufficient to permit a recovery in respect of a defaulted mortgage loan in excess of the liquidation value of the related mortgaged  property.  Any risks associated with mortgage loans with no or limited  recourse may affect the yield to maturity of the offered  certificates  to the extent  losses caused by these risks which are not covered by credit enhancement are allocated to the offered certificates.

         The Mortgage Loans May Have Environmental Risks, Which May Result in Increased Losses with Respect to These Mortgage Loans.

         To the extent that the servicer or the trustee (in its capacity as successor  servicer) for a mortgage loan acquires  title to any related  mortgaged  property on behalf of the trust,  which is  contaminated  with or affected  by  hazardous  wastes or  hazardous substances,  these  mortgage  loans may incur  additional  losses.  To the extent  these  environmental  risks  result in losses on the mortgage loans, the yield to maturity of the offered certificates, to the extent not covered by credit enhancement, may be affected.

         Violation of Various Federal, State and Local Laws May Result in Losses on the Mortgage Loans.

         Applicable  state and local laws generally  regulate  interest  rates and other  charges,  require  specific  disclosure,  and require licensing of the originator.  In addition,  other state and local laws, public policy and general principles of equity relating to the protection of consumers,  unfair and deceptive practices and debt collection  practices may apply to the origination,  servicing and collection of the mortgage loans.  The mortgage loans are also subject to various federal laws.

         Depending on the  provisions of the  applicable law and the specific  facts and  circumstances  involved,  violations of these federal or state  laws,  policies  and  principles  may limit the ability of the trust to collect  all or part of the  principal  of or interest on the mortgage loans,  may entitle the borrower to a refund of amounts  previously  paid and, in addition,  could subject the trust to damages and administrative enforcement. See "Legal Aspects of  Mortgage Loans" in the prospectus.

         Under the  anti-predatory  lending laws of some  states,  the  borrower is required to meet a net  tangible  benefits  test in connection  with the  origination of the related  mortgage loan. This test may be highly  subjective and open to  interpretation.  As a result,  a court may determine  that a mortgage loan does not meet the test even if the  originator  reasonably  believed that the test was satisfied at the time of origination.  Any  determination by a court that the mortgage loan does not meet the test will result in a violation of the state  anti-predatory  lending law, in which case the sponsor will be required to purchase that mortgage loan from the trust.

         On the closing  date,  the sponsor will  represent  that each  mortgage  loan at the time it was made complied in all material respects with all applicable laws and regulations,  including,  without  limitation,  usury, equal credit  opportunity,  disclosure and recording  laws and all predatory  lending laws; and each mortgage loan has been serviced in all material  respects in accordance  with all applicable laws and regulations,  including,  without limitation,  usury, equal credit  opportunity,  disclosure and recording laws and all predatory  lending laws and the terms of the related  mortgage note, the mortgage and other loan  documents.  In the event of a breach of this  representation,  the sponsor will be obligated to cure the breach or repurchase  or replace the affected  mortgage loan in the manner described in the prospectus.

         The Return on the Offered  Certificates  Could be Reduced by Shortfalls Due to The  Application of the  Servicemembers'  Civil
Relief Act and Similar State Laws.

         The  Servicemembers'  Civil Relief Act or the Relief Act and similar  state or local laws  provide  relief to  mortgagors  who enter active military  service and to mortgagors in reserve status who are called to active  military  service after the origination of their mortgage  loans.  The military  operations by the United States in Iraq and  Afghanistan  has caused an increase in the number of citizens in active  military  duty,  including  those  citizens  previously in reserve  status.  Under the Relief Act the interest rate applicable  to a  mortgage  loan for which  the  related  mortgagor  is called to active  military  service  will be  reduced  from the percentage  stated in the related mortgage note to 6.00%.  This interest rate reduction and any reduction  provided under similar state or local laws will  result in an  interest  shortfall  because the  servicer  will not be able to collect the amount of interest  which otherwise would be payable with respect to such mortgage loan if the Relief Act or similar state law was not applicable  thereto.  This shortfall  will not be paid by the  mortgagor on future due dates or advanced by the servicer  and,  therefore,  will reduce the amount available to pay interest to the  certificateholders  on subsequent  distribution  dates. We do not know how many mortgage loans in the mortgage  pool have been or may be affected by the  application  of the Relief Act or similar  state law. In  addition,  the Relief Act imposes  limitations  that would  impair the  ability of the  servicer  to  foreclose  on an  affected  single  family  loan during the mortgagor's period of active duty status, and, under some circumstances,  during an additional three month period thereafter.  Thus, in the event that the Relief Act or similar  legislation  or regulations  applies to any mortgage loan which goes into default,  there may be delays in payment and losses on the certificates in connection  therewith.  Any other interest shortfalls,  deferrals or forgiveness of payments on the mortgage  loans  resulting from similar  legislation  or  regulations  may result in delays in payments or losses to holders  of the  offered  certificates.  The  certificate  insurance  policy  will not cover any  interest  shortfalls  on the  insured certificates as a result of the application of the Relief Act or similar state laws.

                                                   DESCRIPTION OF THE MORTGAGE LOANS

General

         The related Term Sheet will include  information  with  respect to the mortgage  loans  expected to be included in the pool of mortgage  loans in the trust fund.  Prior to the Closing Date,  mortgage loans may be removed from the mortgage pool and other mortgage loans may be substituted  for the removed  mortgage  loans.  The depositor  believes that the  information  set forth in the Term Sheet will be  representative  of the  characteristics  of the mortgage pool as it will be constituted at the Closing Date,  although certain characteristics of the mortgage loans in the mortgage pool may vary.

         The mortgage pool will generally consist of first lien,  adjustable-rate  negative amortization mortgage loans secured by one-
to  four-family  residences  and  individual  condominium  units.  The mortgage  pool will be divided into three loan groups.  One loan group will include  mortgage  loans  originated  under the Bear Option ARM program,  the second loan group will include  mortgage loans originated  under the 5 Yr. Secure  Option ARM program and the 7 Yr. Secure Option ARM program (each as described  below) and the third loan group will include mortgage loans originated under the 5 Yr. Secure Option ARM program.

         The mortgage  loans will be selected for  inclusion in the mortgage  pool based on rating  agency  criteria,  compliance  with representations and warranties,  and conformity to criteria relating to the  characterization of securities for tax, ERISA, SMMEA, Form
S-3 eligibility and other legal purposes.

         The mortgage  loans are being  serviced as  described  below under "The  Servicer—EMC".  The  mortgage  loans were  originated generally in accordance with the guidelines described under "Mortgage Loan Origination—Underwriting Guidelines".

         All of the mortgage loans have  scheduled  monthly  payments due on the Due Date.  Each mortgage loan will contain a customary
"due-on-sale" clause.

Bear Option ARM Loans

         The mortgage rates for the Bear Option ARM loans are fixed for the one or three month period  following their  origination and then adjust  monthly.  After the initial  fixed-rate  period,  the interest  rate borne by each Bear Option ARM  mortgage  loan will be adjusted  monthly  based on One-Year  MTA,  referred  to in this term sheet  supplement  as an Index as  described  below,  computed in accordance  with the related  note,  plus (or minus) the related gross margin and  generally  subject to rounding.  The Bear Option ARM mortgage loans generally contain a maximum lifetime mortgage rate and a minimum lifetime mortgage rate.

         Each month,  the mortgagor  will be required to pay a minimum  monthly  payment as provided in the related  mortgage note. The minimum monthly payment will adjust annually on a date specified in the related  mortgage note,  subject to the conditions that (i) the amount of the monthly  payment (with the exception of each fifth payment  adjustment  date or the final payment  adjustment  date) will not  increase or decrease by an amount that is more than 7.50% of the monthly  payment  prior to the  adjustment,  (ii) as of the fifth payment  adjustment date and on the same day every fifth year thereafter and on the last payment  adjustment  date, the monthly payment will be recast  without  regard to the limitation in clause (i) above and (iii) if the unpaid  principal  balance  exceeds a percentage
(either 110% or 115%,  depending on the maximum negative  amortization for that mortgage loan) of the original principal balance due to deferred  interest,  the monthly  payment will be recast  without  regard to the  limitation  in clause (i) to amortize  fully the then unpaid principal balance over its remaining term to maturity.

         In addition to the  minimum  monthly  payment  option,  under the Bear Option ARM  program,  the  mortgagor  is offered  three additional  payment  options to the extent they  result in a larger  payment  than the minimum  monthly  payment.  The payment  options include: (i) the Interest-Only  Payment,  where the mortgagor would pay the full amount of accrued interest on the mortgage loan at the current  interest rate and the principal  balance would not be decreased by any amount,  (ii) the Fully  Amortized  Payment,  where the mortgagor  would make  payments in an amount that would pay  interest  and amortize  fully the then unpaid  principal  balance over its remaining term to maturity in  substantially  equal payments  (assuming the interest rate was not adjusted prior to maturity) and (iii)
the 15 Year  Amortized  Payment,  where the mortgagor  would make payments in an amount that would pay interest and amortize  fully the then unpaid principal balance over a remaining term of fifteen (15) years in substantially  equal payments  (assuming the interest rate was not  adjusted  prior to  maturity).  If a payment  option would not result in an amount  greater than the minimum  payment due, the payment option will not be available to a mortgagor.

5 Yr. Secure Option ARM Loans

         The mortgage rates for the 5 Yr. Secure Option ARM loans are fixed for the five year period  following the  origination of the mortgage  loan and  thereafter  adjust every six (6) months.  After the initial  fixed-rate  period,  the  interest  rate borne by each mortgage loan will be adjusted  semi-annually  based on Six-Month LIBOR or annually based on One-Year  LIBOR,  referred to in this term sheet  supplement  as an Index as described  below,  computed in accordance  with the related  note,  plus (or minus) the related gross margin and generally  subject to rounding and to certain other  limitations.  The 5 Yr. Secure Option ARM loans will generally  contain a maximum mortgage rate cap for the first adjustment date, a periodic interval cap of 1% and a maximum lifetime mortgage rate.

         During the initial five year fixed period,  the mortgagor will be required to pay a minimum monthly payment  calculated on the basis of the original  loan amount and a note rate below the original  note rate of  generally  up to 3%. The minimum  monthly  payment will  adjust at the  earlier  of (i) the end of the  initial  five year fixed  period or (ii) the date upon which the unpaid  principal balance equals or exceeds a percentage  (either 110% or 115%,  depending on the maximum  negative  amortization for that mortgage loan)
of the original  principal balance of the mortgage loan due to deferred  interest.  Upon adjustment,  the required monthly payment will be an interest  only payment in an amount equal to the full amount of accrued  interest of the mortgage  loan  calculated  based on the outstanding  principal  balance of the mortgage  loan and the interest  rate then in effect.  The required  monthly  payment may change once every six months based on the  semi-annual  adjustment of interest or once every twelve  months based on the annual  adjustment of interest.  This  interest-only  period will expire at the end of the tenth  anniversary of the loan, at which time the monthly  payment will be adjusted to pay interest and amortize fully the then unpaid  principal  balance over its remaining  term to maturity  (assuming the interest rate was not adjusted  prior to  maturity).  In addition to the minimum  monthly  payment  option,  under the 5 Yr. Secure
Option ARM program,  during the initial five year fixed  period,  the  mortgagor is offered  three  additional  payment  options to the extent they result in a larger payment than the minimum monthly payment.  The payment options include the  Interest-Only  Payment,  the
Fully  Amortized  Payment and the 15 Year  Amortized  Payment,  as offered  pursuant to the Bear Option ARM  program.  As with the Bear
Option ARM program,  if a payment  option would not result in an amount  greater than the minimum  payment due, the payment option will not be available to a mortgagor.

7 Yr. Secure Option ARM Loans

         The mortgage  rates for the 7 Yr. Secure Option ARM loans are fixed for the seven year period  following  the  origination  of the mortgage loan and thereafter  adjust every six (6) months.  After the initial  fixed-rate  period,  the interest rate borne by each mortgage loan will be adjusted  semi-annually  based on Six-Month LIBOR,  computed in accordance with the related note, plus (or minus)
the related gross margin and generally  subject to rounding and to certain  other  limitations.  The 7 Yr. Secure Option ARM loans will generally  contain a maximum  mortgage rate cap for the first  adjustment  date, a periodic  interval cap of 1% and a maximum  lifetime mortgage rate.

         During the initial seven year fixed period,  the mortgagor  will be required to pay a minimum  monthly  payment  calculated on the basis of the  original  loan  amount and a note rate below the  original  note rate of  generally  up to 3%.  The  minimum  monthly payment  will  adjust at the  earlier of (i) the end of the  initial  seven  year  fixed  period or (ii) the date upon which the unpaid principal  balance  equals or exceeds a  percentage  (either  110% or 115%,  depending on the maximum  negative  amortization  for that mortgage loan) of the original principal balance of the mortgage loan due to deferred interest.  Upon adjustment,  the required monthly payment  will be an interest  only payment in an amount equal to the full amount of accrued  interest of the mortgage  loan  calculated based on the  outstanding  principal  balance of the mortgage loan and the interest rate then in effect.  The required  monthly payment may change once every six months  based on the  semi-annual  adjustment  of interest or once every  twelve  months  based on the annual adjustment  of interest.  This  interest-only  period will expire at the end of the tenth  anniversary  of the loan,  at which time the monthly  payment will be adjusted to pay  interest and amortize  fully the then unpaid  principal  balance over its  remaining  term to maturity  (assuming the interest rate was not adjusted prior to maturity).  In addition to the minimum monthly  payment  option,  under the 7 Yr. Secure Option ARM program,  during the initial seven year fixed  period,  the mortgagor is offered three  additional  payment options  to the  extent  they  result  in a  larger  payment  than the  minimum  monthly  payment.  The  payment  options  include  the
Interest-Only  Payment,  the Fully  Amortized  Payment and the 15 Year Amortized  Payment,  as offered  pursuant to the Bear Option ARM program and the 5 Yr.  Secure  Option ARM loans.  As with the Bear Option ARM program and the 5 Yr.  Secure  Option ARM  program,  if a payment  option  would not result in an amount  greater than the minimum  payment  due,  the payment  option will not be available to a mortgagor.

Billing and Payment Procedures

         The mortgage loans require  monthly  payments to be made no later than either the 1st or 15th day of each month,  with a grace period as specified in the related  mortgage  note.  Each month,  the Servicer  sends monthly  invoices to borrowers  which provide the payment  options  available  to each  borrower.  Borrowers  may elect for monthly  payments to be deducted  automatically  from deposit accounts and may make payments by various means,  including online  transfers,  phone payment although an additional fee may be charged for these payment methods.

Prepayment Charges on the Mortgage Loans

         Some of the mortgage loans provide for payment by the mortgagor of a prepayment  charge in connection  with some  prepayments.
The amount of the prepayment  charge is as provided in the related  mortgage note, and the prepayment  charge will generally  apply if, in any  twelve-month  period during the first year, first three years or other period as provided in the related mortgage note from the date of origination of the mortgage loan, the mortgagor  prepays an aggregate  amount exceeding 20% of the original  principal  balance of the mortgage loan or another  amount  permitted by applicable  law. The amount of the  prepayment  charge will,  for the majority of the mortgage loans, be equal to 6 months'  advance  interest  calculated on the basis of the mortgage rate in effect at the time of the prepayment on the amount  prepaid in excess of 20% of the original  principal  balance of the mortgage  loan, but it may be a lesser or greater  amount as provided in the related  mortgage  note.  A  prepayment  charge may not apply with  respect to a sale of the related mortgaged property, and in some circumstances, such as illegality, may be unenforceable.

         On each distribution  date, all amounts  representing  prepayment charges in respect of the mortgage loans received during the related  Prepayment  Period,  to the extent not permitted to be retained by the  Servicer,  will be  distributed  to the holders of the
Class XP Certificates.  Generally,  the Servicer shall not waive any prepayment  charge unless:  (i) the  enforceability  thereof shall have been limited by bankruptcy, insolvency,  moratorium,  receivership and other similar laws relating to creditors' rights generally,
(ii) the enforcement  thereof is illegal,  or any local,  state or federal agency has threatened legal action if the prepayment penalty is enforced,  (iii) the mortgage debt has been accelerated in connection with a foreclosure or other  involuntary  payment or (iv) such waiver is standard and customary in servicing similar mortgage loans and relates to a default or a reasonably  foreseeable  default and would,  in the  reasonable  judgment of the  Servicer,  maximize  recovery  of total  proceeds  taking  into  account the value of such prepayment  charge and the related  mortgage loan.  Accordingly,  there can be no assurance  that the prepayment  charges will have any effect on the prepayment performance of the mortgage loans.

         Certain  prepayment  charges  are  classified  as "hard"  prepayment  charges,  meaning  that the  mortgagor  has to cover the prepayment  charge  regardless of the reason for  prepayment,  while others are classified as "soft," meaning that the mortgagor has to cover the prepayment  charge unless the mortgagor has conveyed the related  mortgaged  property to a third-party.  The Sponsor does not have information with respect to the percentage of each type of prepayment charge included in the pool of mortgage loans.

Negative Amortization

         All of the mortgage loans have a negative  amortization  feature under which accrued interest may be deferred and added to the principal  balance of the  mortgage  loan.  Negative  amortization  results  from the fact that while the  interest  rate on a negative amortization loan adjusts either monthly or semi-annually,  as applicable,  the amount of the monthly payment adjusts only on an annual basis.  In addition,  the monthly  payment may not fully amortize the principal  balance of the loan on an annual  adjustment date if a payment cap applies.

         In any given month, the mortgage loan may be subject to:

              (1) reduced  amortization if the monthly  payment is sufficient to pay current accrued  interest at the mortgage rate but is not sufficient to reduce principal in accordance with a fully amortizing schedule;

              (2) negative  amortization if current  accrued  interest is greater than the monthly  payment,  which would result in the accrued interest not currently paid being treated as Deferred Interest; or

              (3) accelerated  amortization if the monthly payment is greater than the amount  necessary to pay current interest and to reduce principal in accordance with a fully amortizing schedule.

         Deferred  Interest may result in a final lump sum payment at maturity that is  significantly  greater than the monthly payment that would otherwise be payable.

         The total amount of Deferred  Interest  that may be added is limited by a provision  in the  mortgage  note to the effect that the  principal  amount of the mortgage loan may not exceed a percentage  or periodic  cap,  times the  principal  amount of the loan at origination.

Indices on the Mortgage Loans

         One-Year  MTA. The interest rate on the Bear Option ARM loans will adjust  monthly  based on One-Year  MTA.  One-Year MTA will be a per annum rate equal to the  twelve-month  moving  average  monthly  yield on United  States  Treasury  Securities  adjusted  to a constant maturity of one year as published by the Federal Reserve Board in the Federal Reserve  Statistical  Release "Selected Interest
Rates (H.15),"  determined by averaging the monthly  yields for the most recently  available  twelve months.  The index figure used for each interest rate adjustment date will be the most recent index figure available as of fifteen days before that date.

         The following  levels of One-Year MTA do not purport to be  representative  of future levels of One-Year MTA. No assurance can be given as to the level of One-Year MTA on any adjustment date or during the life of any mortgage loan with an Index of One-Year MTA.

                                                                                              One-Year MTA
                                                _______________________________________________________________________________________________________
Date                                                 2002              2003              2004              2005              2006              2007
_______________________________________________________________________________________________________________________________________________________
January 1                                           3.260%            1.935%             1.234%           2.022%            3.751%            4.983%
February 1                                          3.056             1.858              1.229            2.171             3.888             5.014
March 1                                             2.912             1.747              1.225            2.347             4.011             5.027
April 1                                             2.786             1.646              1.238            2.504             4.143             5.029
May 1                                               2.668             1.548              1.288            2.633             4.282
June 1                                              2.553             1.449              1.381            2.737             4.432
July 1                                              2.414             1.379              1.463            2.865             4.563
August 1                                            2.272             1.342              1.522            3.019             4.664
September 1                                         2.180             1.302              1.595            3.163             4.758
October 1                                           2.123             1.268              1.677            3.326             4.827
November 1                                          2.066             1.256              1.773            3.478             4.883
December 1                                          2.002             1.244              1.887            3.618             4.933

         Six-Month  LIBOR.  The interest rate on a majority of the 5 Yr.  Secure Option ARM mortgage  loans and all of the 7 Yr. Secure
Option ARM mortgage loans will adjust  semiannually  based on Six-Month  LIBOR.  Six-Month  LIBOR will be a per annum rate equal to the average of interbank  offered rates for six-month  U.S.  dollar-denominated  deposits in the London market based on quotations of major banks as published in The Wall Street Journal and are most recently available as of the time specified in the related mortgage note.

         The following does not purport to be  representative  of future levels of Six-Month LIBOR. No assurance can be given as to the level of Six-Month LIBOR on any adjustment date or during the life of any mortgage loan with an Index of Six-Month LIBOR.

                                                                                            Six-Month LIBOR
                                                _______________________________________________________________________________________________________
Date                                                 2002              2003              2004             2005             2006            2007
_______________________________________________________________________________________________________________________________________________________
January 1.....................                        2.03%              1.38%            1.22%           2.78%            4.71%           5.36%
February 1....................                        2.08               1.35             1.21            2.97             4.82            5.40
March 1.......................                        2.04               1.34             1.17            3.19             5.26            5.33
April 1.......................                        2.36               1.23             1.16            3.39             5.14            5.33
May 1.........................                        2.12               1.29             1.38            3.41             5.22            5.36
June 1........................                        2.08               1.21             1.60            3.54             5.39
July 1........................                        1.95               1.12             1.89            3.73             5.59
August 1......................                        1.87               1.21             1.99            3.95             5.51
September 1...................                        1.80               1.20             1.98            4.00             5.42
October 1.....................                        1.71               1.14             2.20            4.27             5.37
November 1....................                        1.60               1.23             2.32            4.47             5.37
December 1....................                        1.47               1.27             2.63            4.63             5.35

         One-Year  LIBOR.  The interest  rate on certain of the 5 Yr. Secure Option ARM mortgage  loans will adjust  annually  based on
One-Year  LIBOR.  One-Year  LIBOR  will be a per  annum  rate  equal to the  average  of  interbank  offered  rates for  one-year  U.S.
dollar-denominated  deposits in the London market based on  quotations  of major banks as published in The Wall Street  Journal and are most recently available as of the time specified in the related mortgage note.

                                                        STATIC POOL INFORMATION

         The Depositor will provide static pool information,  material to this offering,  with respect to the experience of the Sponsor in  securitizing  asset pools of a type similar to the Bear Option ARM mortgage  loans and the 5 Yr. Secure  Option ARM mortgage  loans at http://www.bearstearns.com/transactions/sami_ii/bsmf2007-ar5/.

         Information  provided  through the internet address above will not be deemed to be a part of this term sheet  supplement,  the
Term Sheet or the  registration  statement for the securities  offered hereby if it relates to any prior  securities pool formed before
January 1, 2006 or vintage data related to periods  before  January 1, 2006, or with respect to the mortgage pool (if  applicable)  for any period before January 1, 2006.

                                                          THE ISSUING ENTITY

         Bear Stearns  Mortgage  Funding Trust  2007-AR5,  referred to herein as the Issuing Entity or the Trust, is a common law trust formed under the laws of the State of New York pursuant to the Agreement.  The Agreement  constitutes the "governing  instrument" under the laws of the State of New York.  After its formation,  Bear Stearns  Mortgage Funding Trust 2007-AR5 will not engage in any activity other than (i)  acquiring  and holding the mortgage  loans and the other assets of the trust and proceeds  therefrom,  (ii) issuing the certificates,  (iii)  making  payments on the  certificates  and (iv)  engaging in other  activities  that are  necessary,  suitable or convenient to accomplish the foregoing or are incidental thereto or connected  therewith.  The foregoing  restrictions are contained in the Agreement.  These  restrictions  cannot be amended  without the consent of holders of  certificates  evidencing at least 51% of the voting  rights.  For a  description  of other  provisions  relating to amending the Pooling and  Servicing  Agreement,  please see "The
Agreements— Amendment" in the prospectus.

         The assets of the Trust will consist of the mortgage loans and certain related assets.

         The Trust's fiscal year end is December 31.

                                                             THE DEPOSITOR

         Structured  Asset Mortgage  Investments  Inc. II, referred to herein as the Depositor,  was formed in the state of Delaware in
June 2003,  and is a  wholly-owned  subsidiary of The Bear Stearns  Companies  Inc. The Depositor was organized for the sole purpose of serving as a private  secondary  mortgage  market  conduit.  The Depositor does not have, nor is it expected in the future to have, any significant assets.

         The Depositor has been serving as a private  secondary  mortgage market conduit for residential  mortgage loans since 2003. As of March  31,  2007,  the  Depositor  has been  involved  in the  issuance  of  securities  backed  by  residential  mortgage  loans of approximately  $145,266,394,678.  In conjunction  with the Sponsor's  acquisition of the mortgage  loans,  the Depositor will execute a mortgage loan purchase  agreement  through which the loans will be transferred to itself.  These loans are subsequently  deposited in a common law or statutory trust, described herein, which will then issue the Certificates.

         After  issuance  and  registration  of the  securities  contemplated  in this term  sheet  supplement,  the Term Sheet and any supplement  hereto,  the  Depositor  will have no  significant  duties  or  responsibilities  with  respect  to the pool  assets or the securities.

         The  Depositor's  principal  executive  offices are located at 383 Madison  Avenue,  New York,  New York 10179.  Its telephone number is (212) 272-2000.

                                                              THE SPONSOR

         EMC Mortgage  Corporation,  referred to herein as EMC or the Sponsor,  was  incorporated in the State of Delaware on September
26, 1990, as a wholly owned  subsidiary  corporation of The Bear Stearns  Companies  Inc., and is an affiliate of the Depositor and the
Underwriter.  The Sponsor was  established  as a mortgage  banking  company to  facilitate  the  purchase  and  servicing of whole loan portfolios  containing  various levels of quality from "investment  quality" to varying degrees of  "non-investment  quality" up to and including real estate owned assets ("REO"). The Sponsor commenced operation in Texas on October 9, 1990.

         The Sponsor  maintains its principal office at 2780 Lake Vista Drive,  Lewisville,  Texas 75067. Its telephone number is (214)
626-3800.

         Since its inception in 1990,  the Sponsor has purchased  over $100 billion in  residential  whole loans and servicing  rights, which include the purchase of newly  originated  alternative  A, jumbo (prime) and sub-prime  loans.  Loans are purchased on a bulk and flow  basis.  The Sponsor is one of the United  States'  largest  purchasers  of scratch and dent,  sub-performing  and  non-performing residential mortgages and REO from various institutions,  including banks, mortgage companies,  thrifts and the U.S. government.  Loans are  generally  purchased  with the ultimate  strategy of  securitization  into an array of Bear  Stearns'  securitizations  based upon product type and credit parameters, including those where the loan has become re-performing or cash-flowing.

         Performing  loans  include  first lien fixed rate and ARMs,  as well as closed end fixed rate second liens and lines of credit
("HELOCs").  Performing  loans  acquired by the Sponsor are subject to varying  levels of due diligence  prior to purchase.  Portfolios may be reviewed for credit, data integrity,  appraisal valuation,  documentation,  as well as compliance with certain laws.  Performing loans  purchased  will have been  originated  pursuant  to the  Sponsor's  underwriting  guidelines  or the  originator's  underwriting guidelines that are acceptable to the Sponsor.

         Subsequent  to  purchase by the  Sponsor,  performing  loans are pooled  together by product  type and credit  parameters  and structured into RMBS, with the assistance of Bear Stearns'  Financial  Analytics and Structured  Transactions  Group,  for distribution into the primary market.

         The Sponsor has been  securitizing  residential  mortgage loans since 1999. The following table  describes  size,  composition and growth of the Sponsor's total portfolio of assets it has securitized as of the dates indicated.

                                    December 31, 2004               December 31, 2005               December 31, 2006                  March 31, 2007
                             ______________________________________________________________________________________________________________________________
                                        Total Portfolio of                Total Portfolio of              Total Portfolio of            Total Portfolio of
Loan Type                      Number         Loans          Number           Loans           Number           Loans          Number           Loans
___________________________________________________________________________________________________________________________________________________________
Alt-A ARM......                44,821   $11,002,497,283.49   73,638   $19,087,119,981.75      61,738    $18,656,292,603.55     4,331      1,643,929,328.24
Alt-A Fixed....                15,344     4,005,790,504.28   17,294     3,781,150,218.13      11,514      2,752,302,975.51     5,265      1,217,198,014.38
HELOC..........                     -              -          9,309       509,391,438.93      18,730      1,280,801,433.05     9,869        665,909,569.67
Prime ARM......                30,311    11,852,710,960.78   27,384    13,280,407,388.92       7,050      3,481,137,519.89     1,935      1,002,019,247.46
Prime Fixed....                 1,035       509,991,605.86    3,526     1,307,685,538.44       6,268      1,313,449,131.86     1,272        679,053,492.29
Prime Short Duration
ARM (incl. Neg-Am ARM)         23,326     7,033,626,375.35   38,819    14,096,175,420.37      61,973     23,396,979,620.82    11,961      4,450,687,386.85
Reperforming...                 2,802       311,862,677.46    2,877       271,051,465.95       1,084        115,127,847.83         -                     -
Seconds........                14,842       659,832,093.32  114,899     5,609,656,263.12     116,576      6,697,082,133.33    17,593      1,126,222,817.95
SubPrime.......                98,426    13,051,338,552.19  101,156    16,546,152,274.44      60,796     11,394,775,124.07    18,697      4,151,596,371.34
                              ____________________________________________________________________________________________________________________________
Totals.........               230,907   $48,427,650,052.73  388,902   $74,488,789,990.05     345,729    $69,087,948,389.91    70,923    $14,936,616,228.18

         With respect to some of the  securitizations  organized by the Sponsor, a "step-down" trigger has occurred with respect to the loss and  delinquency  experience  of the mortgage  loans  included in those  securitizations,  resulting  in a  sequential  payment of principal  to the  related  offered  certificates,  from the  certificates  with the highest  credit  rating to the one with the lowest rating.  In  addition,  with  respect to one  securitization  organized by the  Sponsor,  a servicing  trigger  required by the related financial  guaranty insurer has occurred;  however,  the insurer has granted  extensions  enabling the normal  servicing  activities to continue.

         The Sponsor has received a civil  investigative  demand (CID), from the Federal Trade Commission (FTC),  seeking documents and data relating to the Sponsor's  business and servicing  practices.  The CID was issued pursuant to a December 8, 2005 resolution of the
FTC authorizing  non-public  investigations of various unnamed subprime  lenders,  loan servicers and loan brokers to determine whether there have been violations of certain consumer protections laws.  The Sponsor is cooperating with the FTC's inquiry.

                                                             THE SERVICER

General

         EMC will act as the Servicer of the mortgage  loans  pursuant to the Pooling and  Servicing  Agreement,  referred to herein as the  Agreement,  dated as of the Cut-off  Date,  among the  Depositor,  EMC, in its  capacity as Sponsor and  Servicer and the Trustee.
Among other  things,  the  Agreement  will require that the Servicer  accurately  and fully report its borrower  credit files to credit repositories in a timely manner.

         The  information set forth in the following  paragraphs  with respect to the Servicer has been provided by the Servicer.  None of the Depositor,  the Underwriter,  the Trustee or any of their respective affiliates (other than the Servicer) have made or will make any representation as to the accuracy or completeness of such information.

The Servicer

EMC

         For a further  description  of EMC,  please see "—The  Sponsor" in this term sheet  supplement.  EMC will service the mortgage loans in accordance with the description of the applicable servicing procedures contained in this section.

         The  principal  business of EMC since  inception  has been  specializing  in the  acquisition,  securitization,  servicing and disposition of mortgage loans.  EMC's servicing portfolio consists primarily of two categories:

         o        "performing  loans," or performing  investment  quality loans serviced for EMC's own account or the account of Fannie
                  Mae, Freddie Mac, private mortgage conduits and various institutional investors; and

         o        "non-performing  loans," or  non-investment  grade,  sub-performing  loans,  non-performing  loans and REO properties serviced  for EMC's own  account  and for the account of  investors  in  securitized  performing  and  non-performing collateral transactions.

         EMC will service the mortgage loans in accordance with the  description of the applicable  servicing  procedures  contained in this section of the term sheet  supplement.  EMC has been servicing  residential mortgage loans since 1990. From year end 2004 to March
31, 2007, EMC's servicing  portfolio grew by approximately  103.9% and the unpaid principal  balance of EMC's servicing  portfolio grew by approximately 184.1%.

         As of March 31, 2007, EMC was acting as servicer for  approximately 293 series of residential  mortgage-backed  securities and other mortgage loans with an unpaid principal balance of approximately $78.9 billion.

         There have been no appreciable  changes to EMC's servicing  procedures  outside of the normal changes  warranted by regulatory and product type changes in the portfolio.

         The following table describes size,  composition and growth of EMC's total  residential  mortgage loan servicing  portfolio as of the dates indicated.

                                         As of December 31, 2004                                              As of December 31, 2005
                   __________________________________________________________________________________________________________________________________
                                                         Percent by     Percent by                                        Percent by    Percent by
                     No. of                               No. of          Dollar        No. of                              No. of        Dollar
    Loan Type        Loans           Dollar Amount        Loans           Amount        Loans          Dollar Amount        Loans         Amount
_____________________________________________________________________________________________________________________________________________________
Alt-A Arm.          19,498          $4,427,820,708         7.96%          15.94%        57,510       $13,625,934,322         12.69%        23.00%
Alt-A Fixed         25,539           4,578,725,473        10.43           16.48         17,680         3,569,563,859          3.90          6.03
PrimeArm..           8,311           1,045,610,015         3.39            3.76          7,428         1,010,068,679          1.64          1.71
PrimeFixed          14,560           1,573,271,574         5.95            5.66         15,975         2,140,487,566          3.52          3.61
Seconds...          39,486           1,381,961,155        16.13            4.98        155,510         7,164,515,426         34.31         12.10
Subprime..         114,436          13,706,363,250        46.74           49.34        142,890        20,373,550,691         31.53         34.40
Other.....          23,010           1,063,682,459         9.40            3.83         56,216        11,347,144,056         12.40         19.16
                  __________________________________________________________________________________________________________________________________
Total.....         244,840         $27,777,434,635       100.00%         100.00%       453,209       $59,231,264,599        100.00%       100.00%

                                         As of December 31, 2006                                                As of March 31, 2007
                  ___________________________________________________________________________________________________________________________________
                                                         Percent by     Percent by                                        Percent by    Percent by
                     No. of                               No. of          Dollar        No. of                              No. of        Dollar
    Loan Type        Loans           Dollar Amount        Loans           Amount        Loans          Dollar Amount        Loans         Amount
_____________________________________________________________________________________________________________________________________________________
Alta-A Arm          52,563        $13,691,917,206         10.87%         19.03%         53,745        $14,034,144,470       10.77%          17.78%
Alt-A Fixed         24,841          5,066,670,855          5.14           7.04          29,117          6,220,411,640        5.83            7.88
Prime Arm.           6,374            879,656,182          1.32           1.22           6,082            858,889,469        1.22            1.09
Prime Fixed         14,872          2,152,608,940          3.08           2.99          15,373          2,506,466,760        3.08            3.18
Seconds...         169,022          8,428,612,513         34.97          11.71         174,383          8,844,680,341       34.93           11.21
Subprime..         132,808         20,106,000,306         27.47          27.94         140,849         22,644,819,753       28.21           28.69
Other.....          82,918         21,636,703,709         17.15          30.07          79,691         23,806,598,429       15.96           30.17
                  ___________________________________________________________________________________________________________________________________
Total.....         483,398        $71,962,169,710        100.00%        100.00%        499,240        $78,916,010,862      100.00%         100.00%

                                                       MORTGAGE LOAN ORIGINATION

General

         A portion of the Bear Option ARM  mortgage  loans  included in loan group I and loan group II were  originated  or acquired by the Sponsor from various  sellers and were  originated  generally in accordance  with the  underwriting  guidelines  established by the
Sponsor as set forth below.  The remainder of the Bear Option ARM loans  included in loan group I and loan group II were  originated by
Bear Stearns Residential Mortgage Corporation, or BSRM, an affiliate of the Sponsor, the Depositor and the Underwriter.

         A portion of the 5 Yr.  Secure  Option ARM  mortgage  loans  included in loan group II and loan group III were  originated  or acquired by the Sponsor from various sellers and were originated generally in accordance with the underwriting  guidelines  established by the Sponsor as set forth below.  A portion of the 5 Yr. Secure  Option ARM mortgage  loans were  originated by BSRM. In addition,  a portion of the 5 Yr. Secure Option ARM mortgage loans were originated by Quicken Loans Inc., or Quicken Loans.

         The 7 Yr. Secure Option ARM mortgage loans included in loan group II were originated by Quicken Loans.

Underwriting Guidelines

         EMC Underwriting Guidelines

         The  following is a description  of the  underwriting  policies  customarily  employed by EMC with respect to the  residential mortgage loans that EMC originated  during the period of origination of the mortgage  loans.  EMC has represented to the Depositor that the mortgage loans were originated generally in accordance with such policies.

         The mortgage loans originated by EMC, or EMC mortgage loans, are  "conventional  non-conforming  mortgage loans" (i.e.,  loans that are not insured by the Federal Housing Authority,  or FHA, or partially guaranteed by the Veterans  Administration or which do not qualify for sale to Fannie Mae or Freddie  Mac) and are  secured by first liens on one-to  four-family  residential  properties.  These loans typically  differ from those  underwritten to the guidelines  established by Fannie Mae and Freddie Mac primarily with respect to the original principal balances,  loan-to-value ratios, borrower income, required documentation,  interest rates, borrower occupancy of the mortgaged  property,  property types and/or  mortgage loans with  loan-to-value  ratios over 80% that do not have primary  mortgage insurance. The EMC mortgage loans have either been originated or purchased by an originator and were generally  underwritten in accordance with the standards  described  herein.  Exceptions to the  underwriting  guidelines are permitted when the seller's performance supports such action and the variance request is approved by credit management.

         Such underwriting  standards are applied to evaluate the prospective  borrower's credit standing and repayment ability and the value and adequacy of the mortgaged  property as collateral.  These standards are applied in accordance with the applicable federal and state laws and  regulations.  Exceptions to the  underwriting  standards are permitted where  compensating  factors are present and are managed through a formal exception process.

         Generally,  each  mortgagor  will have been required to complete an  application  designed to provide to the lender  pertinent credit  information  concerning  the  mortgagor.  The mortgagor will have given  information  with respect to its assets,  liabilities, income (except as described below),  credit history,  employment history and personal  information,  and will have furnished the lender with  authorization to obtain a credit report which  summarizes the mortgagor's  credit history.  In the case of investment  properties and two- to four-unit  dwellings,  income derived from the mortgaged  property may have been considered for underwriting  purposes,  in addition to the income of the mortgagor  from other  sources.  With respect to second homes or vacation  properties,  no income derived from the property will have been considered for underwriting purposes.

         With respect to purchase money or rate/term  refinance loans secured by single family  residences the following  loan-to-value ratios and original  principal  balances are allowed:  loan-to-value  ratios at  origination  of up to 97% for EMC mortgage  loans with original principal  balances of up to $375,000 if the loan is secured by the borrower's  primary residence,  up to 95% for EMC mortgage loans secured by  one-to-four  family,  primary  residences  and single family second homes with original  principal  balances of up to
$650,000,  up to 90% for EMC mortgage  loans  secured by  one-to-four  family,  primary  residences,  single  family  second homes with original  principal  balances of up to $1,000,000  and up to 70% for mortgage  loans secured by  one-to-four,  primary  residences  and single family second homes with original  principal  balances of up to $2,000,000,  or super jumbos.  For cash out refinance loans, the maximum  loan-to-value  ratio  generally is 95% and the maximum "cash out" amount  permitted is based in part on the original amount of the related EMC mortgage loan.

         With  respect to mortgage  loans  secured by  investment  properties,  loan-to-value  ratios at  origination  of up to 90% for mortgage  loans with original  principal  balances up to $500,000 are permitted.  Mortgage  loans secured by investment  properties may have higher original  principal  balances if they have lower  loan-to-value  ratios at origination.  For cash out refinance  loans, the maximum  loan-to-value  ratio  generally is 90% and the maximum "cash out" amount  permitted is based in part on the original amount of the related mortgage loan.

         All other EMC mortgage  loans  included in the mortgage pool with a  loan-to-value  ratio at  origination  exceeding 80%, have primary  mortgage  insurance  policies  insuring a portion of the balance of the EMC Loan at least equal to the product of the original principal balance of the mortgage loan and a fraction,  the numerator of which is the excess of the original  principal balance of such mortgage  loan  over 75% of the  lesser  of the  appraised  value and the  selling  price of the  related  mortgaged  property  and the denominator  of which is the  original  principal  balance of the related  mortgage  loan,  plus accrued  interest  thereon and related foreclosure  expenses is generally  required.  No such primary mortgage  insurance policy will be required with respect to any such EMC
Loan after the date on which the related  loan-to-value  ratio  decreases to 80% or less or, based upon new  appraisal,  the  principal balance of such  mortgage  loan  represents  80% or less of the new  appraised  value.  All of the  insurers  that have issued  primary mortgage  insurance  policies with respect to the EMC mortgage  loans meet Fannie Mae's or Freddie Mac's  standard or are acceptable to the Rating Agencies.

         In determining  whether a prospective  borrower has sufficient  monthly  income  available (i) to meet the borrower's  monthly obligation on their  proposed  mortgage  loan and (ii) to meet the monthly  housing  expenses and other  financial  obligations  on the proposed  mortgage loan, each lender generally  considers,  when required by the applicable  documentation  program,  the ratio of such amounts to the proposed  borrower's  acceptable  stable monthly gross income.  Such ratios vary  depending on a number of  underwriting criteria, including loan-to-value ratios, and are determined on a loan-by-loan basis.

         Each lender also examines a prospective  borrower's credit report.  Generally,  each credit report provides a credit score for the borrower.  Credit scores generally range from 350 to 840 and are available from three major credit bureaus:  Experian (formerly TRW
Information  Systems and Services),  Equifax and Trans Union.  If three credit scores are obtained,  the originator  applies the middle score of the primary wage earner. If a primary wage earner cannot be determined  because of the  documentation  type, the lowest middle score of all borrowers is used.  Credit scores are  empirically  derived from  historical  credit bureau data and represent a numerical weighing of a borrower's credit  characteristics  over a two-year period. A credit score is generated through the statistical  analysis of a number of credit-related  characteristics or variables.  Common characteristics  include the number of credit lines (trade lines), payment history, past delinquencies,  severity of delinquencies,  current levels of indebtedness,  types of credit and length of credit history.  Attributes  are the  specific  values of each  characteristic.  A  scorecard  (the model) is created  with  weights or points assigned to each attribute.  An individual loan applicant's  credit score is derived by summing together the attribute weights for that applicant.

         EMC Documentation Types

         The  mortgage  loans  have  been  underwritten  under  one  of  the  following   documentation   programs:   "Full/Alternative
Documentation"   (Full/ALT  Doc),  "Stated  Income/Verified  Assets"  (SIVA),  "Limited  Documentation",   "Lite  Documentation",   "No
Ratio/Verified  Assets" (No Ratio),  "No Income/No  Employment/Verified  Assets" (NIVA),  "Stated  Income/Stated  Assets"  (SISA),  "No
Income/No  Assets/Verified  Employment"  (NINA w/EMP),  and "No Income/No  Assets/No  Employment"  (NINA (No Doc)). The requirements of these  programs  will  supersede any limited  documentation  required  through the use of an automated  underwriting  approval  engine, including Desktop  Underwriter  ("DU") and Loan Prospector  ("LP").  All of the programs require that the applicant submit a signed and dated current Fannie Mae Residential Loan Application Form 1003.

         Full/Alternative  (Full/ALT  Doc):  The Full/ALT Doc type is based upon current year to date income  documentation  as well as the previous two year's  income  documentation  (i.e.,  W-2 forms for salaried  borrowers  and tax returns,  including  schedules,  for self-employed  borrowers).  Salaried  borrowers  must  submit a written  verification  of  employment  (VOE) or most recent pay stub(s)
covering a 30-day period and indicating  year-to-date  earnings.  Each loan is required to have a verbal VOE within 10 calendar days of funding.  In addition,  the borrower  must submit a written  verification  of deposit (VOD) with 2 months'  average  balance or his/her most recent bank  statements  covering a 2-month  period.  The  borrower's  employment  must be located  within 100 miles of his or her residence.  In addition,  self-employed  borrowers must provide a year to date  profit-and-loss  statement and a signed IRS Form 4506-T
(as revised on June 1, 2004).  Business  funds for such  applicant  may be used in the  provision  of the  required  VOD as long as the business is a sole  proprietorship  and a CPA letter is provided  asserting  that (i) 100% of the funds can be withdrawn and (ii) there will be no negative impact on the business as a result of such withdrawal of funds.

         Stated  Income/Verified  Assets  (SIVA):  Under the SIVA  program,  more  emphasis is placed on the value and  adequacy of the mortgaged  property as  collateral,  credit  history and other assets of the  borrower  than on the  verified  income of the  borrower.
Income is stated on the application.  However,  the income must be reasonable given the employment  stated.  The borrower's  assets are verified.  In addition,  the applicant must submit a written  verification  of deposit with 2 months'  average  balance or his/her most recent bank statements  covering a 2-month period.  A verbal  verification of employment is required within 10 calendar days of funding the loan,  and the borrower's  employment  must be located within 100 miles of his or her residence.  For  self-employed  borrowers,  a
CPA's certification or a copy of a business license is also required.

         Limited  Documentation:  The Limited  Documentation  program is based on the recent twelve (12) months of consecutive personal bank statements (or business bank statements for sole  proprietors).  All individuals  shown on the bank statement must be borrowers on the loan,  and the income must be reasonable  given the  employment  stated.  In determining  the  borrower's  eligibility  for a loan, monthly income is calculated by averaging  deposits of a consistent  amount for each month.  Large and unusual deposits are excluded as are deposits  transferred  from another  account or line of credit.  Particular  attention is paid to borrowers whose income is derived from seasonal  employment and recurrences of insufficient and overdraft  charges.  Assets must be verified for reserves,  closing costs and required  down payment,  as  applicable.  A verbal  verification  of employment is required  within 10 calendar days of funding the loan, and the borrower's  employment must be located within 100 miles of his or her residence.  For  self-employed  borrowers,  a CPA's certification or a copy of a business license is also required.

         Lite  Documentation:  The Lite  Documentation  type is based on the recent  six (6) months of  personal  bank  statements  (or business bank  statements for sole  proprietorships).  The borrower's Form 1003 covers a 2-year period.  All  individuals  shown on the bank  statement  must be  borrowers  on the loan,  and the  borrower's  income  must be  reasonable  given the  employment  stated.  In determining the borrower's  eligibility for a loan,  monthly income is calculated by averaging deposits of a consistent amount for each month.  Large and unusual  deposits  are  excluded as are  deposits  transferred  from  another  account or line of credit.  Particular attention is paid to  borrowers  whose income is derived from  seasonal  employment  and  recurrences  of  insufficient  and  overdraft charges.  Assets must be verified for reserves,  closing  costs and required down payment,  as  applicable.  A verbal  verification  of employment is required  within 10 calendar days of funding the loan, and the borrower's  employment must be located within 100 miles of his or her residence. For self-employed borrowers, a CPA's certification or a copy of a business license is also required.

         No  Ratio/Verified  Assets (No Ratio):  Under the No Ratio  program,  the  borrower's  employment and assets are stated on the
Form 1003,  but his/her income is not stated.  The  borrower's  assets are verified  through a written  verification  of deposit with 2 months'  average  balance or his/her most recent bank  statements  covering a 2-month  period.  In addition,  a verbal  verification of employment is required  within 10 calendar days of funding the loan, and the borrower's  employment must be located within 100 miles of his or her residence. For self-employed borrowers, a CPA's certification or a copy of a business license is also required.

         No Income/No  Employment/Verified  Assets (NIVA): The NIVA program requires that the borrower state his/her assets on the Form
1003, but the borrower's  employment or income need not be stated.  The applicant must submit a written  verification of deposit with 2 months'  average  balance or his/her most recent bank statements  covering a 2-month  period.  Any large increases  between the average balance and the current balance of the account must be satisfactorily explained.

         Stated Income/Stated Assets (SISA):  Under the SISA program,  the borrower's  employment,  income and assets are stated on the
Form 1003, but income and assets are not verified.  The borrower's  income must be reasonable  given the  employment  stated.  A verbal verification  of employment is required  within 10 calendar days of funding the loan,  and the  borrower's  employment  must be located within 100 miles of his or her residence.  For self-employed  borrowers,  a CPA's certification or a copy of a business license is also required.

         No Income/No  Assets/Verified  Employment (NINA w/EMP):  Under the NINA w/EMP program,  the borrower states his/her employment on the Form 1003 but not his/her income or assets.  A verbal  verification of employment is required within 10 calendar days of funding the loan,  and the borrower's  employment  must be located within 100 miles of his or her residence.  For  self-employed  borrowers,  a
CPA's certification or a copy of a business license is also required.

         No Income/No  Assets/No  Employment  (NINA (No Doc)):  Under the NINA (No Doc) program,  the borrower does not provide his/her employment, income, or assets on the Form 1003.

         Each  mortgaged  property  relating to an EMC mortgage  loan has been  appraised by a qualified  independent  appraiser who is approved by each lender.  All appraisals are required to conform to the Uniform  Standards of Professional  Appraisal  Practice adopted by the Appraisal Standard Board of the Appraisal  Foundation.  Each appraisal must meet the requirements of Fannie Mae and Freddie Mac.
Fannie Mae and  Freddie Mac  require,  among other  things,  that the  appraiser,  or its agent on its behalf,  personally  inspect the property  inside  and out,  verify  whether  the  property  was in good  condition  and  verify  that  construction,  if new,  had been substantially  completed.  The appraisal  generally will have been based on prices  obtained on recent sales of comparable  properties, determined in accordance  with Fannie Mae and Freddie Mac guidelines.  In certain cases an analysis based on income  generated from the property or a replacement cost analysis based on the current cost of constructing or purchasing a similar property may be used.

         Reserves are calculated based on a borrower's  qualifying payment.  For investment  properties,  reserves are required for all properties owned and not just the subject property.  Gift funds may not be used to satisfy reserve  requirements,  and reserves must be sourced and seasoned for 60 days. The use of proceeds from a cash-out refinance to satisfy one's reserve  requirements is permitted for primary residences and second homes when the combined  loan-to-value  (CLTV) of such  properties is less than or equal to 80%. Such use of proceeds is not permitted for primary  residences  and second homes when the
CLTV of such properties is greater than 80% or for investment properties.

         The following  table describes the amount that a home buyer must have available to pay for a property's  principal,  interest, taxes, and insurance (or PITI reserves) under EMC's documentation programs.

       ______________________________________________________________________________________________________
       Primary and Secondary Homes
       Full/Alt, Lite, Limited and SIVA Documentation                               Required PITI Reserves
            o        CLTV = 90%                                                          2 months
            o        CLTV 90.01 - 95.00%                                                 3 months
            o        CLTV 95.01 - 100.00%                                                4 months
       No Ratio and NIVA Documentation
            o        CLTV = 90%                                                          3 months
            o        CLTV 90.01 - 95.00%                                                 4 months
            o        CLTV 95.01 - 100.00%                                                5 months
       SISA Documentation
            o        CLTV = 90%                                                          4 months
            o        CLTV 90.01 - 95.00%                                                 6 months
            o        CLTV 95.01 - 100.00%                                                8 months
       Investment Property
       Full/Alt, Lite, Limited and SIVA Documentation
            o        All CLTVs                                                           6 months
       No Ratio, NIVA and SISA Documentation
            o        All CLTVs                                                           8 months
       ______________________________________________________________________________________________________

         Quicken Loans

         Quicken  Loans is one of the top  retail  residential  mortgage  lenders in the  country  and is a  Michigan  corporation  with principal offices located at 20555 Victor Parkway,  Livonia,  Michigan, 48152. Quicken Loans has been in business for more than 20 years and currently  employs  approximately  5,000  people.  Quicken Loans  originates  first and second lien mortgage  loans in all 50 states directly with consumers (i.e., is 100% retail); the company does not purchase third-party  originated/brokered  mortgage loans. In 2006,
Quicken  Loans closed nearly $18 billion in  residential  mortgage  loans.  Quicken Loans markets  conventional  and  closed-end  second mortgage loans, as well as home equity lines of credit to consumers  through five  Internet-based  web centers and two retail  branches.
All mortgage loans applications are underwritten, processed and funded through a centralized processing center.

         The  following is a general  description  of some of the program  requirements  for Quicken  Loans'  5-Year  Secure  Option ARM
program and the 7-Year Secure Option ARM program; it is not a complete description of all underwriting standards for Quicken Loans.

                  Program Requirements for Quicken Loans' 5-Year and 7-Year Secure Option ARM Programs

         The program  requirements  for the Quicken  Loans'  5-Year and 7-Year  Secure  Option ARM Programs  follow  generally  accepted mortgage  industry  underwriting  guidelines  for loans of this type and are  intended  to  evaluate  the  borrower's  credit  standing, repayment  ability,  and the value and adequacy of the  proposed  mortgaged  property as  collateral.  The 5-Year and the 7-Year  Secure
Option ARM loans originated by Quicken Loans have the following characteristics:

     o   A hybrid ARM with a 5- or 7- year fixed rate period and a six-month ARM thereafter;

     o   Four monthly payment options:

         o    a minimum payment amount which is an interest only payment based on the  introductory  interest rate (note rate - 3%) that is only available during the 5- or 7- year fixed rate period or until the loan reaches the maximum  principal  balance cap
              (as described below),

         o    an interest only payment based on the note rate,

         o    a 30 year fully amortizing payment, or

         o    a 15 year fully amortizing payment;

     o   A maximum principal balance cap is 115% (or 110% in New York) of the original loan amount;

     o   A 10 year interest only period;

     o   A margin of  2.25%;

     o   An index tied to the six-month LIBOR;

     o   Payment caps that are 5/1/5; and

     o   No subordinated financing allowed.

         Borrowers are required to sign a mortgage  loan  application  which  includes  information  furnished by the borrowers and from other sources about their assets,  liabilities,  income,  credit  history,  employment  history and other related  items.  Quicken Loans obtains the  borrower's  credit  report from each of the three  primary  credit  bureaus and uses the middle  score of the primary  wage earner to further evaluate the borrower's credit worthiness.

         The following  generally  describes the program  requirements  for the 5-Year and 7-Year Secure Option ARM loans  originated by
Quicken Loans with respect to the required credit scores, loan-to-value,  documentation verification,  and property type over a range of loan amounts.  The program  requirements are subject to change based on market conditions and Quicken Loans'  assessment on credit,  and the application of the program requirements does not imply that each specific criterion was satisfied  individually,  however every loan in the pool was originated in substantial compliance with these specific program requirements.

__________________________________________________________________________________________________
                                   Full Documentation              Stated Income / Verified Assets
                          ________________________________________________________________________
5 and 7 Year Secure Option   Purchase and R/T      Cash-out     Purchase and R/T    Cash-out
           ARMs                 Refinances        Refinances       Refinances       Refinances
__________________________________________________________________________________________________
       Loan Amount                    Min               Min              Min              Min
                             Max    Credit     Max     Credit   Max    Credit     Max    Credit
                             LTV    Scores     LTV     Scores   LTV    Scores     LTV    Scores
Min                Max
__________________________________________________________________________________________________
Primary (1-2 unit)
__________________________
      $50,000 -   $400,000   95%      620      90%     620      90%      620      90%      660
     $400,001 -   $650,000   90%      620      90%     620      90%      660      80%      660
     $650,001 - $1,000,000   80%      620      80%     620      75%      660      75%      660
   $1,000,001 - $1,500,000   75%      620      75%     620      70%      660      70%      660
   $1,500,001 - $3,000,000   70%      700      70%     700      70%      700      60%      700
__________________________________________________________________________________________________
Second Home (1 unit)
___________________________
      $50,000 -   $400,000   90%      620      90%     620      90%      660      90%      660
     $400,001 -   $650,000   80%      620      80%     620      80%      660      75%      660
     $650,001 - $1,000,000   80%      620      80%     620      75%      660      75%      660
   $1,000,001 - $1,500,000   75%      620      75%     620      70%      660      70%      660
   $1,500,001 - $3,000,000   70%      700      65%     700      65%      700      60%      700
__________________________________________________________________________________________________
Investment (1 - 4 units)
___________________________
      $50,000 -   $400,000   90%      620      80%     620      80%      660      75%      660
     $400,001 -   $650,000   80%      620      80%     620      80%      660      75%      660
     $650,001 - $1,000,000   80%      620      80%     620      75%      660      75%      660
   $1,000,001 - $1,500,000   65%      620      60%     620      70%      660      60%      660
   $1,500,001 - $3,000,000   N/A      N/A      N/A     N/A      N/A      N/A      N/A      N/A
__________________________________________________________________________________________________

         In  addition  to the above  program  requirements,  in order to qualify  for the 5-Year or 7-Year  Secure  Option ARM  program, borrowers generally have to meet the following requirements:

     o   A debt-to-income ratio of 45% or less;

     o   A minimum  asset reserve equal to two months worth of principal,  interest,  taxes and insurance  payments (six months  reserve requirement on second home and investment properties);

     o   A maximum mortgage late frequency of 1 times 30 days delinquent in the past 12 months;

     o   A minimum of 2 years since the date of the borrower's last bankruptcy discharge or dismissal;

     o   A minimum of 3 years since the date the borrower's  last  foreclosure  was reported,  or from the date of the  borrower's  most recent "120+ days" mortgage payment delinquency.

         Although  borrowers are assessed  against the program  requirements,  prudent  exceptions  may be made on a case by case basis.
Exceptions may be allowed if the  application  reflects strong  compensating  factors,  such as, a lower  debt-to-income  ratio,  higher credit scores, low loan-to-value ratio, significant asset reserves, stable employment or ownership at current residence.

         The 5-Year and 7-Year Secure Option ARM loans  originated by Quicken are  originated  under two  documentation  programs:  full documentation and stated income/verified  assets. Under Quicken Loans' full documentation  program,  underwriting efforts are undertaken to obtain written  substantiation  of information  furnished by the borrower with respect to his or her liabilities,  income and assets.
Acceptable  documentation for income  verification may include,  but is not limited to, the borrower's most recent pay stubs or previous two years of W2 forms and  telephonic  verification  of  employment.  The  borrower's  assets are  generally  verified by obtaining  two consecutive  months of bank/brokerage  account statements and such statements are reviewed to ensure that sufficient funds are available to meet the asset  reserve  requirements  of the program.  Generally,  under the stated  income/verified  assets  program,  the borrower furnishes  information  with respect to his/her  income and two years of  employment  history.  Quicken  Loans  verifies the  borrower's employment history without  confirmation of income either  telephonically or in writing. The borrower's assets are verified as indicated
above.

         In determining the borrower's ability to meet their monthly  obligations,  the stated income amount is assessed relative to the borrower's current employment status and tenure.  Quicken Loans may also use various  third-party  database services to evaluate whether the borrower's stated income is reasonable relative to their employment position.

         In  determining  the adequacy of the home proposed as collateral,  an independent  mortgage loan appraisal is obtained for each property considered for financing.  All appraisals  obtained are required to conform to the Uniform Standards of Professional  Appraisal
Practice adopted by the Appraisal  Standards Board of the Appraisal  Foundation and are required to be on forms generally  acceptable to
Fannie Mae or Freddie Mac. The  appraiser is required to inspect the property,  and verify that it is in  acceptable  condition and that any recent  construction is complete.  The appraisal is based on the appraiser's  opinion of values,  giving  appropriate weight to both the market value of comparable  homes and the cost of replacing the  improvements  to the proposed  property.  The value and type of the property  indicated in the appraisal  obtained by Quicken  Loans must support the initial loan amount in  accordance  with the program's loan-to-value  requirements at the time the loan is originated.  No assurance can be given that the value of any property will remain at the level indicated on the appraisal or other assessment tool.

         Each mortgage loan with a  loan-to-value  ratio at  origination of greater than 80% is covered by a primary  mortgage  guaranty insurance  policy issued by a mortgage  insurance  company  generally  acceptable  to Fannie Mae or Freddie Mac. The specified  coverage percentages of 12% for Loan-to-Value  Ratios between 80.01% and 85.00%, 25% for loan-to-value  ratios between 85.01% and 90.00%, 30% for loan-to-value  ratios between 90.01% and 95.00% are consistent with those coverage amounts  generally  required by Fannie Mae or Freddie
Mac.  However,  under certain  circumstances,  the specified  coverage  levels for these mortgage loans may vary from the foregoing.  No primary  mortgage  guaranty  insurance  policy will be required  with  respect to any  mortgage  loan (i) if  maintaining  the policy is prohibited by applicable  law;  (ii) after the date on which the related  loan-to-value  ratio is 80% or less, or (iii) if the principal balance of the mortgage loan represents 80% or less of the appraised value  based a new (post-closing) appraisal.

         BSRM

         The  following  is a  description  of BSRM and the  underwriting  policies  customarily  employed by BSRM with  respect to the residential  mortgage loans that BSRM originated  during the period of origination of the mortgage  loans.  BSRM has represented to the
Depositor that the mortgage loans were originated generally in accordance with such policies.

         BSRM is  a Delaware  corporation  and a  wholly-owned  subsidiary  of The Bear  Stearns  Companies,  Inc., a  publicly  traded
financial services firm (under "BSC" on the NYSE), with an executive and administrative  office located  in Scottsdale, Arizona.   BSRM
is a  full-service  residential  mortgage  banking  company that is licensed to originate  loans  throughout  the United  States.  BSRM originates  single-family  (1-4 unit) residential  mortgage loans for both prime and sub-prime credit borrowers and offers a full range of loan products from 30 yr fixed rate to hybrid and short-term adjustable rate mortgages.

         BSRM has been in the  residential  mortgage  banking  business since March 2005. As of March 31, 2007, BSRM had an origination portfolio of approximately  $7,462,264,530,  all of which was secured by one- to four-family residential real properties and individual condominium units.

         The following  table  describes the size and composition of BSRM's total mortgage loan production for the year ending December
31, 2005, year ending December 31, 2006 and as of March 31, 2007.

_____________________________________________________________________________________________________________________________________________________
                                    December 31, 2005                    December 31, 2006                            March 31, 2007
_____________________________________________________________________________________________________________________________________________________
        Loan Type              Number       Total Portfolio        Number      Total Portfolio of Loans        Number      Total Portfolio of Loans
                                               of Loans ($)                                ($)                                         ($)
_____________________________________________________________________________________________________________________________________________________
        Alt-A ARM              1,053          302,106,429          2,834            865,347,359.65              544             171,378,463.35
_____________________________________________________________________________________________________________________________________________________
       Alt-A Fixed              445           119,888,406          1,099            240,995,089.55              661             161,846,880.80
_____________________________________________________________________________________________________________________________________________________
        Prime ARM                -                 $0              5,485          1,967,430,796.35             1,802            700,873,618.26
_____________________________________________________________________________________________________________________________________________________
Prime Short Duration ARM        231            87,099,788          3,227          1,266,200,192.00              733             328,717,797.00
_____________________________________________________________________________________________________________________________________________________
         Seconds               1,106           68,675,673          9,434            716,137,485.45             2,220            163,338,944.10
_____________________________________________________________________________________________________________________________________________________
        SubPrime                180            31,131,708          1,098            201,905,272.00              342              69,190,626.00
_____________________________________________________________________________________________________________________________________________________
          TOTAL                2,975          608,902,004         23,177          5,258,016,195.00             6,302           1,595,346,329.51
_____________________________________________________________________________________________________________________________________________________

         BSRM Underwriting Guidelines

         The BSRM Alt-A  Underwriting  Guidelines are intended to ensure that (i) the loan terms relate to the  borrower's  willingness and ability to repay and (ii) the value and  marketability  of the property are acceptable.  Both the Bear Option ARM loans  originated by BSRM and the 5 Yr. Secure Option ARM loans are originated pursuant to the BSRM Alt-A Underwriting Guidelines.

         The BSRM Alt-A Underwriting  Guidelines are less stringent than the standards  generally  acceptable to Fannie Mae and Freddie
Mac with regard to: (i)  documentation  parameters  and (ii) debt to income  ratios.  The BSRM  Underwriting  Guidelines  establish the maximum  permitted  loan-to-value  ratio and maximum loan amount for each loan type based upon prior  payment  history,  credit  score, occupancy type and other risk factors.  The maximum loan amount allowable for the Alt A program is $3,000,000.

         All of the Alt-A mortgage loans originated by BSRM are based on loan application  packages  submitted through the wholesale or correspondent  channel.  Based on the documentation type each loan application package has an application  completed by the prospective borrower that includes  information with respect to the applicant's  assets,  liabilities,  income,  credit and employment  history, as well as certain other  personal  information.  During the  underwriting  process,  BSRM  calculates  and verifies the loan  applicant's sources of income (except documentation types, which do not require such information to be stated or independently  verified),  reviews the credit history of the applicant,  calculates the debt-to-income  ratio to determine the applicant's  ability to repay the loan, and reviews the mortgaged  property for compliance  with the BSRM  Underwriting  Guidelines.  The mortgage loan file also contains a credit report  on each  applicant  from an  approved  credit  reporting  company.  Credit  history  is  measured  on credit  depth,  number of obligations, delinquency patterns and demonstrated intent to repay debts, which can be used to underwrite any file.

         The maximum allowable loan-to-value ratio varies based upon the income documentation,  property type,  creditworthiness,  debt service-to-income  ratio of the  applicant  and the  overall  risks  associated  with the loan  decision.  BSRM may  provide  secondary financing to a borrower  contemporaneously  with the origination of a mortgage loan, subject to a maximum combined  loan-to-value ratio of 100%.  BSRM's  Underwriting  Guidelines do not prohibit or otherwise  restrict a borrower from  obtaining  secondary  financing from lenders other than BSRM, whether at origination of the mortgage loan or thereafter.

         Exceptions to the BSRM Underwriting  Guidelines are considered with reasonable  compensating  factors on a case-by-case  basis and at the sole  discretion of senior  management.  When  exception  loans are  reviewed,  all loan elements are examined as a whole to determine the level of risk associated with approving the loan including  appraisal,  credit report,  employment,  compensating factors and  borrower's  willingness  and ability to repay the loan.  Compensating  factors may include,  but are not limited to,  validated or sourced/seasoned  liquid  reserves in excess of the program  requirements,  borrower's  demonstrated  ability to accumulate  savings or devote a greater  portion of income to housing  expense and  borrowers'  potential  for  increased  earnings  based on  education,  job training,  etc. Loan  characteristics  such as refinance  transactions where borrowers are reducing mortgage payments and lowering debt ratios may become compensating factors as well.

         Borrower Profile

         A prospective  borrower must  generally  demonstrate  that the ratio of the borrower's  monthly  housing  expenses  (including principal  and interest on the proposed  mortgage  loan and, as  applicable,  the related  monthly  portion of property  taxes,  hazard insurance  and mortgage  insurance)  to the  borrower's  monthly  gross income and the ratio of total monthly debt to the monthly gross income  (the  "debt-to-income"  ratios) are within BSRM  acceptable  limits.  If the  prospective  borrower  has applied for a negative amortization  loan with an  initial  fixed  rate  period of less than five years (the Bear  Option  ARM  loan),  the  mortgage  payment component of the monthly housing expense  calculation is based upon the  fully-indexed  rate using the principal and interest  payment.
If the negative  amortization  loan allows for an initial  fixed rate period of five years or more (the 5 Yr. Secure Option ARM loan or the 7 Yr. Secure Option ARM loan),  the mortgage payment  component of the monthly housing expense  calculation is based on the initial
Note Rate using the interest-only  payment. The maximum acceptable  debt-to-income  ratio, which is determined on a loan-by-loan basis, varies  depending on a number of  underwriting  criteria,  including the  loan-to-value  ratio,  loan  purpose,  loan amount and credit history of the borrower.  Under general  underwriting  guidelines,  BSRM permits a  debt-to-income  ratio based on the borrower's total monthly debt of up to 50%. In addition to meeting the debt-to-income  ratio guidelines,  each prospective  borrower is required to have sufficient  cash  resources to pay the down payment and cover  closing  costs and the monthly cash reserve  requirements  specified for the loan program being approved.

         BSRM Documentation Types

         The BSRM  mortgage  loans  were  originated  in  accordance  with  guidelines  established  by BSRM with one of the  following documentation  types: "Full  Documentation";  "Limited  Documentation";  "Lite  Documentation";  "Stated  Income/Verified  Assets"; "No
Ratio/Verified  Assets";  "Stated  Income/Stated  Assets"; "No Income/No Assets (NINA)"; "No Doc"; and "No Doc with Assets". The nature of the  information  that a borrower is  required  to disclose  and whether  the  information  is  verified  depends,  in part,  on the documentation type used in the origination process.

         Full  Documentation:  The Full  Documentation  type is based upon  current  year to date income  documentation  as well as the previous two year's income  documentation  (i.e., tax returns and/or W-2 forms) and either one recent pay-stub with current year income on pay stub or two recent  pay-stubs  within 30 days of closing if year to date income is not provided on pay-stub) or bank  statements for the previous 24 months.  Self-employed  borrowers  must be  self-employed  in the same business or have received 1099 income in the same job for the past two  years.  Borrowers  self-employed  for less than two  years  (but at least  one  year)  are  considered  on a case-by-case  basis subject to a two-year  history of previous  successful  employment in the same occupation or related field.  Assets must be  documented  and  independently  verified by means of a written  verification  of deposit  (VOD) with two (2)  months'  average balance;  most recent bank statements,  stocks or securities  statements covering a two-(2) month period. The borrower must demonstrate that they have  sufficient  reserves  (sourced and seasoned) of greater than or equal to three months  principal,  interest,  taxes and insurance. A verbal verification of employment is also completed within 10 days of funding the loan.

         Limited  Documentation:  The  Limited  Documentation  type is based on the  recent  twelve  (12)  months of  consecutive  bank statements.  Self-employed  borrowers must be  self-employed  in the same business or have received 1099 income in the same job for the past two years.  Assets must be documented  and  independently  verified by means of a written  verification  of deposit (VOD) with two
(2) months'  average  balance;  most recent bank  statements,  stocks or securities  statements  covering a two-(2)  month period.  The borrower  must  demonstrate  that they have  sufficient  reserves  (sourced  and  seasoned)  of greater  than or equal to three  months principal, interest, taxes and insurance.  A verbal verification of employment is also completed within 10 days of funding the loan.

         Lite  Documentation:  The Lite  Documentation  type is based on the  recent  six (6) months of  consecutive  bank  statements.
Self-employed  borrowers  must be  self-employed  in the same  business or have  received  1099 income in the same job for the past two years.  Assets must be documented and independently  verified by means of a written  verification of deposit (VOD) with two (2) months'
average  balance;  most recent bank  statements,  stocks or securities  statements  covering a two-(2) month period.  The borrower must demonstrate that they have sufficient  reserves  (sourced and seasoned) of greater than or equal to three months  principal,  interest, taxes and insurance.  A verbal verification of employment is also completed within 10 days of funding the loan.

         Stated Income: The Stated Income  documentation type requires the applicant's  employment and income sources covering the past two (2) year  period to be stated on the  application.  Self-employed  borrowers  must be  self-employed  in the same  business or have received  1099  income in the same job for the past two years.  The  applicant's  income as stated must be  reasonable  for the related occupation,  borrowers'  credit profile and stated asset, in the loan  underwriter's  discretion.  However,  the applicant's  income as stated on the application is not independently  verified.  Assets must be documented and  independently  verified by means of a written verification  of deposit (VOD) with two (2) months'  average  balance;  most recent bank  statements,  stocks or securities  statements covering a two-(2) month period.  The borrower must  demonstrate that they have sufficient  reserves  (sourced and seasoned) of greater than or equal to three months principal,  interest,  taxes and insurance.  A verbal verification of employment is also completed within
10 days of funding the loan.

         No Ratio: The No Ratio  documentation  type requires the applicant's  employment sources covering the past two (2) year period to be stated on the  application.  Self-employed  borrowers must be  self-employed in the same business or have received 1099 income in the  same job for the past  two  years.  The  applicant's  employment  is  independently  verified  through  a verbal  verification  of employment,  however the income is not stated on the application.  Assets must be documented and  independently  verified by means of a written  verification  of deposit  (VOD) with two (2)  months'  average  balance;  most recent bank  statements,  stocks or  securities statements  covering a two-(2) month period.  The borrower must demonstrate that they have sufficient  reserves  (sourced and seasoned)
of greater than or equal to three months principal, interest, taxes and insurance.

         Stated  Income/Stated  Assets: The Stated  Income/Stated  Assets  documentation  type requires the applicant's  employment and income sources  covering the past two (2) year period to be stated on the  application.  Self-employed  borrowers must be self-employed in the same  business or have  received 1099 income in the same job for the past two years.  The  applicant's  income as stated must be reasonable for the related occupation,  borrowers' credit profile and stated asset, in the loan underwriter's discretion.  However, the applicant's  income as  stated  on the  application  is not  independently  verified.  Assets  as  stated  on the  application  are not independently  verified.  The borrower must  demonstrate that they have sufficient  reserves  (sourced and seasoned) of greater than or equal to three months principal,  interest,  taxes and insurance.  A verbal verification of employment is also completed within 10 days of funding the loan.

         No Income/No Assets (NINA):  The NINA  documentation  type requires the applicant's  employment  sources covering the past two
(2) year period to be stated on the  application.  Self-employed  borrowers must be self-employed in the same business or have received
1099  income  in the same  job for the  past  two  years.  The  applicant's  employment  is  independently  verified  through  a verbal verification  of  employment;  however  the income and the assets are not stated on the  application.  Borrower's  ability to repay the loan is based upon past credit history and FICO score.

         No Doc: The No Doc  documentation  type does not require the  applicant's  income,  employment  sources or assets to be stated
on the application.  Borrower's ability to repay the loan is based upon past credit history and FICO score.

         No Doc with Assets:  The No Doc with Assets  documentation  type does not require the applicant's  income,  employment sources to be stated on the application.  Assets must be documented and  independently  verified by means of a written  verification of deposit
(VOD) with two (2) months' average  balance;  most recent bank  statements,  stocks or securities  statements  covering a two-(2) month period. The borrower must demonstrate that
they have  sufficient  reserves  (sourced  and  seasoned)  of greater  than or equal to three  months  principal,  interest,  taxes and insurance.  Borrower's ability to repay the loan is based upon past credit history; FICO score and verified assets.

         Credit Profile

         The mortgage loan file also contains a credit report on each  applicant  from an approved  credit  reporting  company.  Credit history is measured on credit depth, number of obligations,  delinquency  patterns and demonstrated intent to repay reports,  which can be used to  underwrite  any file. A tri-merged  credit report is required for all loan  submissions.  The report must be from the three nationally recognized credit repositories and show all credit trades regardless of negative or positive status.

         The credit  profile  review must  encompass  the last  twenty-four  months.  If the  borrower  has lived in his or her current residence  for less than twelve  months,  credit  must be  searched  using both the  current  and former  address(es).  In  assessing a prospective borrower's  creditworthiness,  BSRM may use FICO Credit Scores. "FICO Credit Scores" are statistical credit scores designed to assess a  borrower's  creditworthiness  and  likelihood  to default  on a consumer  obligation  over a  two-year  period  based on a borrower's  credit  history.  FICO  Credit  Scores  were not  developed  to predict the  likelihood  of default on mortgage  loans and, accordingly,  may not be  indicative  of the  ability  of a  borrower  to repay its  mortgage  loan.  FICO  Credit  Scores  range  from approximately  250 to approximately  900, with higher scores  indicating an individual with a more favorable credit history compared to an individual with a lower score.  Underwriters  arrive at each  borrower's  credit score by selecting the middle score of three credit scores or the lower of two scores, when only two scores are reported.  The representative score for the loan is  determined  by the score of the  primary  wage-earner  or the  lowest-scoring  borrower in the case in which the income is not verified or documented.  The minimum representative score for each loan underwritten to BSRM's Alt-A underwriting guidelines is 620.

         Property Requirements

         The BSRM  Underwriting  Guidelines are applied in accordance with a procedure that complies with applicable  federal and state laws and  regulations  and requires (i) an appraisal of the mortgaged  property that conforms to the Uniform  Standards of Professional
Appraisal  Practice and are  generally  on forms  similar to those  acceptable  to Fannie Mae and Freddie Mac and (ii) a review of such appraisal, which review is conducted by a BSRM underwriter.

         Properties that secure BSRM mortgage loans have a valuation  appraisal  performed by a qualified and licensed  appraiser.  All appraisers  providing  services must comply with the respective state and federal laws. An appraisal must not be more than 120 days old at the  Closing  Date or a  re-certification  of value is  required.  The  original  appraiser  must  perform  re-certification.  As an alternative,  a field review with comparable  properties  that sold in the last three months and support the value is also  acceptable, in lieu of the  re-certification  of value.  After 180 days,  a new  appraisal  is  required  regardless  of whether an existing or new construction  property.  All combined  loan amounts  greater than  $650,000 and less than or equal to  $1,000,000  require two original appraisals.  The second appraisal must be from a BSRM nationally approved  appraiser.  The value used to determine the LTV/CLTV will be the lesser of the two values.  BSRM  combined  loans  amounts  greater  that  $1,500,000  in the state of  California  will require two appraisals;  the second appraisal must be from a BSRM nationally approved  appraiser.  The value used to determine the LTV/CLTV will be the lesser of the two values.

         Each  appraisal  is  reviewed  by a  representative  of BSRM,  who has the  right to  request a second  appraisal,  additional information or explanations,  lower the approved loan amount,  reduce the maximum allowable  loan-to-value ratio or deny the loan based on the appraisal.

         BSRM requires that all of its BSRM mortgage  loans have title  insurance.  BSRM also requires that fire and extended  coverage casualty  insurance be maintained on the mortgaged  property in an amount at least equal to the lesser of the principal  balance of the related mortgage loan or the replacement cost of the mortgaged property.
BSRM also  requires  that all mortgage  loans where the  appraisal  has  determined  that the property lies in certain zones have flood insurance. Manufactured homes and mobile homes are ineligible property types under the BSRM Underwriting Guidelines.

                                                    DESCRIPTION OF THE CERTIFICATES

         The Trust will issue the  certificates  pursuant to the Agreement.  The  certificates  consist of the classes of  certificates reflected in the Term Sheet,  which we refer to  collectively  as the offered  certificates,  and one or more classes of Class R, Class
R-X,  Class XP and such other  non-offered  certificates  identified  in the Term Sheet,  which are not offered  publicly.  The offered certificates  may  include  classes of  certificates  which are only  entitled  to  interest  payments  and are  referred  to herein as
Interest-Only  Certificates.  The various classes of Class A Certificates  and the  Interest-Only  Certificates are also referred to as the senior  certificates;  and the various classes of Class M Certificates and Class B Certificates are referred to herein as the Class
M Certificates  or Class B  Certificates,  respectively,  or,  collectively,  the  subordinate  certificates.  The Class A, Class M and certain  classes  of the  Class B  Certificates  offered  by the  Term  Sheet  are  collectively  referred  to  herein  as the  offered certificates.  Certain  classes of grantor trust  certificates  may be issued and included as offered  certificates as described in the
Term Sheet and under "Description of the  Certificates—The  Grantor Trust and Grantor Trust  Certificates"  herein.  Certain classes of certificates,  the Insured  Certificates,  may have the benefit of a certificate  insurance  policy issued by a certificate  insurer as described  in the Term  Sheet and under  "Description  of the  Certificates—The  Insured  Certificates  and the  Certificate  Insurance
Policy."

         Holders of the Residual  Certificates  will be entitled to receive any residual cash flow from the mortgage pool, which is not expected to be significant.  A holder of a Residual  Certificate will not have a right to alter the structure of the  transaction.  The initial owner of the Class R Certificates is expected to be Bear, Stearns Securities Corp.

General

         The certificates  issued by the Trust will consist of the offered  certificates and the non-offered  certificates.  If issued, the grantor trust certificates will also be offered  certificates.  The offered certificates are primarily described in this term sheet supplement and the Term Sheet.

         The certificates  will evidence in the aggregate the entire beneficial  ownership  interest in the Trust or the grantor trust, as applicable.  The Trust will  generally  consist of (i) the mortgage  loans;  (ii) such assets as from time to time are identified as deposited in respect of the mortgage loans in the Custodial  Account (as defined in the  prospectus)  established for the collection of payments on the mortgage  loans serviced by the Servicer and in the  Distribution  Account (each as defined below) and belonging to the
Trust;  (iii)  property  acquired by foreclosure of such mortgage  loans or by deed in lieu of  foreclosure;  (iv) any standard  hazard insurance  policies;  (v) such other assets as described in the  Agreement;  (vi) the  certificate  insurance  policy,  if any, for the benefit of the related class of certificates  and (vii) all proceeds of the foregoing.  The grantor trust  certificates  will represent the entire  interest in the grantor trust.  The assets of the grantor trust will consist of the underlying  grantor trust  certificates and the related swap agreements.

         The offered certificates (other than the Residual  Certificates) will be issued,  maintained and transferred on the book-entry records  of DTC,  Clearstream  Banking,  société  anonyme  and the  Euroclear  System  and each of their  participants  in the  minimum denominations  set forth in the Term Sheet. The Residual  Certificates  will be offered in registered,  certificated  form, in a single certificate of $100. The Residual Certificates (together with any Book-entry  Certificates  re-issued as definitive  certificates) will be  transferable  and  exchangeable  at the offices of the  Trustee.  See Annex I hereto and  "Description  of the  Securities—Form  of
Securities" and "—Global Securities" in the prospectus.

         Each class of Book-Entry  Certificates will initially be represented by one or more Global  Securities  registered in the name of a nominee of DTC. The Depositor has been informed by DTC that DTC's  nominee will be Cede & Co.  Beneficial  interests  will be held by investors  through the book-entry  facilities of DTC in the minimum  denominations  set forth in the Term Sheet.  See Annex I hereto and "Description of the Securities—Form of Securities" and "—Global Securities" in the prospectus.

         No person  acquiring  an  interest in any class of the  Book-Entry  Certificates  will be  entitled  to receive a  certificate representing  such  person's  interest,  except as set forth  below  under  "—Definitive  Certificates".  Unless  and until  definitive certificates  are issued under the limited  circumstances  described  herein,  all  references  to actions by  certificateholders  with respect to the Book-Entry  Certificates  shall refer to actions taken by DTC upon instructions from its participants and all references herein to  distributions,  notices,  reports and statements to  certificateholders  with respect to the Book-Entry  Certificates  shall refer  to  distributions,  notices,  reports  and  statements  to  DTC or  Cede & Co.,  as  the  registered  holder  of the  Book-Entry
Certificates,  for  distribution  to  Certificate  Owners  in  accordance  with DTC  procedures.  See  "—Book-Entry  Registration"  and
"—Definitive Certificates" herein.

         All  distributions  to  holders  of the  offered  certificates,  other  than the final  distribution  on any class of  offered certificates,  will be made on each  distribution  date by or on  behalf of the  Trustee  to the  persons  in whose  names the  offered certificates  are  registered  at the close of business  on the related  Record  Date.  Distributions  will be made either (a) by check mailed to the address of each  certificateholder  as it appears in the certificate  register or (b) upon written request to the Trustee at least five business days prior to the relevant  Record Date by any holder of offered  certificate,  by wire transfer in  immediately available  funds to the account of the  certificateholders  specified in the request.  The final  distribution  on any class of offered certificates  will be made in a like manner,  but only upon presentment and surrender of the class at the corporate trust office of the
Trustee,  for these purposes located at Sixth Street and Marquette Avenue,  Minneapolis,  Minnesota 55479,  Attention:  Corporate Trust
Group, Bear Stearns Mortgage Funding Trust 2007-AR5,  or any other location specified in the notice to  certificateholders of the final distribution.

         The certificates will not be listed on any securities  exchange or quoted in the automated  quotation system of any registered securities  association.  As a result,  investors in the certificates may experience limited liquidity.  See "Risk Factors—The  Offered
Certificates  Will Have Limited  Liquidity,  So You May Be Unable to Sell Your  Securities  or May Be Forced to Sell Them at a Discount
from Their Fair Market Value" herein.

The Grantor Trust and Grantor Trust Certificates

         Certain classes of certificates  may be deposited into a grantor trust together with the right to certain  payments to be made by a swap counterparty  identified in the Term Sheet pursuant to one or more swap agreements,  as applicable.  These certificates,  the underlying  grantor trust  certificates,  will be  non-offered  certificates.  The grantor trust will issue  certificates,  the grantor trust  certificates,  which will be offered  certificates  and will correspond to the related  underlying  grantor trust  certificates.
Distributions of interest and/or principal on the grantor trust  certificates  will primarily be made (i) through payments  received on the related  underlying  grantor trust certificates from amounts received in connection with the related mortgage loans (after payments of any fees and expenses of the grantor  trust) and (ii) from  payments that may be made  pursuant to the related swap  agreement.  The specific terms, including the pass-through rate, of the grantor trust certificates will be further described in the Term Sheet.

         The grantor trust  certificates  will represent the entire interest in the grantor trust. The assets of the grantor trust will consist of the underlying  grantor trust  certificates and the related swap agreements.  Each class of grantor trust  certificates will be entitled to payments from the related swap  agreement  only.  The related swap agreement may provide for payments to be made so that the related  grantor  trust  certificates  will receive  interest  payments at a  pass-through  rate equal to one-month  LIBOR plus the related margin, less interest shortfalls  allocated to such certificates.  In addition,  the swap agreement may provide for the payment of an amount equal to any net deferred interest  allocated to the related  underlying  grantor trust  certificates on each distribution date for payment to the related  grantor  trust  certificates.  Certain  swap  agreements  may provide for both types of payments to be made on the grantor trust  certificates.  Net deferred  interest  allocated to the underlying  grantor trust  certificates  will not be added to the current principal amount of the related grantor trust certificates,  however,  realized losses allocated to the underlying grantor trust certificates will be allocated to the related grantor trust  certificates.  On each distribution  date,  distributions of principal on the grantor trust  certificates  will be made after the payment of amounts due to the related swap  counterparty  for such distribution  date and the distribution of accrued  interest on the related grantor trust  certificates,  each as further  described in the Term Sheet.

         In the event of the  termination  of a swap  agreement  because of a default or other  event of  termination  by either  party thereto,  an amount may become due and payable  either from the swap  counterparty  to the  grantor  trust (for  payment to the related grantor trust  certificates) or to the swap  counterparty  from amounts  otherwise  payable from the grantor trust to the grantor trust certificates.

The Insured Certificates and the Certificate Insurance Policy

         Certain  classes of  certificates  may be entitled to the benefit of a certificate  insurance  policy,  a Policy,  issued by a
Certificate  Insurer.  These class of  certificates  are  sometimes  referred to herein as the Insured  Certificates.  The  Certificate
Insurer  will issue the  Policy for the  benefit  of the  holders  of the  related  certificates  only.  The  Certificate  Insurer,  in consideration of the payment of the premium and subject to the terms of the Policy,  unconditionally  guarantees the payment of certain insured  amounts set forth in the Policy (as further  described in the related  Prospectus  Supplement) to the Trustee on behalf of the holders of the related  certificates.  The  Certificate  Insurer will pay all insured  amounts  pursuant to and in accordance  with the terms of the related Policy.

         The  Certificate  Insurer's  obligation  under the Policy  will be  discharged  to the extent  that funds are  received by the
Trustee for payment to the holders of the related  certificates  whether or not those funds are properly paid by the Trustee.  Payments of any insured  amounts will be made only at the time set forth in the Policy,  and no accelerated  payments of insured amounts will be made  regardless of any  acceleration  of the related  certificates,  unless the  acceleration is at the sole option of the Certificate
Insurer.

         The Policy  will not cover  Prepayment  Interest  Shortfalls,  Basis Risk  Shortfalls  or any  shortfalls  resulting  from Net
Deferred  Interest or from the application of the Relief Act or similar state laws allocated to the related class of certificates,  nor does the Policy  guarantee to the holders of the related  certificates  any  particular  rate of principal  payment.  In addition,  the
Policy does not cover  shortfalls,  if any,  attributable  to the liability of the trust,  any REMIC,  the Trustee or any holder of the related  certificates  for  withholding  taxes, if any,  (including  interest and penalties in respect of any liability for withholding taxes) nor any risk (unless  specified  in the Policy),  including  the failure of the Trustee to make any payment  required  under the
Agreement  to the  holders of the  related  certificates.  The Policy will not cover any  reduction  in the amount of Current  Interest payable  to the  holders  of the  related  certificates  on any  distribution  date due to the  pass-through  rate  for  such  class of certificates exceeding the related Net Rate Cap for such class of certificates on such distribution date.

         The  Certificate  Insurer will be subrogated to the rights of each holder of the related class of  certificates  to the extent of any payment by the certificate insurer under the related Policy.

         The Policy and the obligations of the  Certificate  Insurer  thereunder  will terminate  without any action on the part of the
Certificate Insurer or any other person in accordance with the terms of the Policy.

Book-Entry Registration

         DTC is a  limited-purpose  trust company  organized  under the laws of the State of New York, a member of the Federal  Reserve
System,  a "clearing  corporation"  within the meaning of the New York Uniform  Commercial  Code,  and a "clearing  agency"  registered pursuant  to the  provisions  of Section 17A of the  Exchange  Act.  DTC was created to hold  securities  for its  participants  and to facilitate the clearance and settlement of securities  transactions  between  participants  through  electronic  book entries,  thereby eliminating the need for physical movement of certificates.

         Certificate  Owners that are not  participants or indirect  participants  but desire to purchase,  sell or otherwise  transfer ownership of, or other interests in, the Book-Entry  Certificates  may do so only through  participants and indirect  participants.  In addition,  Certificate  Owners will receive all  distributions  of principal of and interest on the  Book-Entry  Certificates  from the
Trustee  through DTC and DTC  participants.  The Trustee will forward  payments to DTC in same day funds and DTC will forward  payments to  participants in next day funds settled through the New York Clearing  House.  Each  participant  will be responsible for disbursing the  payments.  Unless and until  definitive  certificates  are  issued,  it is  anticipated  that the only  certificateholders  of the
Book-Entry Certificates will be Cede &
Co., as nominee of DTC.  Certificate  Owners will not be recognized by the Trustee as  certificateholders,  as such term is used in the
Agreement and Certificate  Owners will be permitted to exercise the rights of  certificateholders  only indirectly  through DTC and its participants.

         Under the Rules, DTC is required to make book-entry  transfers of Book-Entry  Certificates  among  participants and to receive and transmit distributions of principal of, and interest on, the Book-Entry  Certificates.  Participants and indirect participants with which  Certificate  Owners have  accounts  with  respect to the  Book-Entry  Certificates  similarly  are  required to make  book-entry transfers and receive and transmit these payments on behalf of their respective Certificate Owners.  Accordingly,  although Certificate
Owners will not possess definitive  certificates,  the Rules provide a mechanism by which Certificate Owners through their participants and indirect participants will receive payments and will be able to transfer their interest.

         Because  DTC can only act on behalf of  participants,  who in turn act on behalf  of  indirect  participants  and on behalf of certain banks, the ability of a Certificate Owner to pledge  Book-Entry  Certificates to persons or entities that do not participate in the DTC  system,  or to  otherwise  act with  respect to  Book-Entry  Certificates,  may be  limited  due to the  absence  of  physical certificates for the Book-Entry  Certificates.  In addition,  under a book-entry  format,  Certificate  Owners may experience delays in their receipt of payments since distribution will be made by the Trustee to Cede & Co., as nominee for DTC.

         Under the  Rules,  DTC will  take  action  permitted  to be taken by a  certificateholders  under  the  Agreement  only at the direction of one or more  participants to whose DTC account the Book-Entry  Certificates are credited.  Additionally,  under the Rules,
DTC will take actions with respect to specified  voting rights only at the direction of and on behalf of  participants  whose  holdings of Book-Entry  Certificates  evidence these specified voting rights. DTC may take conflicting actions with respect to voting rights, to the extent that participants whose holdings of Book-Entry Certificates evidence voting rights authorize divergent action.

         The  Depositor,  the  Servicer,  the Trustee  and the grantor  trustee  will have no  liability  for any aspect of the records relating to or payments  made on account of  beneficial  ownership  interests  in the  Book-Entry  Certificates  held by Cede & Co., as nominee for DTC, or for  maintaining,  supervising  or reviewing any records  relating to beneficial  ownership  interests or transfers thereof.

Definitive Certificates

         Definitive  certificates  will be issued to  Certificate  Owners or their  nominees,  respectively,  rather than to DTC or its nominee,  only if (1) the  Depositor  advises the Trustee in writing that DTC is no longer  willing or able to properly  discharge  its responsibilities  as clearing  agency with respect to the  Book-Entry  Certificates  and the  Depositor is unable to locate a qualified successor  within 30 days or (2) the Depositor,  at its option,  elects to terminate the book-entry  system through DTC.  Additionally, after the occurrence of an event of default under the Agreement,  any Certificate Owner materially and adversely  affected thereby may, at its option,  request and,  subject to the procedures set forth in the Agreement,  receive a definitive  certificate  evidencing such
Certificate Owner's fractional undivided interest in the related class of certificates.

         Upon its receipt of notice of the occurrence of any event described in the  immediately  preceding  paragraph,  the Trustee is required to request that DTC notify all Certificate  Owners through its  participants of the  availability of definitive  certificates.
Upon  surrender by DTC of the  definitive  certificates  representing  the  Book-Entry  Certificates  and receipt of  instructions  for re-registration,  the Trustee will reissue the Book-Entry  Certificates as definitive  certificates issued in the respective  principal amounts owned by individual  Certificate  Owners,  and thereafter the Trustee will recognize the holders of definitive  certificates as certificateholders under the Agreement.

Distributions on the Certificates

         Loan  Group  I. On each  distribution  date,  the  Trustee  will  withdraw  the  available  funds  for  loan  group I from the
Distribution Account for such distribution date and apply such amounts as follows:

         First,  to pay any accrued  and unpaid  interest on the related  Class A, Class M and Class B  Certificates  in the  following order of priority:

         1.       From Interest Funds with respect to loan group I, to the related Class A Certificates and Interest-Only  Certificates
                  (allocated as described in the Term Sheet),  the Current Interest and then any Interest Carry Forward Amount for such certificates;

         2.       From remaining Interest Funds with respect to loan group I, to each class of Class M Certificates,  starting with the
                  Class M Certificates  with the lowest numerical  designation,  sequentially,  in that order, the Current Interest for each such Class,  and then, from remaining  Interest Funds, to each class of Class B Certificates,  starting with the
                  Class B Certificates  with the lowest numerical  designation,  sequentially,  in that order, the Current Interest for each such Class;

         3.       Any related  Excess  Spread to the extent  necessary  to meet a level of  overcollateralization  equal to the related
                  Overcollateralization  Target Amount will be the Extra Principal  Distribution Amount and will be included as part of the Principal Distribution Amount and distributed in accordance with Second (A) and (B) below; and

         4.       Any remaining  related  Excess  Spread will be the Remaining  Excess Spread from such loan group and will be applied, together  with the  related  Overcollateralization  Release  Amount,  as Excess Cash from  pursuant to clauses  Third through Eighth below.

         On any  distribution  date, any shortfalls  resulting on the related mortgage loans from the application of the Relief Act and any Prepayment Interest Shortfalls to the extent not covered by Compensating  Interest Payments will be allocated,  first, in reduction of amounts otherwise distributable to the Residual Certificates,  and thereafter,  to the Current Interest payable to the Interest-Only
Certificates,  Class A, Class M and Class B Certificates in such loan group, on a pro rata basis, on such  distribution  date, based on the  respective  amounts of  interest  accrued on such  certificates  for such  distribution  date.  The  holders of the  Interest-Only
Certificates, Class A, Class M and Class B Certificates will not be entitled to reimbursement for any such interest shortfalls.

         Second,  to pay as principal on the related Class A, Class M and Class B  Certificates  entitled to payments of principal,  in the following order of priority:

(A)      On each  distribution  date (i) prior to the Stepdown Date or (ii) on which a Trigger Event is in effect,  Principal Funds and the Extra Principal Distribution Amount for such distribution date will be distributed:

                  1.  To the Class A  Certificates  in loan group I (allocated as described in the Term Sheet),  an amount equal to the
         Principal Distribution Amount for that loan group until the Current Principal Amounts thereof is reduced to zero;

                  2.  To the Class M  Certificates  in loan group I, starting with the Class M Certificates  with the lowest  numerical designation,  sequentially,  in that order,  any remaining  Principal  Distribution  Amount for loan group I until the Current
         Principal Amount of such Class M Certificate is reduced to zero;

                  3.  To the Class B  Certificates  in loan group I, starting with the Class B Certificates  with the lowest  numerical designation,  sequentially,  in that order,  any remaining  Principal  Distribution  Amount for loan group I until the Current
         Principal Amount of such Class B Certificate is reduced to zero;

(B)      On each  distribution  date on or after the Stepdown  Date, so long as a Trigger Event is not in effect,  Principal  Funds and the Extra Principal Distribution Amount for such distribution date will be distributed:

                  1.  To the Class A  Certificates  in loan group I (allocated as described in the Term Sheet),  an amount equal to the
         Class I-A Principal Distribution Amount until the Current Principal Amounts thereof is reduced to zero;

                  2.  To the Class M  Certificates  in loan group I, starting with the Class M Certificates  with the lowest  numerical designation,  sequentially,  in that order, such class's Class I-M Principal  Distribution Amount, until the Current Principal
         Amount of such class is reduced to zero;

                  3.  To the Class B  Certificates  in loan group I, starting with the Class B Certificates  with the lowest  numerical designation,  sequentially,  in that order, such class's Class I-B Principal  Distribution Amount, until the Current Principal
         Amount of such class is reduced to zero;

(C)      Notwithstanding  the provisions of clauses Second (A) and (B) above, if on any  distribution  date the senior  certificates in loan group I are no longer  outstanding,  the portion of the  Principal  Distribution  Amount or the Class I-A  Principal  Distribution
Amount,  as applicable,  otherwise  allocable to such  certificates  will be allocated to the outstanding  senior  certificates in loan group II and will be distributed  among such  certificates  in the manner set forth in Second (A) and (B) below,  as applicable,  until the Current Principal Amount of such classes have been reduced to zero.

         Third,  from any Excess  Cashflow for loan group I, to the related Class A  Certificates  and the  Interest-Only  Certificates
(allocated as described in the Term Sheet),  an amount equal to (i) any Interest  Carry  Forward  Amount for such classes to the extent not fully  paid  pursuant  to  subclause  First 1 above  and then (ii) any  Unpaid  Realized  Loss  Amount  for such  classes  for such distribution date;

         Fourth, from any remaining Excess Cashflow,  to the related Class M Certificates,  starting with the Class M Certificates with the lowest numerical  designation,  sequentially,  in that order an amount equal to (a) any Interest Carry Forward Amount, and then (b)
any Unpaid Realized Loss Amount for such class for such distribution date;

         Fifth,  from any remaining Excess Cashflow,  to the related Class B certificates,  starting with the Class B certificates with the lowest numerical  designation,  sequentially,  in that order an amount equal to (a) any Interest Carry Forward Amount, and then (b)
any Unpaid Realized Loss Amount for such class for such distribution date;

         Sixth,  from any remaining  Excess  Cashflow,  to the related Class A Certificates  (allocated as described in the Term Sheet)
any Basis Risk Shortfall and any Basis Risk Shortfall Carry Forward Amount for such class for such distribution date;

         Seventh,  from any remaining  Excess  Cashflow,  to the related Class M  Certificates,  starting with the Class M Certificates with the lowest numerical  designation,  sequentially,  in that order, and then to the Class B Certificates,  starting with the Class B
Certificates  with the  lowest  numerical  designation,  sequentially,  in that  order,  any Basis  Risk  Shortfall  and any Basis Risk
Shortfall Carry Forward Amount, in each case for such class for such distribution date; and

         Eighth, any remaining amounts to the Residual Certificates.

         Loan  Group  II. On each  distribution  date,  the  Trustee  will  withdraw  the  available  funds for loan  group II from the
Distribution Account for such distribution date and apply such amounts as follows:

         First,  to pay any accrued  and unpaid  interest on the related  Class A, Class M and Class B  Certificates  in the  following order of priority:

         1.       From Interest  Funds with respect to loan group II,  first,  to the related Class A  Certificates  and  Interest-Only
                  Certificates  (allocated as described in the Term Sheet),  the Current  Interest and then any Interest  Carry Forward
                  Amount for such certificates and second,  to the Certificate  Insurer,  if applicable,  certain amounts due under the related Policy as set forth in the related Prospectus Supplement;

         2.       From  remaining  Interest Funds with respect to loan group II, to each class of Class M  Certificates,  starting with the Class M Certificates  with the lowest numerical  designation,  sequentially,  in that order, the Current Interest for each such Class,  and then, from remaining  Interest Funds, to each class of Class B Certificates,  starting with the Class B Certificates  with the lowest numerical  designation,  sequentially,  in that order, the Current Interest for each such Class;

         3.       Any related  Excess  Spread to the extent  necessary  to meet a level of  overcollateralization  equal to the related
                  Overcollateralization  Target Amount will be the Extra Principal  Distribution Amount and will be included as part of the Principal Distribution Amount and distributed in accordance with Second (A) and (B) below; and

         4.       Any remaining  related  Excess  Spread will be the Remaining  Excess Spread from such loan group and will be applied, together  with the  related  Overcollateralization  Release  Amount,  as Excess Cash from  pursuant to clauses  Third through Eighth below.

         On any  distribution  date, any shortfalls  resulting on the related mortgage loans from the application of the Relief Act and any Prepayment Interest Shortfalls to the extent not covered by Compensating  Interest Payments will be allocated,  first, in reduction of amounts otherwise distributable to the Residual Certificates,  and thereafter,  to the Current Interest payable to the Interest-Only
Certificates,  Class A, Class M and Class B Certificates in such loan group, on a pro rata basis, on such  distribution  date, based on the  respective  amounts of  interest  accrued on such  certificates  for such  distribution  date.  The  holders of the  Interest-Only
Certificates, Class A, Class M and Class B Certificates will not be entitled to reimbursement for any such interest shortfalls.

         Second,  to pay as principal on the related Class A, Class M and Class B  Certificates  entitled to payments of principal,  in the following order of priority:

(A)      On each  distribution  date (i) prior to the Stepdown Date or (ii) on which a Trigger Event is in effect,  Principal Funds and the Extra Principal Distribution Amount for such distribution date will be distributed:

                  1.  To the Class A  Certificates  in loan group II  (allocated  as  described in the Term  Sheet),  first,  an amount equal to the  Principal  Distribution  Amount for that loan group until the Current  Principal  Amounts  thereof is reduced to zero and second, to the Certificate  Insurer, if applicable,  certain amounts due under the related Policy as set forth in the related Prospectus Supplement;

                  2.  To the Class M Certificates  in loan group II, starting with the Class M Certificates  with the lowest  numerical designation,  sequentially,  in that order, any remaining  Principal  Distribution  Amount for loan group II until the Current
         Principal Amount of such Class M Certificate is reduced to zero;

                  3.  To the Class B Certificates  in loan group II, starting with the Class B Certificates  with the lowest  numerical designation,  sequentially,  in that order, any remaining  Principal  Distribution  Amount for loan group II until the Current
         Principal Amount of such Class B Certificate is reduced to zero;

(B)      On each  distribution  date on or after the Stepdown  Date, so long as a Trigger Event is not in effect,  Principal  Funds and the Extra Principal Distribution Amount for such distribution date will be distributed:

                  1.  To the Class A Certificates  in loan group II (allocated as described in the Term Sheet),  first, an amount equal to the Class I-A Principal  Distribution  Amount until the Current Principal Amounts thereof is reduced to zero and second, to the Certificate  Insurer,  if applicable,  certain amounts due under the related Policy as set forth in the related Prospectus
         Supplement;

                  2.  To the Class M Certificates  in loan group II, starting with the Class M Certificates  with the lowest  numerical designation,  sequentially,  in that order, such class's Class I-M Principal  Distribution Amount, until the Current Principal
         Amount of such class is reduced to zero;

                  3.  To the Class B Certificates  in loan group II, starting with the Class B Certificates  with the lowest  numerical designation,  sequentially,  in that order, such class's Class I-B Principal  Distribution Amount, until the Current Principal
         Amount of such class is reduced to zero;

(C)      Notwithstanding  the provisions of clauses Second (A) and (B) above, if on any  distribution  date the senior  certificates in loan group II are no longer  outstanding,  the portion of the Principal  Distribution  Amount or the Class I-A  Principal  Distribution
Amount,  as applicable,  otherwise  allocable to such  certificates  will be allocated to the outstanding  senior  certificates in loan group I and will be  distributed  among such  certificates  in the  manner  set forth in Second (A) and (B) above with  respect to loan group I, as applicable, until the Current Principal Amount of such classes have been reduced to zero.

         Third,  from any Excess  Cashflow for loan group II, to the related Class A Certificates  and the  Interest-Only  Certificates
(allocated as described in the Term Sheet),  an amount equal to (i) any Interest  Carry  Forward  Amount for such classes to the extent not fully paid  pursuant to  subclause  First 1 above and then (ii) first,  any Unpaid  Realized  Loss Amount for such classes for such distribution date and second, to the Certificate  Insurer, if applicable,  certain amounts due under the related Policy as set forth in the related Prospectus Supplement;

         Fourth, from any remaining Excess Cashflow,  to the related Class M Certificates,  starting with the Class M Certificates with the lowest numerical  designation,  sequentially,  in that order an amount equal to (a) any Interest Carry Forward Amount, and then (b)
any Unpaid Realized Loss Amount for such class for such distribution date;

         Fifth,  from any remaining Excess Cashflow,  to the related Class B certificates,  starting with the Class B certificates with the lowest numerical  designation,  sequentially,  in that order an amount equal to (a) any Interest Carry Forward Amount, and then (b)
any Unpaid Realized Loss Amount for such class for such distribution date;

         Sixth,  from any remaining  Excess  Cashflow,  to the related Class A Certificates  (allocated as described in the Term Sheet)
any Basis Risk Shortfall and any Basis Risk Shortfall Carry Forward Amount for such class for such distribution date;

         Seventh,  from any remaining  Excess  Cashflow,  to the related Class M  Certificates,  starting with the Class M Certificates with the lowest numerical  designation,  sequentially,  in that order, and then to the Class B certificates,  starting with the Class B certificates  with the  lowest  numerical  designation,  sequentially,  in that  order,  any Basis  Risk  Shortfall  and any Basis Risk
Shortfall Carry Forward Amount, in each case for such class for such distribution date; and

         Eighth, any remaining amounts to the Residual Certificates.

         Loan Group III.  On each  distribution  date,  the  Trustee  will  withdraw  the  available  funds for loan group III from the
Distribution Account for such distribution date and apply such amounts as follows:

         First,  to pay any accrued  and unpaid  interest on the related  Class A, Class M and Class B  Certificates  in the  following order of priority:

         1.       from Interest  Funds with respect to loan group III,  first,  to the related Class A Certificates  and  Interest-Only
                  Certificates  (allocated as described in the Term Sheet),  the Current  Interest and then any Interest  Carry Forward
                  Amount for such  certificates  for such  distribution  date and second,  to the Certificate  Insurer,  if applicable, certain amounts due under the related Policy as set forth in the related Prospectus Supplement; and

         2.       from remaining  Interest Funds with respect to loan group III, to each class of Class M  Certificates,  starting with the Class M Certificates  with the lowest numerical  designation,  sequentially,  in that order, the Current Interest for each such Class,  and then, from remaining  Interest Funds, to each class of Class B Certificates,  starting with the Class B Certificates  with the lowest numerical  designation,  sequentially,  in that order, the Current Interest for each such Class;

         On any  distribution  date, any shortfalls  resulting on the related mortgage loans from the application of the Relief Act and any Prepayment Interest Shortfalls to the extent not covered by Compensating  Interest Payments will be allocated,  first, in reduction of amounts otherwise distributable to the Residual Certificates,  and thereafter,  to the Current Interest payable to the Interest-Only
Certificates,  Class A, Class M and Class B Certificates in such loan group, on a pro rata basis, on such  distribution  date, based on the  respective  amounts of  interest  accrued on such  certificates  for such  distribution  date.  The  holders of the  Interest-Only
Certificates, Class A, Class M and Class B Certificates will not be entitled to reimbursement for any such interest shortfalls.

         Second,  to pay as principal on the related Class A, Class M and Class B  Certificates  entitled to payments of principal,  in the following order of priority:

(A)      to the related  Certificates  in loan group III in accordance with the priorities set forth in the Term Sheet and in reduction of the  Current  Principal  Amounts  thereof,  the Group III  Senior  Optimal  Principal  Amount  with  respect to the group III senior certificates  for such  distribution  date,  to the extent of  remaining  available  funds for loan group III,  until each such Current
Principal Amount has been reduced to zero.

(B)      Except as provided in paragraph  (C) below,  an amount equal to the sum of the  remaining  available  funds for loan group III after the  distributions  set forth in paragraph (A) above,  will be distributed to each class of Class M  Certificates,  starting with the Class M Certificates  with the lowest numerical  designation,  sequentially,  in that order, in each case up to an amount equal to:
(a) the Current  Interest  thereon for such  distribution  date, (b) any Interest  Carry Forward Amount and (c) such class's  Allocable
Share for such  distribution  date,  in each case, to the extent of the remaining  available  funds for Loan Group III, and then,  from remaining  Interest  Funds,  to each class of Class B Certificates,  starting with the Class B Certificates  with the lowest  numerical designation,  sequentially,  in that  order,  in each  case up to an  amount  equal  to:  (a) the  Current  Interest  thereon  for such distribution  date, (b) any Interest  Carry Forward  Amount and (c) such class's  Allocable  Share for such  distribution  date, to the extent of the remaining available funds for Loan Group III.

(C)      On each  distribution  date on or prior to June  2014,  the group III  senior  certificates  will be  entitled  to  receive in reduction of their Current  Principal  Amounts,  pro rata,  based upon the aggregate  Current  Principal Amount of the group III senior certificates  immediately prior to such  distribution  date, in addition to any Principal  Prepayments  relating to such loan group and allocated to such senior  certificates,  100% of the Principal  Prepayments on any group III mortgage loan.  Such amounts  allocated to group III senior  certificates  shall be treated as part of the available funds for loan group III and distributed as part of the Group
III Senior Optimal  Principal  Amount in accordance  with the priorities set forth in paragraph (A) above,  in reduction of the Current
Principal  Amounts thereof.  Notwithstanding  the foregoing,  if (i) after 3 years from the Closing Date, the then current  Subordinate
Percentage  on such  distribution  date equals or exceeds two times the  initial  Subordinate  Percentage,  (ii) the  aggregate  Stated
Principal  Balance of the group III mortgage  loans  delinquent 60 days or more  (including for this purpose any such mortgage loans in foreclosure  and mortgage  loans with respect to which the related  mortgaged  property has been acquired by the Trust),  averaged over the last six months,  as a percentage of the aggregate  Current  Principal  Amount of the group III subordinate  certificates  does not exceed 50% and (iii)  cumulative  realized  losses for the group III mortgage  loans do not exceed (a) on or prior to June 2010, 20% of the initial  Current  Principal  Amounts of the related  subordinate  certificates  or (b) after June 2010, 30% of the initial  Current
Principal  Amount of the related  subordinate  certificates,  then the  additional  allocation of Principal  Prepayments to the related senior  certificates  in accordance  with this  paragraph (C) will not be made and 100% of the Principal  Prepayments  on any group III mortgage loan will be allocated,  pro rata, to the related  subordinate  certificates.  If the then current  Subordinate  Percentage on such  distribution  date equals or exceeds two times the initial  Subordinate  Percentage within 3 years after the Closing Date and the delinquency  and loss  tests  relating  to loan group III are met,  then 50% of the  Subordinate  Percentage  may be  allocated  to the subordinate  certificates in reverse order of their respective numerical  designations,  starting with the Class II-B Certificates with the highest numerical designation.

         On each distribution  date, all amounts  representing  prepayment charges in respect of the mortgage loans received during the related  Prepayment  Period will be withdrawn from the Distribution  Account and shall not be available for distribution to the holders of the related  offered  certificates.  Prepayment  charges  with  respect to the mortgage  loans will be  distributed  to the Class XP
Certificates as set forth in the Agreement.

         When a borrower  prepays all or a portion of a mortgage  loan  between due dates,  the  borrower  pays  interest on the amount prepaid only to the date of prepayment.  Accordingly,  an interest  shortfall will result equal to the difference between the amount of interest  collected and the amount of interest that would have been due absent such prepayment.  We refer to this interest shortfall as a  Prepayment  Interest  Shortfall.  Any  Prepayment  Interest  Shortfalls  resulting  from a  prepayment  in full or in part  that are distributed to the  certificateholders  in the calendar  month  following the month in which the prepayment was made are required to be paid by the  Servicer,  but only to the extent that such amount does not exceed the  aggregate  of the  Servicing  Fees on the mortgage loans serviced by it for the applicable  distribution  date. The Servicer is not obligated to fund interest  shortfalls  resulting from the  application  of the Relief Act and any Policy issued by the  Certificate  Insurer will not cover such  shortfalls  for the related certificates.  The  amount of the  Servicing  Fees  used to  offset  such  Prepayment  Interest  Shortfalls  is  referred  to herein as
Compensating Interest Payments.

Monthly Advances

         If the  minimum  payment  on a  mortgage  loan  which was due on a related  Due Date is  delinquent  other than as a result of application  of the Relief Act or similar state law, the Servicer  will be required to deposit in to the Custodial  Account on the date specified in the  Agreement an amount  equal to such  delinquency,  net of the  Servicing  Fee Rate,  except to the extent the Servicer determines  any such  advance to be  nonrecoverable  from  Liquidation  Proceeds,  Insurance  Proceeds or from  future  payments on the mortgage loan for which such advance was made.  Subject to the  foregoing,  such advances will be made by the Servicer or  subservicer, if applicable,  through final  disposition or liquidation of the related mortgaged  property.  Any failure of the Servicer to make such advances would constitute an event of default under the Agreement,  in which case the Trustee, as successor Servicer,  will be required to make such advance in accordance with the Agreement.  See "The  Agreements—Events of Default and Rights Upon Event of Default" in the
prospectus.

         All Monthly Advances will be reimbursable to the party making such Monthly Advance from late collections,  Insurance  Proceeds and  Liquidation  Proceeds  from the mortgage loan as to which the  unreimbursed  Monthly  Advance was made.  In addition,  any Monthly
Advances  previously  made in respect of any mortgage loan that are deemed by the Servicer or a subservicer to be  nonrecoverable  from related  late  collections,  Insurance  Proceeds  or  Liquidation  Proceeds  may be  reimbursed  to such  party out of any funds in the
Custodial Account prior to the distributions on the Certificates.

Reports to Certificateholders

         On each  distribution  date, the Trustee will make available a report  setting forth certain  information  with respect to the composition  of the  payment  being  made,  the  Current  Principal  Amount or  notional  balance,  as  applicable,  for each  class of certificates  following the payment and certain other  information  relating to the  Certificates  and the mortgage  loans (and, at its option,  any  additional  files  containing  the  same  information  in an  alternative  format),  to be  provided  to each  holder  of
Certificates,  the Certificate  Insurer and the Rating Agencies via the Trustee's  internet  website,  which can be obtained by calling the Trustee's  customer service desk at (866) 846-4526.  Parties that are unable to use the above  distribution  option are entitled to have a paper copy mailed to them via first class mail by calling the Trustee's  customer  service desk and indicating such. The Trustee will have the right to change the way such reports are  distributed  in order to make such  distribution  more  convenient  and/or more accessible to the above parties and the Trustee will provide timely and adequate  notification to all above parties  regarding any such changes.

Allocation of Realized Losses; Subordination

General

         Subordination  provides  the  holders of the  offered  certificates  in a loan group  having a higher  payment  priority  with protection  against  Realized Losses on the related  mortgage loans. In the case of the group I offered  certificates  and the group II certificates,  this loss protection is  accomplished  by allocating any Realized  Losses in a loan group in excess of available  Excess
Spread and any current  overcollateralization (if any) for such loan group among the related subordinate  certificates,  beginning with the subordinate  certificates  with the lowest payment priority until the Current  Principal Amount of that subordinate  class has been reduced to zero.

         With respect to any defaulted mortgage loan that is finally liquidated  through  foreclosure sale,  disposition of the related mortgaged  property if acquired on behalf of the  certificateholders  by deed-in-lieu  of foreclosure or otherwise,  the amount of loss realized,  if any, will equal the portion of the unpaid  principal  balance  remaining,  if any, plus interest thereon through the last day of the month in which such  mortgage  loan was finally  liquidated,  after  application  of all amounts  recovered  (net of amounts reimbursable to the Servicer for Monthly  Advances,  the Servicing Fee,  servicing  advances and certain other amounts specified in the
Agreement)  towards  interest and principal  owing on the mortgage loan. The amount of such loss realized on a mortgage loan,  together with the amount of any Bankruptcy Loss (if any) in respect of a mortgage loan is referred to herein as a Realized Loss.

         There are two types of Bankruptcy  Losses that can occur with respect to a mortgage loan.  The first type of Bankruptcy  Loss, referred to herein as a Deficient Valuation,  results if a court, in connection with a personal bankruptcy of a mortgagor,  establishes the value of a mortgaged  property at an amount less than the unpaid  principal  balance of the mortgage loan secured by such mortgaged property.  In such a case,  the holder of such  mortgage  loan  would  become an  unsecured  creditor  to the extent of the  difference between the unpaid  principal  balance of such  mortgage loan and such reduced  unsecured  debt.  The second type of  Bankruptcy  Loss, referred  to herein as a Debt  Service  Reduction,  results  from a court  reducing  the amount of the  monthly  payment on the related mortgage loan, in connection with the personal bankruptcy of a mortgagor.

         The principal  portion of Debt Service  Reductions will not be allocated in reduction of the Current  Principal  Amount of any class of  certificates.  Regardless of when they occur,  Debt Service  Reductions  may reduce the amount of available  funds that would otherwise be available for distribution on a distribution  date. As a result of the subordination of the subordinate  certificates in a loan group in right of distribution of available funds to the related senior  certificates,  any Debt Service  Reductions will be borne by the subordinate certificates (to the extent then outstanding) in inverse order of priority.

         Any  allocation  of a principal  portion of a Realized Loss to a  certificate  will be made by reducing the Current  Principal
Amount  thereof  by the amount so  allocated  as of the  distribution  date in the month  following  the  calendar  month in which such
Realized Loss was incurred.

         An  allocation of a Realized  Loss on a pro rata basis among two or more classes of  Certificates  means an allocation to each such class of certificates on the basis of its then  outstanding  Current  Principal  Amount prior to giving effect to distributions to be made on such distribution date.

         In the event that the Servicer or any sub-servicer  recovers any amount in respect of a liquidated  mortgage loan with respect to which a Realized  Loss has been  incurred  after  liquidation  and  disposition  of such mortgage  loan,  any such amount,  which is referred to herein as a  Subsequent  Recovery,  will be  distributed  as part of  available  funds in  accordance  with the  priorities described under  "Description of the  Certificates—Distributions  on the  Certificates"  herein.  Additionally,  the Current  Principal
Amount of each class of subordinate  certificates  that has been reduced by the allocation of a Realized Loss to such  certificate will be  increased,  in order of  seniority,  by the amount of such  Subsequent  Recovery,  but not in excess of the amount of any  Realized
Losses  previously  allocated  to such class of  certificates  and not  previously  offset by  Subsequent  Recoveries.  Holders of such certificates  will not be  entitled  to any  payment in respect of Current  Interest  on the amount of such  increases  for an Interest
Accrual Period preceding the distribution date on which such increase occurs.

Allocation of Realized Losses

         The Applied  Realized  Loss Amount for each loan group shall be allocated to the related Class B  Certificates,  starting with the  Class B  Certificate  with the  highest  numerical  designation,  then to the  Class M  Certificates,  starting  with the  Class M
Certificate with the highest numerical  designation (in each case, so long as their respective  Current Principal Amounts have not been reduced to zero) and  thereafter  Realized  Losses with respect to the mortgage loans in a loan group shall be allocated to the related
Class A  Certificates,  in the order of priority  described  in the Term Sheet,  until the Current  Principal  Amount  thereof has been reduced to zero.  Such  subordination  will increase the  likelihood of timely receipt by the holders of the  certificates  with higher relative  payment  priority of the maximum  amount to which they are  entitled on any  distribution  date and will provide such holders protection  against  losses  resulting from defaults on mortgage loans to the extent  described  herein.  The depositor will allocate a loss to a certificate by reducing its principal amount by the amount of the loss.

         No reduction of the Current  Principal Amount of any class will be made on any distribution date on account of Realized Losses to the extent that such allocation would result in the reduction of the aggregate  Current  Principal Amounts of all certificates as of such  distribution  date, after giving effect to all  distributions  and prior  allocations of Realized Losses on the mortgage loans in the related loan group on such date,  to an amount less than the aggregate  Stated  Principal  Balance of all of the mortgage  loans in the related loan group as of the first day of the month of such distribution date.

         Subsequent  Recoveries  received on the mortgage  loans  related to the Insured  Certificates  may be  allocated  first to the
Certificate Insurer for payment of certain  reimbursement  amounts for such distribution date, but only to the extent of the portion of
Subsequent  Recoveries  that were paid by the Certificate  Insurer for Realized Losses that were allocated to the related  Certificates paid by the Certificate Insurer.

Excess Spread and Overcollateralization Provisions

         Excess  Spread in each of loan group I and loan group II will be  required  to be applied as an Extra  Principal  Distribution
Amount with  respect to the related  Class A, Class M and Class B  Certificates  whenever the related  Overcollateralization  Amount is less than the related  Overcollateralization  Target Amount.  If on any  distribution  date,  after giving effect to allocations of the related  Principal  Distribution  Amounts,  the aggregate  Current  Principal  Amount of the related offered  certificates  exceeds the aggregate  Stated Principal  Balance of the related mortgage loans for such  distribution  date, the Current  Principal  Amounts of the related  subordinate  certificates  will be reduced,  in inverse order of seniority  (beginning with the Class B Certificates  with the
highest numerical designation) by an amount equal to such excess.   Any such reduction is an Applied Realized Loss Amount.

Pass-Through Rates

         The pass-through rate per annum for the offered certificates in loan group I and loan group II will be equal to the least of:

         1.       (i) the London  interbank  offered rate for one month United States dollar  deposits,  which we refer to as One-Month
                  LIBOR,  calculated as described below under  "—Calculation  of One-Month  LIBOR" or (ii) One-Year MTA,  calculated as described below under "—Calculation of One-Year MTA, in each case, plus the related Margin;

         2.       the fixed rate set forth in the Term Sheet, if any; and

         3.       the related Net Rate Cap.

         The offered  certificates in loan group III, any grantor trust  certificates and the  Interest-Only  Certificates,  if issued, will have the pass-through rates set forth in the Term Sheet.

Calculation of One-Year MTA

         The Trustee will determine  One-Year MTA for the related  Interest Accrual Period as published by the Federal Reserve Board in the Federal  Reserve  Statistical  Release  'Selected  Interest Rates (H.15)',  determined by averaging the monthly yields for the most recently available twelve months.  The One-Year MTA figure used to determine the pass-through rate on the applicable  certificates will be based on One-Year  MTA as of fifteen  days before the  beginning  of the related  Interest  Accrual  Period.  If One-Year  MTA is no longer available,  the index used to determine the pass-through rate on the applicable  certificates will be the same index selected to determine the interest rates on the related mortgage loans. The  establishment of One-Year MTA on each interest  determination  date by the Trustee and the Trustee's  calculation of the pass-through  rates  applicable to the related  certificates for the related Interest
Accrual Period shall, in the absence of manifest error, be final and binding.

Calculation of One-Month LIBOR

         On the second LIBOR business day preceding the  commencement  of each Interest  Accrual  Period for the offered  certificates, which date we refer to as an interest  determination  date, the Trustee will determine One-Month LIBOR for such Interest Accrual Period on the basis of such rate as it appears on Telerate  Screen Page 3750,  as of 11:00 a.m.  London  time on such  interest  determination date.  If such rate does not appear on such page,  or such other page as may replace that page on that  service,  or if such service is no longer  offered,  such other  service for  displaying  LIBOR or  comparable  rates as may be  reasonably  selected  by the  Trustee,
One-Month LIBOR for the applicable  Interest  Accrual Period will be the Reference Bank Rate. If no such quotations can be obtained and no Reference Bank Rate is available, One-Month LIBOR will be the One-Month LIBOR applicable to the preceding Interest Accrual Period.

         The  Reference  Bank Rate with  respect to any Interest  Accrual  Period,  means the  arithmetic  mean,  rounded  upwards,  if necessary,  to the nearest whole  multiple of 0.03125%,  of the offered rates for United States dollar  deposits for one month that are quoted by the Reference  Banks, as described below, as of 11:00 a.m., New York City time, on the related  interest  determination  date to prime  banks in the London  interbank  market  for a period of one month in amounts  approximately  equal to the  aggregate  Current
Principal Amount of all classes of offered  certificates  for such Interest  Accrual Period,  provided that at least two such Reference
Banks  provide such rate.  If fewer than two offered  rates  appear,  the  Reference  Bank Rate will be the  arithmetic  mean,  rounded upwards,  if  necessary,  to the nearest whole  multiple of 0.03125%,  of the rates quoted by one or more major banks in New York City, selected by the Trustee,  as of 11:00 a.m., New York City time, on such date for loans in U.S.  dollars to leading European banks for a period of one month in amounts  approximately  equal to the aggregate Current Principal Amount of all classes of offered  certificates.
As used in this  section,  LIBOR  business  day means a day on which banks are open for  dealing in foreign  currency  and  exchange in
London and New York City;  and Reference  Banks means leading banks selected by the Trustee and engaged in  transactions  in Eurodollar deposits in the international Eurocurrency market:

         4.       with an established place of business in London;

         5.       which have been designated as such by the Trustee; and

         6.       which are not controlling, controlled by, or under common control with, the Depositor or the Sponsor.

         The establishment of one-month LIBOR on each interest  determination date by the Trustee and the Trustee's  calculation of the pass-through  rates  applicable to the related offered  certificates  for the related  Interest Accrual Period shall, in the absence of manifest error, be final and binding.

Optional Purchase of Defaulted Loans

         With respect to any mortgage  loan which as of the first day of a Fiscal  Quarter is  delinquent in payment by 90 days or more or is an REO  Property,  the  Sponsor  shall  have the right to  purchase  such  mortgage  loan from the trust at a price  equal to the
Repurchase  Price;  provided,  however  (i) that such mortgage loan is still 90 days or more delinquent or is an REO Property as of the date of such purchase and (ii) this  purchase option, if not theretofore  exercised,  shall terminate on the date prior to the last day of the related Fiscal Quarter.  This purchase option,  if not exercised,  shall not be thereafter  reinstated unless the delinquency is cured and the mortgage loan thereafter  again becomes 90 days or more  delinquent or becomes an REO Property,  in which case the option shall again become exercisable as of the first day of the related Fiscal Quarter.

         In addition,  the Sponsor may, at its option,  purchase any mortgage loan from the Trust for which the first scheduled payment due to the Trust after the Closing Date becomes 30 or more days past due;  provided  however,  such  mortgage loan was purchased by the
Sponsor or one of its  affiliates  from an  originator  pursuant  to a loan  purchase  agreement  that  obligated  such  originator  to repurchase such mortgage loan if one or more scheduled  payments  becomes 30 or more days delinquent (and such originator has agreed to repurchase  such mortgage  loan).  Such purchase shall be made at a price equal to 100% of the Stated  Principal  Balance  thereof plus accrued interest thereon at the applicable  mortgage rate, from the date through which interest was last paid by the related  mortgagor or advanced to the first day of the month in which such amount is to be distributed.

                                                  YIELD AND PREPAYMENT CONSIDERATIONS

General

         The yield to maturity and weighted  average  life of each class of  certificates  will be affected by the amount and timing of principal  payments on the related  mortgage  loans,  the allocation of available funds to such class of  certificates,  the applicable
Pass-Through  Rate for such class of certificates,  the purchase price paid for such  certificates and the amount of Excess Spread.  In addition,  the yields on the  certificates  will be  adversely  affected  by Realized  Losses and  interest  shortfalls  on the related mortgage loans. The interaction of the foregoing  factors may have different  effects on the various classes of  certificates,  and may have varying effects with respect to any one class of certificates  during the life of such class. No  representation is made as to the anticipated  rate of prepayments on the mortgage loans,  the amount and timing of Realized  Losses or interest  shortfalls or as to the anticipated yield to maturity of any class of certificates.  Prospective  investors are urged to consider their own estimates as to the anticipated rate of future  prepayments on the mortgage loans and the suitability of the  certificates to their investment  objectives.
Investors should  carefully  consider the associated  risks discussed below and under the heading "Legal  Investment"  herein and under the headings "Yield Considerations," "Maturity and Prepayment Considerations" and "Legal Investment Matters" in the prospectus.

         The mortgage  interest rates on the mortgage loans will adjust monthly,  semi-annually or annually,  as applicable,  after the expiration  of the  applicable  initial  fixed-rate  period,  and may vary  significantly  over time.  When a mortgage  loan begins its adjustable  period,  increases  and decreases in the mortgage  interest rate on that mortgage loan will be calculated  for each monthly accrual  period  based on the index as of a  specified  date.  The  index may not rise and fall  consistently  with  mortgage  interest rates.  As a result,  the mortgage  interest  rates on the mortgage loans at any time may not equal the  prevailing  mortgage  interest rates for  similar  adjustable-rate  loans  and  accordingly  the  prepayment  rate may be lower or  higher  than  would  otherwise  be anticipated.  Moreover, each mortgage loan is subject to a maximum interest rate.

         Although  mortgage  interest  rates will  increase  (subject to a maximum  interest  rate) or  decrease  as the index  changes
(following the initial  fixed-rate  period),  the monthly  payments on the mortgage loans  generally will adjust only once a year. As a result,  an increase or decrease in the index will cause the  amortization  of the mortgage loans to decelerate or accelerate,  thereby causing a  corresponding  change in the  amortization  of the  certificates.  In the event  that an  increase  in the index  causes the interest  due on a mortgage  loan for a given month to exceed the current  minimum  monthly  payment for that month,  the  shortfall in interest  will be added to the  outstanding  principal  balance of that mortgage loan as Deferred  Interest.  In addition,  because the initial  minimum monthly  payment is set based on the initial fixed rate rather than the sum of the margin and  then-current  Index, it is likely that the minimum  monthly  payment will be less than the interest due on that mortgage loan during at least the first year of a mortgage  loan with  respect to the Bear Option ARM loans,  during at least the first five years of a mortgage  loan with  respect to the 5 Yr.  Secure  Option ARM loans or during at least the first seven years of a mortgage loan with respect to the 7 Yr. Secure Option
ARM loans. If a mortgagor only pays the minimum  monthly  payment due, there will likely be negative  amortization on the mortgage loan until such time that the minimum monthly payment will be reset to a fully amortizing amount.

Prepayment Considerations

         The rate of  principal  payments  on each class of offered  certificates  (other  than the  Interest-Only  Certificates),  the aggregate  amount  of  distributions  on each  class of  offered  certificates  and the  yield to  maturity  of each  class of  offered certificates  will be related to the rate and timing of payments of  principal  on the related  mortgage  loans.  The rate of principal payments on the mortgage  loans will in turn be affected by the  amortization  schedules of the related  mortgage loans and by the rate and timing of Principal  Prepayments on the related mortgage loans (including for this purpose  payments  resulting from  refinancings, liquidations of the mortgage loans due to defaults,  casualties,  condemnations  and repurchases,  whether  optional or required).  The mortgage loans generally may be prepaid by the mortgagors at any time;  however,  as described  under "The Mortgage Pool" herein,  with respect to some of the mortgage  loans,  a prepayment  may subject the related  mortgagor to a prepayment  charge which may  discourage prepayments  during the  applicable  period.  Prepayment  charges may be  restricted  under some state laws as  described  under "Legal
Aspects of Mortgage Loans - Enforceability of Certain  Provisions" in the prospectus.  Prepayment  charges with respect to the mortgage loans will not be paid to the holders of the offered certificates. Generally the mortgage loans will contain due-on-sale clauses.

         Because the interest  rate on each  mortgage  loan adjusts  monthly,  semi-annually  or annually,  as  applicable,  (after any initial fixed period) and the minimum  monthly  payment  adjusts  annually,  the portion of the monthly payment that will be applied to reduce the principal balance of the mortgage loan may vary.

         The negative  amortization  feature of the mortgage loans may affect the yield on the related  classes of  certificates.  As a result of the negative  amortization of the mortgage loans, the outstanding  principal  balance of a mortgage loan will increase by the amount of  Deferred  Interest as  described  herein  under  "Description  of the  Certificates—Interest."  During  periods in which the outstanding  principal  balance of a mortgage loan is increasing due to the addition of Deferred  Interest,  the  increasing  principal balance of the mortgage loan may approach or exceed the value of the related  mortgaged  property,  thus increasing both the likelihood of defaults and the risk of loss on any mortgage loan that is required to be liquidated.  Furthermore,  each mortgage loan provides for the payment of any remaining  unamortized  principal balance of such mortgage loan (due to the addition of Deferred  Interest,  if any, to the principal  balance of the mortgage loan) in a single  payment at the maturity of the mortgage  loan.  Because the mortgagors may be so required to make a larger single payment upon maturity,  it is possible that the default risk  associated with the mortgage loans is greater than that associated with fully  amortizing  mortgage loans.  The rate of Deferred  Interest on the mortgage loans will also affect the rate of principal  distributions on the related certificates because scheduled and unscheduled  principal collections on the mortgage loans will be applied to cover Deferred Interest on the mortgage loans.

         Principal  Prepayments,  liquidations  and repurchases of the mortgage loans in a loan group will result in  distributions  in respect of principal to the holders of the related class or classes of offered  certificates  then entitled to receive these  principal distributions  that  otherwise  would be  distributed  over the remaining  terms of the mortgage  loans.  See "Maturity and  Prepayment
Considerations"  in the  prospectus.  Since the rate and timing of payments of principal  on the  mortgage  loans will depend on future events and a variety of factors (as described more fully herein and in the prospectus  under "Yield  Considerations"  and "Maturity and
Prepayment  Considerations"),  no  assurance  can be given as to the rate of  Principal  Prepayments.  The extent to which the yield to maturity  of any class of  offered  certificates  may vary from the  anticipated  yield will  depend  upon the degree to which they are purchased  at a discount  or premium  and the degree to which the timing of  payments  on the  offered  certificates  is  sensitive  to prepayments  on the mortgage  loans in a loan group.  Further,  an investor  should  consider,  in the case of any offered  certificate purchased at a discount,  the risk that a slower than anticipated  rate of Principal  Prepayments on the mortgage loans could result in an actual yield to an investor  that is lower than the  anticipated  yield and, in the case of any offered  certificate  purchased at a premium,  the risk that a faster than  anticipated  rate of Principal  Prepayments on related  mortgage loans could result in an actual yield to the investor  that is lower than the  anticipated  yield.  In general,  the earlier a prepayment  of principal on the mortgage loans,  the  greater  will be the  effect on the  investor's  yield to  maturity.  As a result,  the effect on an  investor's  yield of principal  payments  occurring  at a rate higher (or lower) than the rate  anticipated  by the investor  during the period  immediately following the issuance of the offered  certificates  would not be fully offset by a subsequent like reduction (or increase) in the rate of principal payments.

         It is highly  unlikely  that the mortgage  loans will prepay at any constant  rate until  maturity or that all of the mortgage loans will prepay at the same rate.  Moreover,  the timing of  prepayments on the mortgage  loans may  significantly  affect the actual yield to maturity  on the related  offered  certificates,  even if the average  rate of  principal  payments  experienced  over time is consistent with an investor's expectation.

         Because principal  distributions are paid to some classes of offered certificates before other classes,  holders of classes of offered  certificates  having a later  priority  of payment  bear a greater  risk of losses  than  holders of  classes  having  earlier priorities for distribution of principal.

         The rate of payments  (including  prepayments) on pools of mortgage loans is influenced by a variety of economic,  geographic, social and other factors.  If prevailing  mortgage rates fall significantly below the mortgage rates on the mortgage loans, the rate of prepayment (and refinancing)  would be expected to increase.  Conversely,  if prevailing  mortgage rates rise  significantly  above the mortgage  rates on the mortgage  loans,  the rate of  prepayment  on the mortgage  loans would be expected to decrease.  Other  factors affecting  prepayment of mortgage loans include  changes in mortgagors'  housing needs,  job transfers,  unemployment,  mortgagors' net equity in the mortgaged  properties and servicing  decisions.  In addition,  the existence of the applicable periodic rate cap, maximum mortgage  rate and minimum  mortgage  rate may effect the  likelihood  of  prepayments  resulting  from  refinancings.  There can be no certainty as to the rate of  prepayments  on the  mortgage  loans  during any period or over the life of the  certificates.  See "Yield
Considerations" and "Maturity and Prepayment Considerations" in the prospectus.

         In general,  defaults on mortgage  loans are  expected to occur with  greater  frequency  in their early  years.  In addition, default  rates  generally  are higher for mortgage  loans used to refinance an existing  mortgage  loan.  In the event of a mortgagor's default on a mortgage loan,  there can be no assurance that recourse  beyond the specific  mortgaged  property  pledged as security for repayment will be available.

         The Sponsor  may,  from time to time,  implement  programs  designed to  encourage  refinancing.  These  programs may include, without limitation,  modifications of existing loans,  general or targeted  solicitations,  the offering of pre-approved  applications, reduced origination fees or closing costs or other financial incentives.  Targeted  solicitations may be based on a variety of factors, including the credit of the borrower or the location of the mortgaged property.  In addition,  the Sponsor may encourage assumptions of mortgage loans,  including  defaulted  mortgage loans, under which  creditworthy  borrowers assume the outstanding  indebtedness of the mortgage loans which may be removed from the related  mortgage pool. As a result of these  programs,  with respect to the mortgage pool underlying any trust,  the rate of Principal  Prepayments of the mortgage loans in the mortgage pool may be higher than would otherwise be the case and in some cases,  the average  credit or  collateral  quality of the mortgage  loans  remaining in the mortgage  pool may decline.

Pass-Through Rates

         The yields to maturity on the offered  certificates will be affected by their  pass-through  rates. The pass-through  rates on the offered  certificates  will be sensitive  to the  adjustable  mortgage  rates on the related  mortgage  loans.  As a result,  these pass-through  rates will be sensitive to the indices on the related  mortgage loans,  any periodic caps,  maximum and minimum rates and the related gross margins.

Yield Sensitivity of the Subordinate Certificates

         As the Current  Principal Amount of a class of subordinate  certificates is reduced to zero, the yield to maturity on the next most junior  class of  subordinate  certificates  will  become  extremely  sensitive  to losses on the  mortgage  loans (and the timing thereof) that are covered by  subordination,  because the entire amount of losses on the mortgage loans will be allocated such class of subordinate  certificates.  If the Current  Principal  Amounts of the Class B  Certificates  in a loan group have been reduced to zero, the yield to  maturity  on the Class M  Certificates  in such loan group  will  become  extremely  sensitive  to losses on the  related mortgage  loans (and the timing  thereof)  that are  covered  by  subordination,  because  the entire  amount of losses on the  related mortgage  loans will be  allocated  to the Class M  Certificates,  beginning  with the class of Class M  Certificates  with the highest numerical  designation.  Investors in the subordinate  certificates  should fully consider the risk that Realized Losses on the related mortgage  loans could result in the failure of these  investors to fully  recover  their  investments.  For  additional  considerations relating to the yield on the subordinate certificates,  see "Yield Considerations" and "Maturity and Prepayment  Considerations" in the
prospectus.

Yield Sensitivity of the Interest-Only Certificates

         The  notional  amount of the  Interest-Only  Certificates  will equal the Current  Principal  Amount of the  related  class or classes of certificates.  Therefore,  the yield to maturity on the Interest-Only  Certificates will be extremely  sensitive to both the timing of receipt of prepayments  and the overall rate of Principal  Prepayments and defaults on the mortgage loans in the related loan group.  Investors in the  Interest-Only  Certificates  should fully  consider the risk that a rapid rate of prepayments on the mortgage loans in the related loan group could result in the failure of such  investors to fully recover their  investments.  This is especially true for investors in the group III  Interest-Only  Certificates  because all principal  prepayments on the group III mortgage loans on each  distribution date during the first seven years after the Closing Date will be allocated to the related  certificates  (subject to limited exceptions).

Assumed Final Distribution Date

         The assumed  final  distribution  date for each class of  certificates  is as set forth in the Term  Sheet.  Since the rate of payment  (including  prepayments)  of principal on the mortgage  loans can be expected to exceed the  scheduled  rate of payments,  and could exceed the scheduled  rate by a substantial  amount,  the  disposition of the last  remaining  mortgage loan may be earlier,  and could be  substantially  earlier,  than the assumed final  distribution  date.  Furthermore,  the actual final  distribution  date with respect to the  offered  certificates  in loan group I and loan group II could  occur  significantly  earlier  than the  assumed  final distribution  date because  Excess  Spread with  respect the  mortgage  loans in such loan  groups,  to the extent  available,  will be applied as an accelerated  payment of principal on the applicable  offered  certificates to the extent described  herein.  In addition, the Depositor or its designee may, at its option,  repurchase all the mortgage loans from the Trust on or after any  distribution  date on which the aggregate unpaid  principal  balances of the mortgage loans are less than a percentage (as set forth in the Term Sheet) of the aggregate  Stated  Principal  Balance of the mortgage  loans in a loan group as of the Cut-off Date. See "The Pooling and Servicing
Agreement—Termination" herein and "The Agreements—Termination; Retirement of Securities" in the prospectus.

Weighted Average Life

         The weighted  average life of a security  refers to the average  amount of time that will elapse from the date of its issuance until each dollar of principal of such security will be  distributed  to the investor.  The weighted  average life of a certificate  is determined by (a)  multiplying  the amount of the  reduction,  if any, of the Current  Principal  Amount of such  certificate  from one distribution  date to the next  distribution  date by the number of years from the date of  issuance  to the second  such  distribution date,  (b) adding the results and (c) dividing the sum by the aggregate  amount of the  reductions in the Current  Principal  Amount of such certificate  referred to in clause (a). The weighted average life of the certificates  will be influenced by, among other factors, the rate at which  principal  is paid on the  related  mortgage  loans.  Principal  payments  of  mortgage  loans may be in the form of scheduled  amortization,  prepayments,  liquidations as a result of foreclosure  proceedings or otherwise, or by virtue of the purchase of a mortgage loan in advance of its stated maturity as required or permitted by the Agreement.  The actual  weighted  average life and term to maturity of each class of  certificates,  in general,  will be shortened if the level of such  prepayments  of principal on the related mortgage loans increases.

                                                  THE POOLING AND SERVICING AGREEMENT

General

         The  certificates  will be issued  pursuant  to the  Agreement,  a form of which is filed as an  exhibit  to the  registration statement.  A current report on Form 8-K relating to the  certificates  containing a copy of the Agreement as executed will be filed by the Depositor with the Securities and Exchange  Commission within fifteen days of the initial issuance of the  certificates.  The trust fund created under the Agreement will consist of (1) all of the  Depositor's  right,  title and interest in and to the mortgage  loans, the related  mortgage  notes,  mortgages  and other  related  documents,  including  all interest and principal due with respect to the mortgage  loans after the Cut-off Date,  but  excluding any payments of principal or interest due on or prior to the Cut-off Date,  (2)
any mortgaged  properties  acquired on behalf of  certificateholders  by foreclosure or by deed in lieu of foreclosure and any revenues received thereon,  (3) the rights of the Trustee under all insurance policies required to be maintained pursuant to the Agreement,  (4)
the rights of the  Depositor  under the Mortgage  Loan  Purchase  Agreement  between the  Depositor  and the  Sponsor,  (5) such assets relating  to the  mortgage  loans as from time to time may be held in the  Custodial  Account  and the  Distribution  Account,  (6) the
Policy,  if any, for the benefit of the related Insured  Certificates  and (7) any proceeds of the foregoing.  Reference is made to the prospectus  for important  information  in addition to that set forth herein  regarding the trust fund, the terms and conditions of the
Agreement and the offered  certificates.  The offered certificates will be transferable and exchangeable at the corporate trust offices of the  Trustee,  for these  purposes and for purposes of  presentment  and  surrender  located at Sixth Street and  Marquette  Avenue,
Minneapolis,  Minnesota  55479,  Attention:  Corporate Trust Group,  Bear Stearns  Mortgage Funding 2007-AR5 and for all other purposes located at 9062 Old Annapolis Road, Columbia,  Maryland 21045,  Attention:  Client Manager, Bear Stearns Mortgage Funding 2007-AR5. The
Depositor will provide to prospective or actual  certificateholders  without charge, on written request,  a copy (without  exhibits) of the Agreement.  Requests should be addressed to Structured Asset Mortgage  Investments II Inc., 383 Madison Avenue,  New York, New York
10179.

Assignment of the Mortgage Loans

         At the time of issuance of the  certificates,  the Depositor  will cause the mortgage  loans,  together with all principal and interest due on or with respect to such  mortgage  loans after the Cut-off Date,  to be sold to the trust.  The mortgage  loans in each loan group will be  identified  in a schedule  appearing  as an exhibit to the  Agreement  (as  amended).  Such  schedule  will include information  as to the principal  balance of each mortgage loan as of the Cut-off Date, as well as information  including,  among other things, the mortgage rate, the Net Rate, the Monthly Payment, the maturity date of each mortgage note and the loan-to-value ratio.

Representations and Warranties

         In the Mortgage Loan Purchase Agreement  pursuant to which the Depositor  purchased (or will purchase) the mortgage loans from the Sponsor,  the Sponsor made (or will make) certain  representations  and warranties to the Depositor  concerning the mortgage loans.
The Trustee,  on behalf of the  certificateholders,  will be assigned  all right,  title and  interest in the  Mortgage  Loan  Purchase
Agreement insofar as it relates to such representations and warranties made by the Sponsor.

         The  representations  and warranties of the Sponsor with respect to the mortgage  loans  generally will include the following, among others:

         (1)      The information set forth in the mortgage loan schedule is true,  complete and correct in all material respects as of the date such representation was made;

         (2)      Immediately  prior to the sale of the related  mortgage loans pursuant to the Mortgage Loan Purchase  Agreement,  the
Sponsor was the sole owner of beneficial  title and holder of each mortgage and mortgage  note relating to the related  mortgage  loans as of the Closing Date or as of another  specified  date,  is conveying the same to the  Depositor  free and clear of any  encumbrance, equity,  participation interest,  lien, pledge, charge, claim or security interest and the Sponsor has full right and authority to sell and assign each mortgage loan pursuant to the Mortgage Loan Purchase Agreement; and

         (3)      As of the Closing Date,  there is no monetary  default  existing under any mortgage or the related  mortgage note and there is no material  event  which,  with the  passage of time or with notice and the  expiration  of any grace or cure  period,  would constitute a default,  breach or event of  acceleration;  and neither the Sponsor nor any of its  respective  affiliates  has taken any action to waive any default,  breach or event of  acceleration;  and no  foreclosure  action is threatened or has been  commenced  with respect to the mortgage loan.

         Generally,  the Mortgage Loan Purchase  Agreement will provide that, in the case of a breach of any representation or warranty set forth above or otherwise  included in the Mortgage Loan Purchase  Agreement which materially and adversely affects the value of the interests of  certificateholders  or the Trustee in any of the mortgage loans, within 90 days from the date of discovery or notice from the Trustee,  the Depositor or the Sponsor of such breach, the Sponsor will either (i) cure such breach in all material respects,  (ii)
provide the Trustee with a substitute  mortgage loan (if within two years of the Closing Date) or (iii)  purchase the related  mortgage loan at the  applicable  Repurchase  Price.  This  obligation  of the Sponsor to cure,  purchase or  substitute  shall  constitute  the
Trustee's sole and exclusive remedy respecting a breach of such representations and warranties.

Custodial Arrangements

         Wells Fargo Bank,  National  Association  ("Wells Fargo Bank") is acting as custodian of the mortgage  loan files  pursuant to the  Custodial  Agreement.  In that  capacity,  Wells Fargo Bank is  responsible  to hold and  safeguard  the mortgage  notes and other contents of the mortgage  files on behalf of the Trustee and the  Certificateholders.  Wells Fargo  Bank maintains  each  mortgage loan file in a  separate  file  folder  marked  with a unique  bar code to assure  loan-level  file  integrity  and to  assist in  inventory
management.   Files are  segregated by  transaction or investor.   Wells Fargo Bank has been engaged in the mortgage  document  custody business for more than 25 years.  Wells Fargo Bank maintains document custody  facilities in its Minneapolis,  Minnesota,  headquarters and in three
regional offices located in Richfield,  Minnesota,  Irvine,  California, and Salt Lake City, Utah. As of December 31, 2006, Wells Fargo
Bank maintains mortgage custody vaults in each of those locations with an aggregate capacity of over eleven million files.

         Wells Fargo Bank serves or may have served within the past two years as loan file  custodian for various  mortgage loans owned by the Sponsor or an affiliate of the Sponsor and  anticipates  that one or more of those  mortgage loans may be included in the Trust.
The  terms  of any  custodial  agreement  under  which  those  services  are  provided  by  Wells  Fargo  Bank  are  customary  for the mortgage-backed  securitization  industry and provide for the delivery,  receipt,  review and safekeeping of mortgage loan files. For a general description of Wells Fargo, see the description herein under "The Trustee."

The Trustee

         Wells Fargo Bank will act as Trustee for the  certificates  pursuant to the Agreement.  Wells Fargo Bank is a national banking association and a wholly-owned  subsidiary of Wells Fargo & Company.  A diversified  financial services company with approximately $482 billion in assets,  23+ million customers and 158,000+  employees as of December 31, 2006, Wells Fargo & Company is a U.S. bank holding
company,   providing  banking,   insurance,   trust,   mortgage  and  consumer  finance  services  throughout  the  United  States  and internationally.  Wells Fargo Bank provides retail and commercial banking services and corporate trust,  custody,  securities  lending, securities transfer,  cash management,  investment  management and other financial and fiduciary services.  The Depositor,  the Sponsor and the Servicer may maintain banking and other  commercial  relationships  with Wells Fargo Bank and its affiliates.  Wells Fargo Bank maintains principal corporate trust offices located at 9062 Old Annapolis Road,  Columbia,  Maryland 21045-1951 (among other locations)
and its office for certificate transfer services is located at Sixth Street and Marquette Avenue, Minneapolis, Minnesota 55479.

         Wells Fargo Bank has provided  corporate  trust  services  since 1934.  As of December  31,  2006,  Wells Fargo Bank acts as a trustee for a variety of transactions  and asset types,  including  corporate and municipal  bonds,  mortgage-backed  and  asset-backed securities  and  collateralized  debt  obligations.  As of December 31, 2006,  Wells Fargo Bank was acting as trustee on  approximately
1,346 series of residential mortgage-backed securities with an aggregate principal balance of approximately $277,396,000,000.

         Wells  Fargo  Bank's  assessment  of  compliance  with  applicable  servicing  criteria  relating to its  provision  of master servicing,  trustee,  securities  administration  and paying agent  services for the twelve months ended  December 31, 2006,  furnished pursuant to Item 1122 of Regulation AB, discloses that it was not in compliance with the 1122(d)(3)(i)  servicing  criteria during that reporting  period.  The assessment of compliance  indicates that certain monthly investor or remittance  reports included errors in the calculation  and/or the reporting of  delinquencies  for the related pool assets,  which errors may or may not have been material,  and that all such errors were the result of data  processing  errors and/or the mistaken  interpretation  of data provided by other parties participating  in the servicing  function.  The  assessment  further  states that all necessary  adjustments to Wells Fargo Bank's data processing systems and/or interpretive clarifications have been made to correct those errors and to remedy related procedures.

         Wells Fargo Bank serves or has served  within the past two years as  warehouse  master  servicer  for various  mortgage  loans owned by the Sponsor or an affiliate of the Sponsor and  anticipates  that one or more of those  mortgage  loans may be included in the
Trust.  The terms of the  warehouse  master  servicing  agreement  under  which  those  services  are  provided by Wells Fargo Bank are customary for the mortgage-backed securitization industry.

         It is expected  that the  Trustee  will be entitled to a Trustee Fee as  compensation  for its  services as  specified  in the
Agreement.  The  Agreement  will  provide  that the Trustee  (in its  capacity as Trustee and  Custodian)  and any  director,  officer, employee or agent of the Trustee will be entitled to recover from the  Distribution  Account all  reasonable  out-of  pocket  expenses, disbursements  and advances and expenses of the Trustee in connection with any Monthly  Advance,  event of default under the Agreement, any breach of the Agreement or any loss,  liability,  expense,  claim or legal action  (including  any pending or  threatened  claim or legal  action)  incurred or made by the Trustee in its  capacity as Trustee or  Custodian in the  administration  of the trust  created pursuant to the Agreement  (including the  reasonable  compensation  and  disbursements  of its counsel),  other than any such expense, disbursement or advance as may arise from the Trustee's negligence or intentional misconduct or for which the  certificateholders  have agreed in writing to be responsible.

         If an event of default has not occurred (or has occurred but is no longer  continuing)  under the Agreement,  then the Trustee will perform only such duties as are  specifically  set forth in the Agreement as being the duties to be performed by the Trustee prior to the  occurrence  (or  following  the  discontinuance)  of an event of  default  thereunder.  If an event of  default  occurs  and is continuing under the Agreement,  the Trustee is required to exercise such of the rights and powers vested in it by the Agreement,  such as (upon the  occurrence  and during  the  continuance  of certain  events of  default)  either  acting as the  successor  servicer  or appointing a successor  servicer,  and use the same degree of care and skill in their exercise as a prudent  investor would exercise or use under the  circumstances  in the  conduct of such  investor's  own  affairs.  Subject to certain  qualifications  specified  in the
Agreement, the Trustee will be liable for its own negligent action, its own negligent failure to act and its own willful misconduct.

         The Trustee's duties and responsibilities  under the Agreement include, upon receipt of resolutions,  certificates and reports which are specifically  required to be furnished to it pursuant to the Agreement,  examining them to determine  whether they are in the form required by the  Agreement,  providing to the Rating  Agencies  notices of the  occurrence of certain  events of default under the
Agreement, appointing a successor servicer, and effecting any optional termination of the trust.

         The Trustee  may resign at any time,  in which event the  Depositor  will be  obligated  to appoint a successor  trustee.  The
Depositor  may also remove the Trustee if the Trustee  ceases to be eligible to continue as Trustee  under the  Agreement  and fails to resign  after  written  request  therefor  by the  Depositor  or if the  Trustee  becomes  insolvent.  Upon  becoming  aware  of  those circumstances,  the  Depositor  will be  obligated to appoint a successor  trustee.  The Trustee may also be removed at any time by the holders of certificates  evidencing not less than 51% of the aggregate  voting rights in the related trust.  Any resignation or removal of the Trustee and appointment of a successor  trustee will not become  effective until  acceptance of the appointment by the successor trustee as set forth in the Agreement.

         On and after the time the Servicer  receives a notice of termination  pursuant to the Agreement,  the Trustee shall become the successor to the Servicer,  or shall appoint a successor  servicer (as described  below) with respect to the  transactions set forth or provided for in the  Agreement  and after a transition  period (not to exceed 90 days),  shall be subject to all the  responsibilities, duties,  liabilities  and  limitations  on  liabilities  relating  thereto  placed on the Servicer by the terms and  provisions  of the
Agreement;  provided,  however, that the Trustee shall have no obligation whatsoever with respect to any liability (other than advances deemed  recoverable and not previously made) incurred by the Servicer at or prior to the time of termination.  Effective on the date of such notice of termination,  as compensation  therefor,  the Trustee shall be entitled to all  compensation,  reimbursement of expenses and  indemnification  that the Servicer  would have been entitled to if it had  continued to act pursuant to the  Agreement  except for those amounts due the Servicer as  reimbursement  permitted under this Agreement for advances  previously  made or expenses  previously incurred.  Notwithstanding  the  foregoing,  the Trustee  may, if it shall be  unwilling to so act, or shall,  if it is  prohibited  by applicable law from making advances or if it is otherwise unable to so act, appoint,  or petition a court of competent  jurisdiction to appoint,  any  established  mortgage loan servicing  institution  the  appointment of which does not adversely  affect the then current rating of the  certificates  by each rating agency as the  successor to the pursuant to the  Agreement in the  assumption of all or any part of the  responsibilities,  duties or liabilities of the Servicer  pursuant to the  Agreement.  Any successor  Servicer shall be an established  housing and home finance  institution which is a Fannie Mae- or Freddie  Mac-approved  servicer and shall have a net worth of not less than  $10,000,000;  provided,  that the Trustee shall obtain a letter from each Rating Agency that the ratings,  if any, on each of the  Certificates  will not be lowered as a result of the selection of the successor to the  Servicer.  If the Trustee  assumes the duties and  responsibilities  of the Servicer,  the Trustee shall not resign as successor  servicer until another servicer has been appointed and has accepted such  appointment.  Pending  appointment of a successor to the Servicer  under the  Agreement,  the Trustee, unless the Trustee is prohibited by law from so acting,  shall act in such capacity as provided in the  Agreement.  In connection  with such  appointment  and assumption,  the Trustee may make such  arrangements  for the  compensation of such successor out of payments on mortgage  loans or otherwise as it and such  successor  shall agree;  provided  that such  compensation  shall not be in excess of that which the Servicer  would have been  entitled to if the Servicer had  continued  to act under the  Agreement,  and that such  successor shall  undertake and assume the  obligations of the Servicer to pay  compensation to any third Person acting as an agent or independent contractor in the  performance  of servicing  responsibilities  under the  Agreement.  The Trustee and such  successor  shall take such action, consistent with the Agreement, as shall be necessary to effectuate any such succession.

         The costs and  expenses  of the  Trustee in  connection  with the  termination  of the  Servicer,  appointment  of a successor servicer and any transfer of servicing,  including,  without  limitation,  all costs and expenses associated with the complete transfer of all servicing  data and the  completion,  correction or  manipulation  of such  servicing  data as may be required by the Trustee to correct any errors or  insufficiencies  in the  servicing  data or otherwise  enable the Trustee or  successor  servicer to service the mortgage  loans  properly  and  effectively,  to the extent not paid by the  terminated  servicer,  will be payable by the Trust to the
Trustee  pursuant to the Agreement.  Any successor  Servicer shall give notice to the applicable  mortgagors of such change of servicer and will,  during the term of its  service as  successor  servicer,  maintain  in force the policy or  policies  that the  Servicer  is required to maintain pursuant to the Agreement.

         If the Trustee will succeed to any duties of the Servicer  respecting the mortgage loans as provided herein,  it will do so in a separate  capacity and not in its capacity as Trustee and,  accordingly,  the  provisions of the Agreement  concerning  the Trustee's duties will be  inapplicable  to the Trustee in its duties as the  successor  to the Servicer in the  servicing  of the mortgage  loans
(although such provisions will continue to apply to the Trustee in its capacity as Trustee);  the provisions of the Agreement  relating to the Servicer, however, will apply to the Trustee in its capacity as successor servicer.

         Upon any  termination or  appointment  of a successor to the Servicer,  the Trustee will give prompt written notice thereof to the Rating Agencies.

Servicing and Other Compensation and Payment of Expenses

         The Servicer will be entitled to receive a Servicing  Fee as  compensation  for its  activities  under the Agreement  equal to
1/12th of the Servicing Fee Rate multiplied by the aggregate Stated  Principal  Balance of the mortgage loans as of the Due Date in the month preceding the month in which such  distribution  date occurs.  The Servicing Fee Rate for each mortgage loan will be as indicated
in the Term Sheet.

         In addition to the primary  compensation  described above, the Servicer may be entitled to retain assumption fees, tax service fees and late payment charges, all to the extent collected from mortgagors and as provided in the Agreement.

         The Servicer will pay all related  expenses  incurred in connection  with its servicing  responsibilities  (subject to limited reimbursement as described in the Agreement).

Servicing Responsibilities

         The Servicer will be  responsible  for servicing the mortgage loans in accordance  with the  provisions of the Agreement.  The responsibilities generally include:

              o   communicating with borrowers;

              o   sending monthly remittance statements to borrowers;

              o   collecting payments from borrowers;

              o   recommending  a loss  mitigation  strategy for  borrowers  who have  defaulted on their loans (i.e.  repayment  plan, modification, foreclosure, etc.);

              o   accurate  and timely  accounting,  reporting  and  remittance  of the  principal  and  interest  portions  of monthly installment payments to the trustee, together with any other sums paid by borrowers that are required to be remitted;

              o   accurate and timely accounting and administration of escrow and impound accounts, if applicable;

              o   accurate and timely reporting of negative amortization amounts, if any;

              o   paying escrows for borrowers, if applicable;

              o   calculating and reporting payoffs and liquidations;

              o   maintaining an individual file for each loan; and

              o   maintaining  primary  mortgage  insurance  commitments or certificates if required,  and filing any primary  mortgage insurance claims.

Table of Fees

         The following  table  indicates  the fees expected to be paid from the cash flows from the mortgage  loans and other assets of the trust fund, while the offered certificates are outstanding.

         Each of the  Servicing  Fee  and the  Trustee  Fee is  expressed  as a  percentage,  at an  annualized  rate,  applied  to the outstanding aggregate principal balance of the mortgage loans.

                      Item(1)                                 Rate                                           Paid From
         ________________________________________________________________________________________________________________________________________
                    Servicing Fee                         To be determined                         Mortgage loan interest collections
                     Trustee Fee                          To be determined                         Mortgage loan interest collections
                     Premium((2))                         To be determined                         Mortgage loan interest collections

         (1)  Such fees are paid on a first priority basis from collections allocable to interest on the mortgage loans, prior to distributions to certificateholders.
         (2)  Any premium on the insurance policy is applicable only to the Insured Certificates.

Realization Upon Defaulted Mortgage Loans

         The Servicer  will take such action as it deems to be in the best  interest of the trust with  respect to  defaulted  mortgage loans and foreclose upon or otherwise  comparably convert the ownership of properties  securing defaulted mortgage loans as to which no satisfactory  collection  arrangements  can be made. To the extent set forth in the  Agreement,  the Servicer will service the property acquired by the trust through  foreclosure or deed-in-lieu  of foreclosure in accordance with procedures that the Servicer  employs and exercises  in servicing  and  administering  mortgage  loans for its own account and which are in  accordance  with  accepted  mortgage servicing practices of prudent lending institutions.

         Since  Insurance  Proceeds  cannot  exceed  deficiency  claims and certain  expenses  incurred by the  Servicer,  no insurance payments will result in a recovery to  certificateholders  which exceeds the principal balance of the defaulted  mortgage loan together with accrued interest thereon at its Net Rate.

Modifications

         The Servicer  will use its  reasonable  efforts to ensure that all payments  required  under the terms and  provisions  of the mortgage  loans are collected,  and will follow  collection  procedures  comparable to the  collection  procedures of prudent  mortgage lenders servicing mortgage loans for its own account, to the extent such procedures will be consistent with the Agreement.

         In  instances  in which a  mortgage  loan is in default or if default is  reasonably  foreseeable,  and if  determined  by the
Servicer to be in the best interests of the  certificateholders,  the Servicer may engage, either directly or through subservicers,  in a wide variety of loss mitigation practices including waivers,  modifications,  payment  forbearances,  partial  forgiveness,  entering into repayment  schedule  arrangements,  and  capitalization of arrearages rather than proceeding with foreclosure or repossession,  if applicable.  Modifications  may have the effect of,  among other  things,  reducing  the loan rate,  forgiving  payments of  principal, interest or other amounts owed under the mortgage loan or contract,  such as taxes or insurance premiums,  extending the final maturity date of the loan,  capitalizing  delinquent interest and other amounts owed under the mortgage loan or contract,  or any combination of these or other  modifications.  In addition,  if the loan is not in default or if default is not reasonably  foreseeable,  the Servicer may modify the loan only to the extent set forth in the Agreement;  provided that, such  modification will not result in the imposition of taxes on any REMIC or otherwise  adversely  affect the REMIC status of the trust. Any modified loan may remain in the trust, and the reduction in collections  resulting from a modification may result in reduced  distributions of interest or principal on, or may extend the final maturity of, one or more classes of the related securities.

Evidence as to Compliance

         The  Agreement  will provide that on or before  March 15 of each year,  beginning  with the first year after the year in which the Cut-off Date occurs,  each party  participating  in the  servicing  function  will provide to the  Servicer,  the Depositor and the
Trustee a report on an assessment of compliance with the minimum servicing  criteria  established in Item 1122(a) of Regulation AB (the
"AB Servicing  Criteria").  The AB Servicing  Criteria include specific  criteria  relating to the following areas:  general  servicing considerations, cash collection and administration,
investor  remittances  and reporting,  and  pool-asset  administration.  Such report will indicate that the AB Servicing  Criteria were used to test compliance on a platform level basis and will set out any material instances of noncompliance.

         The Agreement  will also provide that each party  participating  in the servicing  function will deliver to the Servicer,  the
Depositor and the Trustee along with its report on assessment of compliance,  an attestation  report from a firm of independent  public accountants on the assessment of compliance with the AB Servicing Criteria.

         The Agreement will also provide for delivery on or before March 15 of each year of a separate  annual  statement of compliance from the Servicer and any sub-servicer to the effect that, to the best knowledge of the signing  officer,  such person has fulfilled in all material  respects its obligations under the Agreement or related  servicing  agreement  throughout the preceding year or, if there has been a material  failure in the  fulfillment  of any such  obligation,  the statement  will specify such failure and the nature and status  thereof.  This  statement  may be provided as a single form making the  required  statements  as to more than one  Agreement or related servicing agreement.

         Copies of the annual reports of assessment of compliance,  attestation  reports,  and statements of compliance may be obtained by  certificateholders  without  charge upon written  request to the Servicer at the address of the Servicer set forth above under "The
Servicer."  These items will be filed with the Issuing  Entity's  annual report on Form 10-K, to the extent  required under  Regulation
AB.

The Custodial Account

         The Servicer will establish and maintain in the name of the Trustee,  for the benefit of the  certificateholders,  an account, referred to herein as the  Custodial  Account,  into which it will  deposit  daily all  collections  of  principal  and interest on any mortgage  loans,  including  but not  limited  to  Principal  Prepayments,  Insurance  Proceeds,  Liquidation  Proceeds  (less  amounts reimbursable  to the Servicer out of Liquidation  Proceeds in accordance  with the  Agreement),  the Repurchase  Price for any mortgage loans  repurchased  and  Monthly  Advances  made from the  Servicer's  own funds (less the  Servicing  Fee) and  Compensating  Interest
Payments.  The amount at any time  credited to the  Custodial  Account,  if  invested,  shall be invested in the name of the Trustee in permitted  investments  selected by the Servicer.  The Servicer will be entitled to any amounts earned on permitted  investments in the
Custodial  Account.  The Servicer will also deposit into the  Custodial  Account any amounts  required to be deposited  with respect to losses on permitted  investments  selected by the Trustee and any other  amounts  received by the Servicer and required to be deposited in the Custodial  Account pursuant to the Agreement.  The Custodial  Account and amounts at any time credited thereto shall comply with the requirements of the Agreement and shall meet the requirements of the Rating Agencies.

The Distribution Account

         The Trustee shall establish and maintain in the name of the Trustee,  for the benefit of the  certificateholders,  an account, referred to herein as the Distribution  Account,  into which on the second business day prior to each distribution  date, all available funds in the  Custodial  Account  for such  distribution  date will be  transferred  by the  Servicer.  All  amounts  deposited  to the
Distribution  Account shall be held in the name of the Trustee in trust for the benefit of the  certificateholders  in accordance  with the terms and  provisions  of the  Agreement.  The amount at any time  credited to the  Distribution  Account,  if  invested,  shall be invested in the name of the Trustee in  permitted  investments  selected by the  Trustee.  The Trustee  will be entitled to any amounts earned  and will be liable  for any  losses  on  permitted  investments  in the  Distribution  Account.  To the  extent  grantor  trust certificates are issued, a separate Grantor Trust Distribution Account will be established.

         On each  distribution  date, the Trustee shall pay the  certificateholders  in accordance  with the provisions set forth under
"Description of the Certificates—Distributions on the Certificates" herein.

Voting Rights

         Voting  rights  of the trust in  general  will be  allocated  among the  classes  of  certificates  (other  than the  Residual
Certificates) as set forth in the Agreement.

         For so long as there  does not exist a failure  by the  Certificate  Insurer  to make a  required  payment  under the  related
Policy, the Certificate  Insurer may exercise all rights,  including voting rights, of the holders of the related Insured  Certificates under the Agreement without any consent of such holders.

Termination

         The  obligations  of the Trustee and the Servicer  created by the Agreement will terminate upon (i) the later of the making of the final  payment or other  liquidation  or any advance  with  respect  thereto,  of the last  mortgage  loan  subject  thereto or the disposition of all property  acquired upon foreclosure or acceptance of a deed in lieu of foreclosure of any such mortgage loans,  (ii)
the payment to  certificateholders  and the  Certificate  Insurer,  if any, of all amounts  required to be paid to them pursuant to the
Agreement  or (iii) the  repurchase  by or at the  direction of the  Depositor  or its  designee of all of the  mortgage  loans and all related REO Property in the Trust, as further discussed below.

         On any distribution  date on which the aggregate  Scheduled  Principal Balance of the mortgage loans is less than a percentage
(as set forth in the Term  Sheet) of the  aggregate  Stated  Principal  Balance  of the  mortgage  loans as of the  Cut-off  Date,  the
Depositor or its designee,  may repurchase  from the Trust all mortgage loans remaining  outstanding and any REO Property  remaining in the Trust at a purchase price equal to the sum of (a) the unpaid  principal  balance of the related mortgage loans (other than mortgage loans related to REO Property),  net of the principal portion of any unreimbursed  Monthly Advances relating to the mortgage loans made by the purchaser,  plus accrued but unpaid  interest  thereon at the applicable  mortgage rate to, but not including,  the first day of the month of  repurchase,  (b) the  appraised  value of any  related REO  Property,  less the good faith  estimate  of the  Servicer of liquidation  expenses to be incurred in connection  with its disposal  thereof (but not more than the unpaid  principal  balance of the related  mortgage loan,  together with accrued but unpaid  interest on that balance at the applicable  mortgage rate, but not including the first day of the month of repurchase),  (c) unreimbursed  out-of-pocket  costs of the Servicer,  including  unreimbursed  servicing advances and the principal portion of any unreimbursed  Monthly  Advances,  made on the related mortgage loans prior to the exercise of such repurchase and (d) any  unreimbursed  costs and expenses of the Trustee and the Custodian  payable in accordance with the terms of the Agreement.  Such designee  exercising  this right,  if not the Depositor or an affiliate,  shall be deemed to represent that one of the following will be true and correct: (i) the exercise of such option shall not result in a non-exempt  prohibited  transaction under
ERISA or  Section  4975 of the Code or (ii) such  designee  is (A) not a party in  interest  with  respect to any Plan and (B) is not a
"benefit plan investor"  (other than a plan sponsored or maintained by the designee,  provided that no assets of such plan are invested or deemed to be  invested  in the  certificates).  If the  holder of the  option  is unable to  exercise  such  option by reason of the preceding  sentence,  then the Depositor  may exercise such option.  Any such  repurchase  will result in the  retirement of all of the certificates  and termination of the Trust.  The Trust may also be terminated and the  certificates  retired on any  distribution  date upon the  Depositor's  determination,  based upon an opinion of counsel,  that the status of the Trust fund as a REMIC has been lost or that a substantial  risk exists that such status will be lost for the then current  taxable year. In no event will the Trust created by the Agreement  continue  beyond the  expiration of 21 years from the death of the survivor of the persons named in the  Agreement.  See
"The Agreements—Termination; Retirement of Securities" in the prospectus.

         No such purchase by the Depositor or its designee will be permitted  without the consent of the Certificate  Insurer if a draw on the  related  Policy  will  be made or if any  amounts  due to the  Certificate  Insurer  would  remain  unreimbursed  on the  final distribution date under the related Policy.

                                                   FEDERAL INCOME TAX CONSIDERATIONS

         Upon the issuance of the offered  certificates,  Orrick,  Herrington & Sutcliffe LLP,  counsel to the Depositor,  will deliver its opinion generally to the effect that,  assuming  compliance with all provisions of the Agreement,  for federal income tax purposes, each REMIC  election made by the Trust Fund will qualify as a REMIC under the Internal  Revenue Code of 1986, or the Code.  The offered certificates will represent  ownership of regular interests in a REMIC and are herein referred to as the "Regular  Certificates" or the
"REMIC Regular  Certificates."  Each of the Residual  Certificates will be designated as the residual interest in the related REMIC and are herein referred to as the "Residual  Certificates"  or the "REMIC Residual  Certificates".  All  certificateholders  are advised to see "Federal  Income Tax  Consequences"  in the prospectus for a discussion of the anticipated  federal income tax  consequences of the purchase, ownership and disposition of the REMIC Regular Certificates and the REMIC Residual Certificates.

         Because the Regular  Certificates  will be considered  regular  interests in a REMIC,  they  generally will be taxable as debt obligations under the Code, and interest paid or accrued on the Regular  Certificates,  including  original issue discount with respect to any Regular Certificates issued with original issue discount,  will be taxable to  certificateholders in accordance with the accrual method of accounting,  regardless of their usual method of accounting.  It is anticipated  that, for federal income tax purposes,  some or all of the Regular  Certificates  may be issued with original issue discount.  See "Federal Income Tax  Consequences—REMICS—Taxation
of Owners of REMIC Regular  Certificates—Original  Issue Discount" in the prospectus.  The Internal  Revenue  Service,  or the IRS, has
issued OID  regulations  under Sections 1271 to 1275 of the Code generally  addressing  the treatment of debt  instruments  issued with original issue discount  (hereinafter  referred to as the OID Regulations).  All purchasers of REMIC Regular  Certificates are urged to consult their tax advisors for advice  regarding the effect,  in any, of the original issue discount  provisions and regulations on the purchase of the Regular  Certificates.  The  prepayment  assumption  that will be used in  determining  the rate of accrual of original issue  discount  with  respect to the Regular  Certificates  will be set forth in the related  prospectus  supplement.  The  prepayment assumption  represents a rate of payment of unscheduled  principal on a pool of mortgage loans,  expressed as an annualized  percentage of the outstanding  principal balance of such mortgage loans at the beginning of each period.  However, no representation is made as to the rate at which prepayments actually will occur.

         In certain  circumstances  the OID  Regulations  permit the holder of a debt  instrument to recognize  original issue discount under a method  that  differs  from  that  used by the  Issuing  Entity.  Accordingly,  it is  possible  that the  holder  of a Regular
Certificate  may be able to select a method for  recognizing  original  issue  discount  that  differs from that used by the Trustee in preparing reports to the certificateholders and the IRS.

         Certain  classes of the  Regular  Certificates  may be treated  for  federal  income tax  purposes  as having been issued at a premium.  Whether any holder of such a class of certificates  will be treated as holding a certificate  with  amortizable  bond premium will depend on such  certificateholder's  purchase price and the distributions  remaining to be made on such certificate at the time of its  acquisition by such  certificateholder.  Holders of such classes of certificates  should consult their tax advisors  regarding the possibility of making an election to amortize such premium.  See "Federal  Income Tax  Consequences—REMICS—Taxation  of Owners of REMIC
Regular Certificates— Original Issue Discount" and "—Premium" in the prospectus.

Characterization of the Offered Certificates

Group I Offered Certificates and Group II Offered Certificates

         All holders of the group I offered  certificates and the group II offered  certificates  will be entitled (subject to specific priorities and to the extent of related Basis Risk  Shortfall  Carry Forward  Amounts) to amounts  deposited into the reserve fund from excess cash flow. In addition,  all holders of such offered  certificates will be entitled  (subject to specific  priorities and to the extent of related Basis Risk Shortfall  Carry Forward  Amounts,  Unpaid  Realized Loss Amounts and Current  Interest and Interest Carry
Forward  Amounts) to amounts  deposited into the reserve fund from the related cap contracts (if applicable).  Accordingly,  holders of the group I offered  certificates  and the group II offered  certificates  will be treated for federal  income tax purposes as owning a regular  interest in a REMIC and a beneficial  ownership  interest in the right to receive payments from the reserve fund, which is not included in any REMIC. The treatment of amounts received by the  certificateholder  with respect to such  certificateholder's  right to receive Basis Risk  Shortfall  Carry Forward  Amounts as a result of the  application of the Net Rate Cap, will depend upon the portion of such  certificateholder's  purchase  price  allocable  thereto.  Under  the  REMIC  regulations,  each  holder  of a group I offered certificate or a group II offered  certificate must allocate its purchase price for its certificate  between its undivided  interest in the related  REMIC  regular  interest and its interest in the right to receive  payments  from the reserve fund in respect of any Basis
Risk Shortfall Carry Forward  Amounts in accordance  with the relative fair market values of each property right.  Holders of the group
I offered  certificates  and group II offered  certificates may also have to allocate basis to the reserve fund on account of the right to receive Unpaid Realized Loss Amounts,  Current Interest and Interest Carry Forward Amounts,  although pursuant to the Agreement, the
Trustee will treat such  payments as advances (in which event it is likely that no basis  should be  allocated  to such  rights).  Such allocations  will be used for, among other things,  purposes of computing any original issue discount,  market discount or premium,  as well as for  determining  gain or loss on  disposition.  No  representation  is or will be made as to the relative  fair market  values thereof.  Generally,  payments made to certificates  with respect to any Basis Risk Shortfall Carry Forward Amounts will be included in income based on, and the purchase price  allocated to the reserve fund may be amortized in accordance  with, the  regulations  relating to notional  principal  contracts.  In the case of non-corporate  holders of the group I offered  certificates and the group II offered certificates,  the  amortization of the purchase price may be subject to limitations as an itemized  deduction,  and may not be useable at all, if the taxpayer is subject to the alternative  minimum tax.  However,  regulations  have recently been proposed that modify the taxation of notional principal contracts that contain contingent  nonperiodic  payments.  As the application of such regulations (i.e., whether  they  apply,  and if so, how they  apply) are, at this time,  unclear,  holders of group I offered  certificates  and group II offered  certificates  should consult with their own tax advisors with respect to the proper treatment of their interest in the reserve fund.

         We make no representation on whether the group I offered  certificates or the group II offered  certificates (or what, if any, portion  thereof) will constitute  "real estate assets" or whether the interest (or any portion)  thereon will be considered  "interest on obligations  secured by mortgages on real property",  in each case for real estate  investment  trusts,  or REITs.  In addition,  we make no  representation  on whether the group I offered  certificates or the group II offered  certificates  (or what, if any,  portion thereof)  will  constitute a "regular  interest in a REMIC" under  section  7701(a)(19)(C)  for purposes of domestic  building and loan associations.

Group III Offered Certificates

         A holder of a group III offered  certificate  will be treated for federal income tax purposes as owning a regular  interest in a REMIC. We make no  representation  on whether the group III offered  certificates  (or what, if any, portion thereof) will constitute
"real estate  assets" or whether the  interest  (or any  portion)  thereon  will be  considered  "interest  on  obligations  secured by mortgages on real property",  in each case for real estate  investment  trusts.  In addition,  we make no representation on whether the group III offered  certificates  (or what,  if any,  portion  thereof)  will  constitute a "regular  interest in a REMIC" under section
7701(a)(19)(C) for purposes of domestic building and loan associations.

Penalty Protection

         If penalties were asserted  against  purchasers of the  Certificates  offered  hereunder in respect of their  treatment of the
Certificates for tax purposes, the summary of tax considerations  contained,  and the opinions stated, herein and in the prospectus may not meet the  conditions  necessary for  purchasers'  reliance on that summary and those  opinions to exculpate  them from the asserted penalties.

                                                        METHOD OF DISTRIBUTION

         Subject to the terms and conditions  set forth in the  underwriting  agreement,  the offered  certificates,  will be purchased from the Depositor by the  Underwriter  upon issuance.  The  Underwriter  is an affiliate of the  Depositor,  the Sponsor and BSRM. The offered  certificates  will be offered by the Underwriter (only as and if issued and delivered to and accepted by the Underwriter) from time to time in negotiated  transactions  or otherwise at varying  prices to be determined at the time of sale. In connection  with the purchase and sale of the offered  certificates,  the Underwriter may be deemed to have received  compensation from the Depositor in the form of an underwriting discount.

         The Depositor will indemnify the Underwriter  against certain civil  liabilities,  including  liabilities under the Securities
Act of 1933, as amended, or will contribute to payments the Underwriter may be required to make in respect thereof.

         The  Underwriter may effect these  transactions by selling the  underwritten  certificates  to or through  dealers,  and those dealers may receive compensation in the form of underwriting  discounts,  concessions or commissions from the underwriter for whom they act as  agent.  In  connection  with  the sale of the  underwritten  certificates,  the  Underwriter  may be  deemed  to have  received compensation  from the Depositor in the form of underwriting  compensation.  The Underwriter and any dealers that  participate with the underwriters  in the  distribution of the related  underwritten  certificates  may be deemed to be  underwriters  and any profit on the resale of the  underwritten  certificates  positioned  by them may be deemed to be  underwriting  discounts and  commissions  under the
Securities Act.

         There is currently no secondary market for the  certificates  and no assurances are made that such a market will develop.  The
Underwriter  intends to  establish  a market in the offered  certificates,  but is not  obligated  to do so. Any such  market,  even if established, may or may not continue.

                                                           SECONDARY MARKET

         There can be no assurance that a secondary market for the offered  certificates  will develop or, if it does develop,  that it will continue.  The primary  source of  information  available to investors  concerning  the offered  certificates  will be the monthly statements  supplied  to  certificateholders,  which  will  include  information  as to the  Current  Principal  Amount of the  offered certificates  and the status of the applicable form of credit  enhancement.  There can be no assurance that any additional  information regarding the offered  certificates will be available  through any other source. In addition,  the Depositor is not aware of any source through which price information about the offered  certificates will be generally  available on an ongoing basis. The limited nature of information  regarding the offered  certificates  may adversely affect the liquidity of the offered  certificates,  even if a secondary market for the offered certificates becomes available.

                                                             LEGAL MATTERS

         Legal  matters  relating to the offered  certificates  will be passed upon for the Depositor  and the  Underwriter  by Orrick,
Herrington & Sutcliffe LLP, New York, New York.

                                                           LEGAL PROCEEDINGS

         There are no  material  legal  proceedings  pending  against  the  Depositor,  the  Trustee,  the Issuing  Entity,  BSRM,  the
Certificate  Insurer or the Custodian,  or with respect to which the property of any of the foregoing  transaction  parties is subject, that are material to the  certificateholders.  No legal  proceedings  against any of the foregoing  transaction  parties is known to be contemplated by governmental  authorities,  that are material to the  certificateholders.  We refer you to "The Sponsor" and "Servicing of the Mortgage Loans—The Servicer" herein for a description of the legal proceedings against the Sponsor and the Servicer.

                                         AFFILIATIONS, RELATIONSHIPS AND RELATED TRANSACTIONS

         The Sponsor,  the Issuing  Entity,  the  Underwriter,  BSRM,  the Servicer  and the  Depositor  are  affiliated  parties.  The
Custodian and the Trustee are the same entity.  There are no affiliations between the Sponsor,  the Depositor,  the Underwriter,  BSRM,
the Servicer or the Issuing Entity and any of the Trustee,  the Certificate  Insurer or the Custodian.  There are no affiliations among the  Trustee,  the  Certificate  Insurer  and any 10%  concentration  originator  or the  Servicer.  There are  currently  no  business relationships,  agreements,  arrangements,  transactions or understandings between (a) the Sponsor, the Depositor or the Issuing Entity and (b) any of the parties  referred to in the  preceding  sentence,  or any of their  respective  affiliates,  that were  entered into outside the normal  course of business or that  contain  terms  other than would be  obtained in an arm's  length  transaction  with an unrelated third party and that are material to the investor's  understanding of the certificates,  or, except as disclosed herein, that relate to the certificates or the pooled assets. No such business relationship,  agreement,  arrangement,  transaction or understanding has existed during the past two years, other than as described under "The Pooling and Servicing  Agreement—Custodial  Arrangements" and
"—The Trustee" herein.

                                                                RATINGS

         It is a condition  to the  issuance of each class of offered  certificates  that it receives at least the ratings set forth in the Term Sheet by one or more rating agencies including S&P, Moody's and/or Fitch Ratings.

         The ratings assigned to mortgage  pass-through  certificates address the likelihood of the receipt of all distributions on the mortgage loans by the related  certificateholders  under the agreements  pursuant to which such certificates  were issued.  The ratings take into  consideration  the  credit  quality  of the  related  mortgage  pool,  structural  and legal  aspects  associated  with such certificates,  and the extent to which the  payment  stream in the  mortgage  pool is  adequate to make  payments  required  under such certificates.  The ratings on the  certificates  do not,  however,  constitute a statement  regarding  frequency of  prepayments on the mortgages.

         The ratings do not address the possibility that, as a result of Principal Prepayments or recoveries  certificateholders  might suffer a lower than anticipated yield.

         The ratings  assigned to the offered  certificates  should be evaluated  independently  from similar ratings on other types of securities.  A rating is not a recommendation  to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the Rating Agencies.

         The  Depositor  has not requested a rating of the offered  certificates  by any rating agency other than the Rating  Agencies.
However,  there can be no assurance as to whether any other rating agency will rate the offered  certificates  or, in such event,  what rating would be assigned to the offered  certificates by such other rating agency.  The ratings assigned by such other rating agency to the offered certificates may be lower than the ratings assigned by the Rating Agencies.

         The fees paid by the  Depositor  to the  Rating  Agencies  at closing  include a fee for  ongoing  surveillance  by the Rating
Agencies  for so long as any Offered  Certificates  are  outstanding.  However,  the Rating  Agencies  are under no  obligation  to the
Depositor to continue to monitor or provide a rating on the Offered Certificates.

                                                           LEGAL INVESTMENT

         It is anticipated  that the classes of offered  certificates  that are rated in one of the two highest rating  categories by a nationally  recognized  statistical  rating  organization will constitute  "mortgage related  securities" for purposes of the Secondary
Mortgage  Market  Enhancement  Act of 1984 (or SMMEA)  and,  as such,  will be legal  investments  for  certain  entities to the extent provided in SMMEA,  subject to state laws overriding  SMMEA.  Certain states have enacted  legislation  overriding the legal investment provisions  of SMMEA.  Classes of offered  certificates  not rated in one of the two  highest  rating  categories  will not  constitute
"mortgage related securities" for purposes of SMMEA, or the Non-SMMEA Certificates.  The appropriate  characterization of the Non-SMMEA
Certificates under various legal investment  restrictions,  and thus the ability of investors subject to these restrictions to purchase
Non-SMMEA Certificates, may be subject to significant interpretative uncertainties.

         The Office of Thrift  Supervision,  or the OTS, has issued Thrift Bulletins 73a, entitled  "Investing in Complex  Securities,"
or TB 73a,  which is  effective  as of December 18, 2001 and applies to savings  associations  regulated by the OTS, and 13a,  entitled
"Management of Interest Rate Risk, Investment Securities,  and Derivatives Activities," or TB 13a, which is effective as of December 1,
1998, and applies to thrift institutions regulated by the OTS.

         One of the  primary  purposes  of TB 73a is to require  savings  associations,  prior to taking any  investment  position,  to determine that the investment  position meets  applicable  regulatory and policy  requirements  (including  those set forth TB 13a (see below)) and  internal  guidelines,  is  suitable  for the  institution,  and is safe and sound.  The OTS  recommends,  with  respect to purchases of specific  securities,  additional  analysis,  including,  among  others,  analysis of repayment  terms,  legal  structure, expected  performance  of the issuing  entity and any underlying  assets as well as analysis of the effects of payment  priority,  with respect to a security  which is divided into separate  tranches with unequal  payments,  and  collateral  investment  parameters,  with respect to a security that is prefunded or involves a revolving  period.  TB 73a  reiterates the OTS's due diligence  requirements  for investing in all securities and warns that if a savings  association  makes an investment that does not meet the applicable  regulatory requirements,  the savings  association's  investment  practices will be subject to criticism,  and the OTS may require  divestiture of such securities.  The OTS also recommends,  with respect to an investment in any "complex securities," that savings associations should take into account quality and suitability,  interest rate risk, and classification  factors.  For the purposes of each of TB 73a and TB
13a, "complex security" includes among other things any collateralized  mortgage  obligation or real estate mortgage investment conduit security,  other than any "plain  vanilla"  mortgage  pass-through  security  (that is,  securities  that are part of a single class of securities in the related pool that are non-callable  and do not have any special  features).  Accordingly,  all classes of the offered certificates would likely be viewed as "complex  securities." With respect to quality and suitability  factors, TB 73a warns (i) that a savings  association's  sole  reliance  on outside  ratings  for  material  purchases  of complex  securities  is an unsafe and unsound practice,  (ii) that a savings  association  should  only use  ratings and  analyses  from  nationally  recognized  rating  agencies in conjunction  with, and in validation of, its own underwriting  processes,  and (iii) that it should not use ratings as a substitute for its own thorough  underwriting  analyses.  With respect the interest  rate risk factor,  TB 73a  recommends  that savings  associations should follow the guidance set forth in TB 13a.

         One of the primary  purposes of TB 13a is to require  thrift  institutions,  prior to taking any investment  position,  to (i)
conduct  a  pre-purchase  portfolio  sensitivity  analysis  for  any  "significant   transaction"  involving  securities  or  financial
derivatives,  and (ii) conduct a pre-purchase  price sensitivity  analysis of any "complex security" or financial  derivative.  The OTS recommends  that while a thrift  institution  should  conduct its own  in-house  pre-acquisition  analysis,  it may rely on an analysis conducted by an  independent  third-party  as long as management  understands  the analysis and its key  assumptions.  Further,  TB 13a recommends  that the use of "complex  securities with high price  sensitivity"  be limited to transactions  and strategies that lower a thrift  institution's  portfolio interest rate risk. TB 13a warns that investment in complex securities by thrift  institutions that do not have adequate risk measurement, monitoring and control systems may be viewed by OTS examiners as an unsafe and unsound practice.

         All investors  whose  investment  activities  are subject to legal  investment  laws and  regulations  or to review by certain regulatory  authorities may be subject to restrictions on investment in the certificates.  Any such institution  should consult its own legal advisors in determining  whether and to what extent there may be restrictions on its ability to invest in the  certificates.  See
"Legal Investment Matters" in the prospectus.

                                                         ERISA CONSIDERATIONS

         Fiduciaries of employee benefit plans subject to Title I of the Employee  Retirement  Income Security Act of 1974, as amended, or ERISA, should consider the ERISA fiduciary investment  standards before authorizing an investment by a plan in the certificates.  In addition,  fiduciaries  of  employee  benefit  plans  subject  to Title I of  ERISA,  as well as  certain  plans  or  other  retirement arrangements  that are not  subject  to Title I of ERISA but are  subject to Section  4975 of the Code (such as  individual  retirement accounts and Keogh plans covering only a sole  proprietor or partners),  or any entity whose  underlying  assets include plan assets by reason of a plan or account investing in such entity,  including an insurance company general account (hereafter  collectively referred to as Plan(s)),  are encouraged to consult with their legal counsel to determine  whether an investment in the certificates  will cause the assets of the Trust, or Trust Assets,  to be considered  plan assets pursuant to the plan asset  regulations set forth at 29 C.F.R.
§ 2510.3-101,  as modified by Section 3(42) of ERISA (or the Plan Asset  Regulations),  thereby  subjecting  the Plan to the prohibited transaction  rules with respect to the Trust Assets and the Trustee or the Servicer to the  fiduciary  investments  standards of ERISA, or cause the excise tax  provisions  of Section  4975 of the Code to apply to the Trust  Assets,  unless a  statutory  exemption  or an exemption granted by the United States Department of Labor (referred to herein as the DOL) applies to the purchase,  sale,  transfer or holding of the certificates.

         The DOL has issued  Prohibited  Transaction  Exemption  90-30 (as amended by  Prohibited  Transaction  Exemption  2007-05) (or
Underwriter's  Exemption)  to the  Underwriter  which may apply to the  offered  certificates.  However,  the  Underwriter's  Exemption contains a number of conditions which must be met for the exemption to apply,  including the  requirements  that (i) the investing Plan must be an  "accredited  investor" as defined in Rule 501(a)(1) of Regulation D of the  Securities  and Exchange  Commission  under the
Securities Act and (ii) the offered  certificates be rated at least "BBB-" (or its  equivalent) by S&P,  Moody's,  Fitch Ratings,  DBRS
Limited or DBRS,  Inc. at the time of the Plan's  purchase,  provided that no mortgage loan has an LTV in excess of 100% on the Closing
Date. See "ERISA Considerations" in the prospectus.

         The Underwriter's  Exemption is expected to apply to the offered  subordinate  certificates if the conditions  described above are satisfied.  Therefore,  each beneficial owner of an offered subordinate certificate or any interest therein shall be deemed to have represented,  by virtue of its acquisition or holding of that  certificate or interest  therein,  that either (i) that  certificate was rated at least "BBB-" at the time of purchase,  (ii) such beneficial  owner is not a "benefit plan investor" as such term is defined in
Section 3(42) of ERISA,  or (iii) (1) it is an insurance  company,  (2) the source of funds used to acquire or hold the  certificate or interest  therein is an "insurance  company  general  account," as such term is defined in DOL Prohibited  Transaction  Class Exemption
("PTCE") 95-60, and (3) the conditions in Sections I and III of PTCE 95-60 have been satisfied.

         If any  subordinate  certificate or any interest  therein is acquired or held in violation of the conditions  described in the preceding  paragraph,  the next  preceding  permitted  beneficial  owner will be treated as the  beneficial  owner of that  subordinate certificate,  retroactive to the date of transfer to the purported  beneficial owner. Any purported  beneficial owner whose acquisition or holding of that certificate or interest therein was effected in violation of the conditions  described in the preceding  paragraph  shall indemnify and hold harmless the Depositor,  the Sponsor,  the
Trustee, the Servicer, any subservicer,  and the Trust from and against any and all liabilities,  claims, costs or expenses incurred by those parties as a result of that acquisition or holding.

         Before  purchasing an offered  certificate,  a fiduciary of a Plan should itself  confirm that the  certificate  constitutes a
"security" for purposes of the Underwriter's  Exemption and that the specific and general conditions of the Underwriter's Exemption and the other  requirements  set forth in the  Underwriter's  Exemption  would be satisfied.  The Residual  Certificates do not satisfy the requirements of the Underwriter's Exemption and may not be purchased by or on behalf of, or with plan assets of, any Plans.

         The  Underwriter's  Exemption  may not directly  apply to the  acquisition  or holding of the Grantor Trust  Certificates,  if issued,  but if the  conditions  described  above are satisfied,  it is expected to apply to interests in the  underlying  certificates indirectly  acquired by Plan investors that acquire the Grantor Trust Certificates.  Accordingly,  the acquisition of the Grantor Trust
Certificates  by a Plan could result in a prohibited  transaction  unless  another  statutory  or  administrative  exemption to ERISA's prohibited  transaction  rules is  applicable.  Section  408(b)(17)  of ERISA or one or more  alternative  exemptions  ("Investor-Based
Exemptions") may be available with respect to the purchase and holding of the Grantor Trust  Certificates,  including,  but not limited to:

         o    Prohibited Transaction Class Exemption 96-23, regarding transactions negotiated by certain "in-house asset managers";

         o    Prohibited Transaction Class Exemption 95-60, regarding investments by insurance company general accounts;

         o    Prohibited Transaction Class Exemption 91-38, regarding investments by bank collective investment funds;

         o    Prohibited Transaction Class Exemption 90-1, regarding investments by insurance company pooled separate accounts; and

         o    Prohibited Transaction Class Exemption 84-14, regarding  transactions  negotiated by independent "qualified  professional asset managers."

         Each beneficial owner of a Grantor Trust Certificate or any interest therein, if issued,  shall be deemed to have represented, by virtue of its acquisition or holding of that certificate or interest  therein,  that any of Section  408(b)(17) of ERISA or at least one Investor-Based  Exemption or other applicable  exemption applies to the purchase and holding of the Grantor Trust  Certificates.  A
Plan  fiduciary  should also consider its general  fiduciary  obligations  under ERISA in  determining  whether to purchase any Grantor
Trust Certificate on behalf of a Plan in reliance upon the Investor-Based Exemptions.

         Any Plan  fiduciary  that  proposes to cause a Plan to purchase a  certificate  is encouraged to consult with its counsel with respect to the potential  applicability to such investment of the fiduciary  responsibility  and prohibited  transaction  provisions of
ERISA and the Code to the  proposed  investment.  For further  information  regarding  the ERISA  considerations  of  investing  in the certificates, see "ERISA Considerations" in the prospectus.

         A  governmental  plan, as defined in Section  3(32) of ERISA,  is not subject to Title I of ERISA or Section 4975 of the Code.
However,  such  governmental  plan may be  subject to  Federal,  state and local law,  which is, to a material  extent,  similar to the provisions of Section 406 of ERISA or Section 4975 of the Code, or Similar Law.
A fiduciary  of a  governmental  plan  should make its own  determination  as to the  propriety  of such  investment  under  applicable fiduciary or other investment standards, and the need for and the availability of any exemptive relief under any Similar Law.

         The sale of any  certificates to a Plan is in no respect a  representation  by the Underwriter  that such an investment  meets all relevant legal  requirements  with respect to investments by Plans  generally or any particular  Plan or that such an investment is appropriate for Plans generally or any particular Plan.

                                                         AVAILABLE INFORMATION

         The Depositor is subject to the informational  requirements of the Exchange Act and in accordance  therewith files reports and other  information with the Commission.  Reports and other information filed by the Depositor can be inspected and copied at the Public
Reference Room  maintained by the Commission at 100 F Street NE,  Washington,  DC 20549,  and its Regional  Offices located as follows:
Chicago Regional Office, 500 West Madison, 14th Floor, Chicago,  Illinois 60661; New York Regional Office, 233 Broadway,  New York, New
York  10279.  Copies of the  material  can also be  obtained  from the Public  Reference  Section of the  Commission,  100 F Street NE,
Washington,  DC 20549,  at prescribed  rates and  electronically  through the  Commission's  Electronic  Data  Gathering,  Analysis and
Retrieval system at the Commission's  Website  (http://www.sec.gov).  Information  about the operation of the Public Reference Room may be obtained by calling the  Securities  and Exchange  Commission  at (800)  SEC-0330.  Exchange Act reports as to any series filed with the  Commission  will be filed  under the  Issuing  Entity's  name.  The  Depositor  does not intend to send any  financial  reports to certificate holders.

         The Issuing  Entity's  annual  reports on Form 10-K  (including  reports of  assessment  of  compliance  with the AB Servicing
Criteria,   attestation  reports,   and  statements  of  compliance,   discussed  in  "Description  of  the   Certificates—Reports   to
Certificateholders"  and  "Servicing of the Mortgage  Loans—Evidence  as to  Compliance",  required to be filed under  Regulation  AB), periodic  distribution  reports on Form 10-D,  certain current reports on Form 8-K and amendments to those reports,  together with such other reports to certificate  holders or information  about the certificate as shall have been filed with the Commission by the Trustee will be posted on the Trustee's  internet web site as soon as reasonably  practicable after it has been  electronically  filed with, or furnished to, the Commission.  The address of the website is: www.ctslink.com.

                                                     REPORTS TO CERTIFICATEHOLDERS

         So long as the Issuing  Entity is required to file reports  under the Exchange Act,  those  reports will be made  available as described above under "Available Information".

         Periodic  distribution reports will be posted on the Trustee's website referenced above under "Available  Information" as soon as  practicable.  Annual reports of assessment of compliance with the AB Servicing  Criteria,  attestation  reports,  and statements of compliance,  if not available on the Trustee's  website,  will be provided to registered holders of the related securities upon request free of charge.  See "Servicing of the Mortgage Loans — Evidence as to Compliance" and  "Description  of the  Certificates — Reports to
Certificateholders."

                                               INCORPORATION OF INFORMATION BY REFERENCE

         There are  incorporated  into this term  sheet  supplement  by  reference  all  documents,  including  but not  limited to the financial  statements  and reports filed or caused to be filed or  incorporated  by reference by the Depositor  with respect to a trust pursuant to the  requirements  of Sections 13(a) or 15(d) of the Exchange Act, prior to the  termination of the offering of the offered certificates of the related series;  provided,  however,  this prospectus does not incorporate by reference any of the issuing entity's annual reports filed on Form 10-K with respect to a trust fund.

         The  Depositor  will  provide or cause to be  provided  without  charge to each person to whom this term sheet  supplement  is delivered in connection with the offering of one or more classes of offered  certificates,  upon written or oral request of the person, a copy of any or all the reports  incorporated in this term sheet  supplement,  in each case to the extent the reports relate to one or more of such classes of the offered  certificates,  other than the  exhibits to the  documents,  unless the  exhibits are  specifically incorporated by reference in the documents. Requests should be directed in writing to Structured  Asset  Mortgage  Investments  II Inc.,  383 Madison  Avenue,  New York,  New York 10179,  Attention:
Secretary,  or by telephone at (212) 272-2000.  The Depositor has determined that its financial  statements will not be material to the offering of any offered certificates.

                                                               GLOSSARY

         Below are  abbreviated  definitions  of  significant  capitalized  terms used  herein.  Capitalized  terms used herein but not defined herein shall have the meanings assigned to them in the accompanying prospectus.

Agreement - The Pooling  and  Servicing  Agreement,  which will be entered  into by the  Depositor,  the Sponsor and  Servicer  and the
Trustee.

Allocable  Share — With  respect  to (i) any class of group  III  subordinate  certificates  (other  than the  group III  Interest-Only
Certificates)  on any  distribution  date will generally  equal such class's pro rata share (based on the Current  Principal  Amount of each class entitled  thereto) of the Group III Subordinate  Optimal  Principal Amount;  provided,  however,  that no class of group III subordinate  certificates (other than the class of group III subordinate  certificates with the lowest numerical  designation) shall be entitled  on any  distribution  date to receive  distributions  pursuant to clauses  (2),  (3) and (5) of the  definition  of Group III
Subordinate  Optimal  Principal  Amount unless the Class  Prepayment  Distribution  Trigger for the related class is satisfied for such distribution date.  Notwithstanding  the foregoing,  if on any distribution date the Current Principal Amount of any class of group III subordinate  certificates for which the Class Prepayment  Distribution  Trigger was satisfied on such  distribution  date is reduced to zero, any amounts  distributable to such class pursuant to clauses (2), (3) and (5) of the definition of Group III Subordinate  Optimal
Principal Amount, to the extent of such class's remaining  Allocable Share,  shall be distributed to the remaining classes of group III subordinate  certificates in reduction of their respective  Current Principal  Amounts,  sequentially,  in the order of their numerical class designations.

Applied  Realized  Loss Amount - With respect to any class of offered  certificates  and as to any  distribution  date,  the sum of the
Realized Losses with respect to the related  mortgage loans,  which have been applied in reduction of the Current  Principal  Amount of such Class, in an amount equal to the amount,  if any, by which, (i) the aggregate  Current Principal Amount of all of the certificates
(after all  distributions of principal on such  distribution  date) exceeds (ii) the aggregate Stated Principal Balance of the mortgage loans for such distribution date.

Basis Risk  Shortfall  Carry  Forward  Amount - As of any  distribution  date for the offered  certificates,  the sum of the Basis Risk
Shortfall for such distribution  date and the Basis Risk Shortfall for all previous  distribution  dates not previously paid,  together with interest thereon at a rate equal to the applicable pass-through rate for such distribution date.

Basis Risk Shortfall - If on any distribution  date the  pass-through  rate for a class of Class A, Class M and Class B Certificates is based upon the Net Rate Cap, the excess, if any of:

           1.     The amount of Current Interest that such class would have been entitled to receive on such  distribution date had the applicable  pass-though  rate been  calculated  at a per annum  rate  equal to the  lesser of (i)  One-Month  LIBOR plus the related Margin and (ii) a rate set forth in the Term Sheet, over

           2.     The amount of Current  Interest on such class  calculated using a pass-though rate equal to the Net Rate Cap for such distribution date.

Book-Entry Certificates — All certificates other than the physical certificates.

BSRM — Bear Stearns Residential Mortgage Corporation.

Business Day - Generally any day other than a Saturday,  a Sunday or a day on which the New York Stock  Exchange or Federal  Reserve is closed or on which banking  institutions in New York City or in any jurisdiction in which the Trustee,  the Custodian,  the Certificate
Insurer or the Servicer is located are obligated by law or executive order to be closed.

Cede - Cede & Co.

Certificate Insurer - The certificate insurer under the Policy, as identified in the Term Sheet.

Certificate Owner — Any person who is the beneficial owner of a Book-entry Certificate.

Class I-A Principal Distribution Amount - The definition set forth in the Term Sheet.

Class  I-B  Principal  Distribution  Amount - For each  class of Class B  Certificates  in loan  group I, as  applicable,  the  related definition set forth in the Term Sheet.

Class  I-M  Principal  Distribution  Amount - For each  class of Class M  Certificates  in loan  group I, as  applicable,  the  related definition set forth in the Term Sheet.

Class II-A Principal Distribution Amount - The definition set forth in the Term Sheet.

Class  II-B  Principal  Distribution  Amount - For each class of Class B  Certificates  in loan group II, as  applicable,  the  related definition set forth in the Term Sheet.

Class  II-M  Principal  Distribution  Amount - For each class of Class M  Certificates  in loan group II, as  applicable,  the  related definition set forth in the Term Sheet.

Class A Certificates - Any one of the certificates with a "Class A" designation in the Term Sheet.

Class A Principal  Distribution Amount - The Class I-A Principal  Distribution Amount or the Class II-A Principal  Distribution Amount,
as applicable.

Class B Certificates - Any one of the certificates with a "Class B" designation in the Term Sheet.

Class B Principal  Distribution Amount - The Class I-B Principal  Distribution Amount or the Class II-B Principal  Distribution Amount,
as applicable.

Class M Certificates - Any one of the certificates with a "Class M" designation in the Term Sheet.

Class M Principal  Distribution Amount - The Class I-M Principal  Distribution Amount or the Class II-M Principal  Distribution Amount,
as applicable.

Class Prepayment Distribution Trigger — With respect to the group III subordinate  certificates,  a test which shall be satisfied for a class  thereof  (other  than the  group III  Interest-Only  Certificates)  for a  distribution  date if the  fraction  (expressed  as a percentage),  the numerator of which is the aggregate  Current  Principal  Amount of such class and each class of group III subordinate certificates  subordinate  thereto,  if any,  and the  denominator  of which is the Stated  Principal  Balances of all of the group III mortgage loans as of the related Due Date, equals or exceeds such percentage calculated as of the Closing Date.

Class XP Certificates— Any one of the certificates with a "Class XP" designation in the Term Sheet.

Closing Date — As set forth in the Term Sheet.

Compensating  Interest Payments — Any payments made by the Servicer from its own funds to cover Prepayment  Interest  Shortfalls on the related mortgage loans.

Current  Interest - With respect to each class of Class A, Class M and Class B Certificates  and each  distribution  date, the interest accrued at the applicable  pass-through  rate for the applicable  Interest Accrual Period on the Current Principal Amount of such class plus any amount  previously  distributed  with  respect to interest  for such class that is  recovered  as a voidable  preference  by a trustee in bankruptcy  reduced by (x) any Net Deferred  Interest  allocated to such class in the manner described in the Term Sheet and
(y) any Prepayment  Interest  Shortfall to the extent not covered by Compensating  Interest Payments and any shortfalls  resulting from the  application of the Relief Act, in each case to the extent  allocated to such class of certificates as described under clause First in "Description of the Certificates—Distributions on the Certificates" herein.

Current  Principal  Amount - With  respect to any class of  offered  certificates  and any  distribution  date,  the  original  current principal amount of such class plus the amount of any Net Deferred  Interest  allocated  thereto on the related  distribution  date and all  previous  distribution  dates and,  in the case of a  subordinate  certificate,  any  Subsequent  Recoveries  added to the Current
Principal Amount of such certificate,  as described under "Description of the  Certificates—Allocation of Realized Losses" herein, less the sum of (i) all  amounts in  respect of  principal  distributed  to such class on  previous  distribution  dates,  (ii) any  Applied
Realized Loss Amounts allocated to such class on previous  distribution  dates, and (iii) such certificate's pro rata share (if any) of the Subordinate Certificate Writedown Amount for previous distribution dates.

Current Specified  Overcollateralization  Percentage - For any distribution date, a percentage equivalent of a fraction,  the numerator of which is the related  Overcollateralization  Target Amount and the denominator of which is the aggregate Stated Principal Balance of the related mortgage loans for such distribution date.

Custodial Agreement  — The Custodial Agreement to be entered into among the Depositor, the Sponsor, the Trustee and the Custodian.

Custodian  — Wells Fargo Bank, National Association.

Cut-off Date — As set forth in the Term Sheet.

Debt Service Reduction — A Bankruptcy Loss that results from a court reducing the amount of the monthly payment on the related mortgage loan, in connection with the personal bankruptcy of a mortgagor.

Deferred Interest —  The amount of interest which is deferred and added to the principal balance of a mortgage loan due to the negative amortization feature as described in this term sheet supplement.

Deficient Valuation — A Bankruptcy Loss that results if a court, in connection with a personal  bankruptcy of a mortgagor,  establishes the value of a mortgaged  property at an amount less than the unpaid  principal  balance of the mortgage loan secured by such mortgaged property.

Depositor — Structured Asset Mortgage Investments II Inc.

DOL —  United States Department of Labor.

Due Date - With  respect to each  mortgage  loan,  the date in each month on which its  Monthly  Payment is due if such due date is the first day of a month and otherwise is deemed to be the first day of the following  month or such other date  specified in the Servicing
Agreement.

Due Period - As set forth in the Term Sheet.

EMC - EMC Mortgage Corporation.

Excess  Cashflow - With  respect  to any  distribution  date and each of loan  group and I and loan group II, the sum of (i)  Remaining
Excess  Spread  for such loan group and such  distribution  date and (ii) the  related  Overcollateralization  Release  Amount for such distribution date.

Excess  Spread - With  respect to any  distribution  date and each of loan group and I and loan group II, the  excess,  if any,  of the related  Interest  Funds for such  distribution  date over the sum of the  Current  Interest on the related  offered  certificates  and
Interest Carry Forward Amounts on the related senior certificates on such distribution date.

Extra Principal  Distribution  Amount - With respect to any distribution date and each of loan group and I and loan group II, an amount derived from the related  Excess  Spread  equal to the lesser of (a) the excess,  if any, of the related  Overcollateralization  Target
Amount for such distribution date over the related  Overcollateralization  Amount for such distribution date and (b) the related Excess
Spread for such distribution date.

Group III Senior Optimal Principal Amount — With respect to loan group III and each  distribution  date, will be an amount equal to the sum of the following  (but in no event greater than the aggregate  Current  Principal  Amount in such loan group  immediately  prior to such distribution date):

         (1)      the Group III Senior  Percentage of the principal portion of all Monthly Payments due on the group III mortgage loans on the related Due Date, as specified in the  amortization  schedule at the time  applicable  thereto  (after  adjustment  for previous principal  prepayments  but before any adjustment to such  amortization  schedule by reason of any bankruptcy or similar  proceeding or any moratorium or similar waiver or grace period);

         (2)      the Group III Senior Prepayment  Percentage of the Stated Principal Balance of each group III mortgage loan which was the subject of a prepayment in full received by the Servicer during the applicable Prepayment Period;

         (3)      the Group III Senior Prepayment  Percentage of the amount of all partial prepayments  allocated to principal received during the applicable Prepayment Period in respect of the group III mortgage loans;

         (4)      the  lesser  of (a) the  Group  III  Senior  Prepayment  Percentage  of the sum of (i) all Net  Liquidation  Proceeds
allocable to principal  received in respect of each group III mortgage  loan that became a Liquidated  Mortgage Loan during the related
Prepayment  Period  (other than group III  mortgage  loans  described in the  immediately  following  clause  (ii)) and all  Subsequent
Recoveries  received in respect of each  Liquidated  Mortgage  Loan in loan group III during the related Due Period and (ii) the Stated
Principal  Balance of each such group III mortgage loan purchased by an insurer from the Trustee during the related  Prepayment  Period pursuant to the related primary mortgage  insurance  policy,  if any, or otherwise;  and (b) the Group III Senior Percentage of the sum
of (i) the Stated  Principal  Balance of each group III  mortgage  loan which  became a  Liquidated  Mortgage  Loan  during the related
Prepayment  Period (other than the group III mortgage  loans  described in the  immediately  following  clause (ii)) and all Subsequent
Recoveries  received in respect of each  Liquidated  Mortgage  Loan in loan group III during the related Due Period and (ii) the Stated
Principal  Balance of each such  group III  mortgage  loan that was  purchased  by an  insurer  from the  Trustee  during  the  related
Prepayment Period pursuant to the related primary mortgage insurance policy, if any, or otherwise; and

         (5)      the Group III Senior Prepayment  Percentage of the sum of (a) the Stated Principal Balance of each group III mortgage loan which was  repurchased  by the  Sponsor in  connection  with such  distribution  date and (b) the  excess,  if any,  of the Stated
Principal  Balance of each group III mortgage  loan that has been  replaced by the Sponsor with a substitute  mortgage loan pursuant to the Mortgage Loan Purchase  Agreement in connection with such  distribution  date over the Stated Principal  Balance of such substitute mortgage loan.

Group III Senior  Percentage — With respect to loan group III and any distribution  date, the lesser of (a) 100% and (b) the percentage obtained by  dividing  the  Current  Principal  Amount of the group III senior  certificates  (other  than the group III  Interest-Only
Certificates,  if any) by the aggregate  Stated  Principal  Balance of the group III mortgage  loans as of the beginning of the related
Due Period.

Group III Senior  Prepayment  Percentage — On any distribution  date occurring during the periods set forth below, such percentage will be as follows:

Period (dates inclusive)                     Senior Prepayment Percentage
________________________________________________________________________________________________________________________________________
July 2007 - June 2014                        100%

July 2014 - June 2015                        Group III Senior  Percentage for the group III senior  certificates  plus 70% of the
                                             Group III Subordinate Percentage.
July 2015 - June 2016                        Group III Senior  Percentage for the group III senior  certificates  plus 60% of the
                                             Group III Subordinate Percentage.
July 2016 - June 2017                        Group III Senior  Percentage for the group III senior  certificates  plus 40% of the
                                             Group III Subordinate Percentage.
July 2017 - June 2018                        Group III Senior  Percentage for the group III senior  certificates  plus 20% of the
                                             Group III Subordinate Percentage.
July 2018 and thereafter                     Group III Senior Percentage for the group III senior certificates.

         No scheduled  reduction to the Group III Senior Prepayment  Percentage shall be made as of any distribution date unless, as of the last day of the month preceding such  distribution  date (1) the aggregate Stated Principal Balance of the group III mortgage loans delinquent 60 days or more  (including for this purpose any such mortgage loans in foreclosure  and such mortgage loans with respect to which the related  mortgaged  property  has been  acquired by the Trust)  averaged  over the last six months,  as a  percentage  of the aggregate  Current Principal Amount of the group III subordinate  certificates  does not exceed 50% and (2) cumulative  Realized Losses on the group III mortgage loans do not exceed (a) 30% of the aggregate  Current  Principal Amount of the Original Group III Subordinate
Principal  Balance if such  distribution  date occurs  between and including  July 2014 and June 2015, (b) 35% of the initial Group III
Subordinate  Principal  Balance if such distribution date occurs between and including July 2015 and June 2016, (c) 40% of the Original
Group III  Subordinate  Principal  Balance if such  distribution  date occurs between and including July 2016 and June 2017, (d) 45% of the Original Group III Subordinate  Principal  Balance if such  distribution date occurs between and including July 2017 and June 2018, and (e) 50% of the Original Group III Subordinate Principal Balance if such distribution date occurs during or after July 2018.

         In addition,  if on any  distribution  date the Group III  Subordinate  Percentage for such  distribution  date is equal to or greater than two times the Group III Subordinate  Percentage as of the Closing Date, and (a) the aggregate Stated Principal  Balance of the group III mortgage loans  delinquent 60 days or more  (including  for this purpose any such mortgage loans in foreclosure  and such mortgage  loans with  respect to which the related  mortgaged  property  has been  acquired by the Trust),  averaged  over the last six months,  as a percentage of the aggregate  Current  Principal Amount of the group III subordinate  certificates does not exceed 50% and
(b)(i) on or prior to the distribution  date occurring in June 2010,  cumulative  Realized Losses on the group III mortgage loans as of the end of the related  Prepayment  Period do not exceed 20% of the initial Group III Subordinate  Principal Balance and (ii) after the distribution  date  occurring in June 2010,  cumulative  Realized  Losses on the group III mortgage  loans as of the end of the related
Prepayment Period do not exceed 30% of the Original Group III Subordinate  Principal Balance,  then, in each case, the Group III Senior
Prepayment  Percentage for the group III senior  certificates for such  distribution  date will equal the Group III Senior  Percentage;
provided,  however,  if on such distribution date the Group III Subordinate  Percentage is equal to or greater than two times the Group
III  Subordinate  Percentage  as of the  Closing  Date on or  prior to the  distribution  date  occurring  in June  2010 and the  above delinquency  and loss tests are met, then the Group III Senior  Prepayment  Percentage for the group III senior  certificates  for such distribution date will equal the Group III Senior  Percentage for such  Certificates  plus 50% of the Group III Subordinate  Percentage on such distribution date.

         Notwithstanding  the foregoing,  if on any distribution date, the percentage,  the numerator of which is the aggregate Current
Principal Amount of the group III senior  certificates  immediately  preceding such distribution  date, and the denominator of which is the Stated  Principal  Balance of the group III mortgage loans as of the beginning of the related Due Period exceeds such percentage as of the Cut-off Date, then the Group III Senior Prepayment Percentage for such distribution date will equal 100%.

Group III Subordinate  Optimal  Principal Amount — With respect to loan group III and each  distribution  date, will be an amount equal to the sum of the  following  (but in no event  greater  than the  aggregate  Current  Principal  Amount of the  group III  subordinate certificates immediately prior to such distribution date):

         (1)      the Group III Subordinate  Percentage of the principal portion of all Monthly Payments due on each group III mortgage loan on the related Due Date, as specified in the amortization  schedule at the time applicable  thereto (after adjustment for previous principal  prepayments  but before any adjustment to such  amortization  schedule by reason of any bankruptcy or similar  proceeding or any moratorium or similar waiver or grace period);

         (2)      the Group III  Subordinate  Prepayment  Percentage  of the Stated  Principal  Balance of each group III mortgage loan which was the subject of a prepayment in full received by the Servicer during the applicable Prepayment Period;

         (3)      the Group III  Subordinate  Prepayment  Percentage  of the amount all partial  prepayments  of principal  received in respect of the group III mortgage loans during the applicable Prepayment Period;

         (4)      the excess, if any, of (a) the Net Liquidation  Proceeds allocable to principal received in respect of each group III mortgage loan that became a Liquidated  Mortgage Loan during the related  Prepayment Period and all Subsequent  Recoveries  received in respect of each  Liquidated  Mortgage Loan during the related Due Period over (b) the sum of the amounts  distributable  to the holders of the related senior  certificates  pursuant to clause (4) of the definition of "Group III Senior  Optimal  Principal  Amount" on such distribution date;

         (5)      the Group III  Subordinate  Prepayment  Percentage of the sum of (a) the Stated  Principal  Balance of each group III mortgage loan which was repurchased by the Sponsor in connection with such  distribution  date and (b) the difference,  if any, between the Stated  Principal  Balance of a group III  mortgage  loan that has been  replaced by the Sponsor with a  substitute  mortgage  loan pursuant to the mortgage loan purchase  agreement in connection with such  distribution  date and the Stated Principal  Balance of such substitute mortgage loan; and

         (6)      on the distribution date on which the aggregate Current Principal Amount of the related senior  certificates have all been reduced to zero, 100% of the Group III Senior Optimal Principal Amount for such senior certificates.

         After the  aggregate  Current  Principal  Amount of the  subordinate  certificates  has been  reduced  to zero,  the Group III
Subordinate Optimal Principal Amount shall be zero.

Group III  Subordinate  Percentage — As of any  distribution  date and with respect to Loan Group III,  100% minus the Group III Senior
Percentage.

Group III Subordinate Prepayment Percentage — With respect to loan group III, and as of any distribution date, 100% minus the Senior
Prepayment Percentage for the related senior certificates.

Insurance Proceeds - All proceeds of any insurance policies, to the extent such proceeds are not applied to the restoration of the property or released to the mortgagor in accordance with the servicer's normal servicing procedures, other than proceeds that represent reimbursement of the servicer's costs and expenses incurred in connection with presenting claims under the related insurance policies.

Insured Certificates - The classes of Certificates, if any, entitled to the benefits of the Policy.

Interest Accrual Period — As set forth in the Term Sheet.

Interest Carry Forward  Amount - With respect to each class of offered  certificates  and the first  distribution  date,  zero, and for each distribution date thereafter, the sum of:

         1.       the excess of:

                  (a)      Current Interest for such class with respect to prior distribution dates; over

                  (b)      the amount actually  distributed to such class with respect to interest on or after such prior  distribution dates, and

         2.       interest on such excess (to the extent  permitted by  applicable  law) at the  applicable  pass- through rate for the related Interest Accrual Period including the Interest Accrual Period relating to such distribution date.

Interest Funds - With respect to any distribution date, the sum, without duplication, of:

         1.       all scheduled  interest  collected in respect of the related  mortgage loans during the related Due Period,  less the
                  Servicing Fee, if any, and less the Trustee Fee;

         2.       all advances relating to interest on the related mortgage loans made by the Servicer;

         3.       all Compensating Interest Payments with respect to the related mortgage loans;

         4.       Insurance Proceeds,  Liquidation Proceeds and Subsequent Recoveries received on the related mortgage loans during the related  Prepayment  Period,  to the extent such  proceeds  relate to  interest,  less all  non-recoverable  advances relating to interest and certain expenses;

         5.       the interest portion of proceeds from the related mortgage loans that were repurchased during the related Due Period;

         6.       the interest  portion of the purchase price of the assets of the Trust upon exercise by the Depositor or its designee of its optional termination right; and

         7.       the amount of any Principal Prepayments in full, partial Principal Prepayments, Net Liquidation Proceeds,  Repurchase
                  Proceeds and scheduled  principal  payments,  in that order,  included in available funds for such  distribution date that are applied in connection with any Deferred Interest in accordance with the definition of Net Deferred Interest;

                  minus

         8.       any amounts  required to be  reimbursed  to EMC, the  Depositor,  the  Servicer,  the Trustee and the  Custodian,  as
                  provided in the Agreement; and

         9.       the portion of the premium payable to the Certificate Insurer, if applicable, as provided in the Agreement.

Interest-Only Certificates — The certificates indicated as interest-only certificates in the Term Sheet, if any.

Issuing Entity — Bear Stearns Mortgage Funding Trust 2007-AR5.

Liquidated  Mortgage Loan — Any defaulted  mortgage loan as to which the Servicer has  determined  that all amounts which it expects to recover from or on account of such mortgage loan have been recovered.

Liquidation  Proceeds  - All net  proceeds,  other than  Insurance  Proceeds,  received  in  connection  with the  partial or  complete liquidation of the related mortgage loans,  whether through  trustee's sale,  foreclosure sale or otherwise,  or in connection with any condemnation  or partial  release of a mortgaged  property,  together  with the net proceeds  received  with  respect to any  mortgaged properties  acquired by the servicer by foreclosure or deed in lieu of foreclosure in connection with defaulted  mortgage loans,  other than the amount of such net proceeds  representing  any profit  realized by the Servicer in connection with the disposition of any such properties, and  Subsequent Recoveries.

Margin - The applicable margin for the related class of certificates as set forth in the Term Sheet.

Monthly  Advance — The aggregate of all payments of interest,  net of the Servicing Fee, that were due during the related Due Period on the mortgage loans and that were  delinquent on the related Due Date (other than  shortfalls in interest due to the  application of the
Relief Act or similar state law).

Monthly  Payments — For any mortgage  loan and any month,  the  scheduled  payment or payments of  principal  (if any) and interest due during such month on such  mortgage  loan which  either is payable by a mortgagor in such month under the related  mortgage  note or in the case of any mortgaged  property  acquired  through  foreclosure or deed in lieu of  foreclosure,  would otherwise have been payable under the related mortgage note.

Moody's - Moody's Investors Service, Inc., and any successor in interest.

Mortgage  Loan Purchase  Agreement — The Mortgage  Loan  Purchase  Agreement to be dated as of the Closing Date and entered into by the
Depositor and the Sponsor.

Net Deferred  Interest — On any  distribution  date, the Deferred  Interest on the related mortgage loans during the related Due Period net of any Principal Prepayments in full, partial Principal  Prepayments,  Net Liquidation Proceeds,  Repurchase Proceeds and scheduled principal payments, in that order, available to be distributed on the related Certificates on that distribution date.

Net Liquidation Proceeds — Liquidation Proceeds net of unreimbursed  advances by the Servicer,  Monthly Advances,  expenses incurred by the Servicer in  connection  with the  liquidation  of such  mortgage  loan and the related  mortgaged  property and any other  amounts payable to the Servicer under the Agreement.

Net Rate - For any mortgage  loan,  the then  applicable  mortgage  rate thereon less the  Servicing Fee Rate and the Trustee Fee Rate, expressed as a per annum rate.

Net Rate Cap - For each class of certificates in each loan group, as defined in the Term Sheet.

Overcollateralization Amount - As defined in the Term Sheet.

Overcollateralization Release Amount -  As defined in the Term Sheet.

Overcollateralization Target Amount - As defined in the Term Sheet.

Policy — A certificate  insurance  policy,  to be dated as of the Closing Date,  endorsed by the Certificate  Insurer to the Trustee on behalf of the holders of the related Insured Certificates.

Prepayment  Interest  Shortfalls — With respect to any  distribution  date,  for each  mortgage  loan that was the subject of a partial principal  prepayment  during the prior  calendar month or a principal  prepayment in full during the related  prepayment  period,  the amount,  if any, by which (i) one month's interest at the applicable net rate on the scheduled  principal balance of such mortgage loan immediately prior to such prepayment,  or, in the case of a partial  principal  prepayment,  on the amount of such prepayment,  exceeds
(ii) the amount of interest paid or collected in connection with such principal  prepayment less the sum of (a) any prepayment  charges relating to such mortgage loan and (b) the Servicing Fee.

Prepayment  Period - With respect to a  distribution  date and (i) Principal  Prepayments in full, the period from the sixteenth day of the calendar month preceding the calendar month in which such  distribution  date occurs through the close of business on the fifteenth day of the calendar month in which such distribution date occurs, or (ii) Liquidation  Proceeds,  Realized Loss,  Subsequent Recoveries
and partial Principal Prepayments, the calendar month preceding the month in which such distribution date occurs.

Principal Distribution Amount - With respect to each of loan group I and loan group II, as defined in the Term Sheet.

Principal  Funds - With  respect to each  distribution  date and each loan  group,  the  greater of (i) zero and (ii) the sum,  without duplication, of:

         1.       the  principal  collected  on the related  mortgage  loans  during the  related Due Period on or before the  servicer advance date;

         2.       prepayments in respect of the related mortgage loans,  exclusive of any prepayment charges,  collected in the related
                  Prepayment Period;

         3.       the Stated  Principal  Balance of each related  mortgage loan that was  repurchased  by the Depositor or the Servicer during the related Due Period;

         4.       the amount,  if any, by which the aggregate unpaid principal  balance of any replacement  mortgage loans is less than the aggregate unpaid  principal  balance of any deleted mortgage loans delivered by the Servicer in connection with a substitution of a mortgage loan during the related Due Period;

         5.       Insurance  Proceeds,  all  Liquidation  Proceeds and Subsequent  Recoveries  collected on the related  mortgage loans during the related  Prepayment  Period on the  mortgage  loans,  to the extent such  Liquidation  Proceeds  relate to principal,  less all related non-recoverable advances relating to principal reimbursed during the related Due Period;
                  and

         6.       the  principal  portion of the purchase  price of the assets of the Trust upon the exercise by EMC or its designee of its optional termination right;

                  minus

         7.       any amounts  required to be  reimbursed  to EMC, the  Depositor,  the  Servicer,  the Trustee and the  Custodian,  as
                  provided in the Agreement; and

         8        if applicable,  any premium payable to the Certificate  Insurer,  to the extent not available from Interest Funds and as provided in the Agreement.

Principal  Prepayment - Any payment or other  recovery of principal  on a mortgage  loan which is received in advance of its  scheduled
Due Date to the extent  that it is not  accompanied  by an amount as to interest  representing  scheduled  interest  due on any date or dates in any month or months  subsequent  to the month of  prepayment,  including  Insurance  Proceeds  and  Repurchase  Proceeds,  but
excluding the principal portion of Net Liquidation Proceeds received at the time a mortgage loan becomes a Liquidated Mortgage Loan.

Quicken Loans — Quicken Loans Inc.

Rating Agencies — As specified in the Term Sheet.

Record Date — As set forth in the Term Sheet.

Realized  Loss — The excess of the Stated  Principal  Balance of a  defaulted  mortgage  loan over the net  Liquidation  Proceeds  with respect thereto that are allocated to principal.

Regular Certificates — All classes of certificates other than the Residual Certificates.

Remaining Excess Spread — With respect to any  distribution  date and each of loan group and I and loan group II, the Excess Spread for such loan group remaining after the distribution of any Extra Principal  Distribution  Amount for such loan group and such distribution date.

Repurchase  Price — With respect to any mortgage  loan  required to be  repurchased,  an amount equal to the sum of (i) (a) 100% of the
Outstanding  Principal  Balance of such  mortgage loan plus accrued but unpaid  interest on the  Outstanding  Principal  Balance at the related  mortgage rate through and  including  the last day of the month of repurchase  reduced by (b) any portion of the Servicing Fee or advances  payable to the purchaser of the mortgage loan and (ii) any costs and damages  incurred by the Trust in connection with any violation of such mortgage loan of any predatory lending laws.

Repurchase  Proceeds — The  Repurchase  Price in connection  with any repurchase of a mortgage loan by the Sponsor and any cash deposit in connection with the  substitution of a mortgage loan. See  "Description  of the  Securities—Assignment  of Trust Fund Assets" in the
prospectus and "The Pooling and Servicing Agreement—Representations and Warranties" herein.

Residual  Certificates — The Class R certificates.  There will be a separate Class R certificate  with a specific  designation for each
REMIC election that is made.

Rules — The rules, regulations and procedures creating and affecting DTC and its operations.

S&P — Standard & Poor's, a division of The McGraw-Hill Companies, Inc., and any successor thereto.

Scheduled Monthly Payments - As defined in the Term Sheet.

Servicer — EMC Mortgage Corporation.

Servicing Fee — With respect to each  mortgage  loan, a fee that accrues at the  Servicing  Fee Rate on the same  principal  balance on which interest on the mortgage loan accrues for the calendar month.

Servicing Fee Rate — As set forth in the Term Sheet.

Sponsor — EMC Mortgage Corporation.

Stated  Principal  Balance — With respect to any group I mortgage loan or group II mortgage  loan, and for any  distribution  date, the sum of the principal  balance thereof as of the Cut-off Date plus any amount by which the principal  balance thereof has been increased for Deferred Interest pursuant to the terms of the related mortgage note on or prior to such distribution date, minus the sum of:

         1.       the principal  portion of the scheduled  Monthly  Payments due from mortgagors (if any) with respect to such mortgage loan due during each Due Period ending prior to such  distribution date (and irrespective of any delinquency in their payment);

         2.       all  prepayments of principal  with respect to such mortgage loan received prior to or during the related  Prepayment
                  Period,  and all liquidation  proceeds to the extent applied by the Servicer as recoveries of principal in accordance with the Agreement or the Servicing  Agreement  that were received by the Servicer as of the close of business on the last day of the calendar month related to such distribution date; and

         3.       any Realized Loss thereon incurred prior to or during the related Prepayment Period.

         With respect to any group III mortgage loan, and for any distribution  date, (i) the unpaid principal balance of such mortgage loan as of the close of  business  on the related Due Date  (taking  account of the  principal  payment to be made on such Due Date and irrespective of any delinquency in its payment),  as specified in the  amortization  schedule at the time relating  thereto (before any adjustment to such  amortization  schedule by reason of any bankruptcy or similar  proceeding  occurring  after the Cut-off Date (other than a Deficient  Valuation) or any moratorium or similar waiver or grace period) less (ii) any Principal  Prepayments  received during or prior to the immediately  preceding  Prepayment Period and the principal portion of any Net Liquidation  Proceeds received during or prior to the immediately preceding calendar month.

         The Stated Principal Balance of any liquidated mortgage loan is zero.

Stepdown Date - As defined in the Term Sheet.

Subordinate  Certificate  Writedown Amount — With respect to the subordinate  certificates in a loan group, the amount by which (x) the sum of the Current  Principal  Amounts of the offered  certificates  in the loan group  (after  giving  effect to the  distribution  of principal  and the  allocation  of  Realized  Losses in  reduction  of the  Current  Principal  Amounts  of such  certificates  on such distribution  date)  exceeds (y) the Stated  Principal  Balances of the mortgage  loans in such loan group on the Due Date  relating to such distribution date.

Subsequent  Recoveries — As of any  distribution  date,  amounts  received  during the prior  calendar month by the Servicer or surplus amounts held by the Servicer to cover estimated expenses  (including,  but not limited to, recoveries in respect of the representations and warranties made by the Sponsor)  specifically  related to a liquidated mortgage loan or disposition of an REO property prior to the related Prepayment Period that resulted in a Realized Loss, after liquidation or disposition of such mortgage loan.

Term  Sheet —  Collectively,  the New Issue  Computational  Materials  for Bear  Stearns  Mortgage  Funding  Trust  2007-AR5,  Mortgage
Pass-Through  Certificates,  Series 2007-AR5,  Group I, the New Issue  Computational  Materials for Bear Stearns Mortgage Funding Trust
2007-AR5,  Mortgage Pass-Through  Certificates,  Series 2007-AR5,  Group II, and the New Issue Computational Materials for Bear Stearns
Mortgage  Funding Trust 2007-AR5,  Mortgage  Pass-Through  Certificates,  Series  2007-AR5,  Group III, in each case delivered by Bear,
Stearns & Co. Inc.

Trigger Event — As defined in the Term Sheet.

Trust — Bear Stearns Mortgage Funding Trust 2007-AR5.

Trustee Fee — With respect to each  mortgage  loan, a fee that accrues at the Trustee Fee Rate on the same  principal  balance on which interest on the mortgage loan accrues for the calendar month.

Trustee —  Wells Fargo Bank, National Association.

Trustee Fee Rate —  As set forth in the Term Sheet.

Underwriter — Bear, Stearns & Co. Inc.

Unpaid  Realized Loss Amount — With respect to any class of Class A, Class M and Class B Certificates  in each loan group and as to any distribution date, the excess of:

         1.       Applied Realized Loss Amounts for such loan group with respect to such class, over

         2.       the sum of all  distributions  in reduction of the Applied  Realized Loss Amounts on for such loan group all previous distribution dates.

         Any amounts  distributed to a class of offered  certificates in respect of any Unpaid Realized Loss Amount will not be applied to reduce the Current Principal Amount of such class.

                                                                                                                            ANNEX I

                                     GLOBAL CLEARANCE, SETTLEMENT AND TAX DOCUMENTATION PROCEDURES

         Except in certain limited circumstances,  the certificates,  which are referred to as the global securities, will be available only in  book-entry  form.  Investors  in the global  securities  may hold  interests in these  global  securities  through any of DTC,
Clearstream or Euroclear.  Initial settlement and all secondary trades will settle in same-day funds.

         Secondary market trading between investors holding  interests in global securities  through  Clearstream and Euroclear will be conducted in accordance  with their normal rules and  operating  procedures  and in accordance  with  conventional  eurobond  practice.
Secondary  market trading between  investors  holding  interests in global  securities  through DTC will be conducted  according to the rules and procedures applicable to U.S. corporate debt obligations.

         Secondary  cross-market  trading between investors holding interests in global securities through Clearstream or Euroclear and investors  holding  interests  in global  securities  through DTC  participants  will be effected on a  delivery-against-payment  basis through the respective depositories of Clearstream and Euroclear, in such capacity and other DTC participants.

         Although  DTC,  Euroclear  and  Clearstream  are  expected to follow the  procedures  described  below in order to  facilitate transfers of interests in the global securities among participants of DTC,  Euroclear and Clearstream,  they are under no obligation to perform or continue to perform those  procedures  and those  procedures may be  discontinued  at any time.  None of the Depositor,  the
Servicer nor the Trustee will have any  responsibility  for the  performance  by DTC,  Euroclear and  Clearstream  or their  respective participants or indirect participants of their respective obligations under the rules and procedures governing their obligations.

         Non-U.S.  holders  of global  securities  will be  subject  to U.S.  withholding  taxes  unless  those  holders  meet  certain requirements and deliver appropriate U.S. tax documents to the securities clearing organizations or their participants.

Initial Settlement

         The global  securities  will be  registered  in the name of Cede & Co. as nominee of DTC.  Investors'  interests in the global securities  will be represented  through  financial  institutions  acting on their behalf as direct and indirect  participants  in DTC.
Clearstream and Euroclear will hold positions on behalf of their  participants  through their  respective  depositories,  which in turn will hold such positions in accounts as DTC participants.

         Investors  electing to hold  interests in global  securities  through DTC  participants,  rather than through  Clearstream  or
Euroclear  accounts,  will be  subject  to the  settlement  practices  applicable  to similar  issues of  mortgage-backed  certificate.
Investors' securities custody accounts will be credited with their holdings against payment in same-day funds on the settlement date.

         Investors  electing  to hold  interests  in global  securities  through  Clearstream  or  Euroclear  accounts  will follow the settlement  procedures  applicable to conventional  eurobonds,  except that there will be no temporary global security and no "lock-up"
or restricted  period.  Interests in global  securities  will be credited to the securities  custody  accounts on the  settlement  date against payment in same-day funds.

Secondary Market Trading

         Since the  purchaser  determines  the place of delivery,  it is important to establish at the time of the trade where both the purchaser's and seller's accounts are located to ensure that settlement can be made on the desired value date.

         Transfers  between  DTC  Participants.  Secondary  market  trading  between  DTC  participants  will be settled  using the DTC procedures applicable to similar issues of certificate in same-day funds.

         Transfers between  Clearstream and/or Euroclear  Participants.  Secondary market trading between  Clearstream  participants or
Euroclear  participants  and/or  investors  holding  interests in global  securities  through them will be settled using the procedures applicable to conventional eurobonds in same-day funds.

         Transfers  between  DTC Seller  and  Clearstream  or  Euroclear  Purchaser.  When  interests  in global  securities  are to be transferred  on behalf of a seller from the account of a DTC  participant  to the account of a Clearstream  participant  or a Euroclear participant  for a purchaser,  the purchaser will send  instructions to Clearstream or Euroclear  through a Clearstream  participant or
Euroclear  participant  at least one  business  day prior to  settlement.  Clearstream  or the  Euroclear  operator  will  instruct its respective  depository to receive an interest in the global  securities  against payment.  Payment will include interest accrued on the global  securities  from and including the last payment date to but excluding  the  settlement  date.  Payment will then be made by the respective  depository  to the DTC  participant's  account  against  delivery  of an  interest  in the  global  securities.  After this settlement  has been  completed,  the  interest  will be credited to the  respective  clearing  system and by the clearing  system,  in accordance  with its usual  procedures,  to the  Clearstream  participant's  or  Euroclear  participant's  account.  The credit of this interest  will appear on the next  business day and the cash debit will be  back-valued  to and the  interest on the global  securities will accrue  from,  the value date,  which would be the  preceding  day when  settlement  occurred in New York.  If  settlement  is not completed  through DTC on the intended  value date,  i.e.,  the trade fails,  the  Clearstream  or Euroclear  cash debit will be valued instead as of the actual settlement date.

         Clearstream  participants and Euroclear  participants will need to make available to the respective  clearing system the funds necessary to process  same-day funds  settlement.  The most direct means of doing so is to pre-position  funds for settlement from cash on hand, in which case the  Clearstream  participants  or Euroclear  participants  will take on credit  exposure to  Clearstream or the
Euroclear operator until interests in the global securities are credited to their accounts one day later.

         As an alternative,  if Clearstream or the Euroclear operator has extended a line of credit to them,  Clearstream  participants or  Euroclear  participants  can elect not to  pre-position  funds and allow that credit line to be drawn upon.  Under this  procedure,
Clearstream  participants  or Euroclear  participants  receiving  interests in global  securities for purchasers  would incur overdraft charges for one day,  to the extent  they  cleared  the  overdraft  when  interests  in the global  securities  were  credited to their accounts.  However,  interest on the global  securities  would  accrue from the value date.  Therefore,  the  investment  income on the interest in the global  securities  earned  during that  one-day  period  would tend to offset the amount of these  overdraft  charges, although this result will depend on each Clearstream participant's or Euroclear participant's particular cost of funds.

         Since the  settlement  through  DTC will take place  during New York  business  hours,  DTC  participants  are  subject to DTC procedures for  transferring  interests in global  securities to the respective  depository of Clearstream or Euroclear for the benefit of  Clearstream  participants  or Euroclear  participants.  The sale  proceeds  will be  available to the DTC seller on the  settlement date.  Thus, to the seller settling the sale through a DTC  participant,  a cross-market  transaction will settle no differently than a sale to a purchaser settling through a DTC participant.

         Finally,  intra-day  traders that use  Clearstream  participants  or Euroclear  participants  to purchase  interests in global securities from DTC participants or sellers settling  through them for delivery to Clearstream  participants or Euroclear  participants should note that these trades will  automatically  fail on the sale side unless  affirmative action is taken. At least three techniques should be available to eliminate this potential condition:

o    borrowing  interests in global securities  through  Clearstream or Euroclear for one day, until the purchase side of the intra-day trade is reflected  in the relevant  Clearstream  or  Euroclear  accounts,  in  accordance  with the clearing  system's  customary procedures;

o    borrowing  interests in global  securities in the United States from a DTC  participant no later than one day prior to settlement, which would give sufficient time for such interests to be reflected in the relevant  Clearstream or Euroclear accounts in order to settle the sale side of the trade; or

o    staggering  the  value  dates  for the buy and sell  sides  of the  trade so that the  value  date for the  purchase  from the DTC participant is at least one day prior to the value date for the sale to the Clearstream participant or Euroclear participant.

         Transfers  between  Clearstream  or  Euroclear  Seller  and DTC  Purchaser.  Due to time  zone  differences  in  their  favor,
Clearstream  participants  and Euroclear  participants  may employ their  customary  procedures for  transactions in which interests in global securities are to be transferred by the respective  clearing system,  through the respective  depository,  to a DTC participant.
The seller will send instructions to Clearstream or the Euroclear operator through a Clearstream  participant or Euroclear  participant at least one business day prior to  settlement.  Clearstream  or  Euroclear  will  instruct  its  respective  depository,  to credit an interest in the global  securities to the DTC  participant's  account against  payment.  Payment will include  interest  accrued on the global  securities  from and including the last payment date to but excluding the  settlement  date. The payment will then be reflected in the account of the Clearstream  participant or Euroclear  participant the following business day and receipt of the cash proceeds in the Clearstream  participant's or Euroclear  participant's account would be back-valued to the value date, which would be the preceding day, when  settlement  occurred  through DTC in New York. If settlement is not completed on the intended  value date,  i.e.,  the trade fails, receipt of the cash proceeds in the Clearstream  participant's or Euroclear  participant's account would instead be valued as of the actual settlement date.

Certain U.S. Federal Income Tax Documentation Requirements

         A beneficial  owner who is an individual or  corporation  holding the global  security on its own behalf of global  securities holding  securities  through  Clearstream or Euroclear or through DTC if the holder has an address outside the U.S., will be subject to the 30% U.S.  withholding tax that typically  applies to payments of interest,  including  original issue discount,  on registered debt issued by U.S. persons, unless:

o    each clearing system,  bank or other institution that holds customers'  securities in the ordinary course of its trade or business in the chain of  intermediaries  between  the  beneficial  owner or a foreign  corporation  or foreign  trust and the U.S.  entity required to withhold tax complies with applicable certification requirements; and

o    the beneficial owner takes one of the following steps to obtain an exemption or reduced tax rate:

o    Exemption for Non-U.S.  Persons—Form  W-8BEN.  Beneficial  holders of global  securities that are Non-U.S.  persons  generally can obtain a  complete  exemption  from the  withholding  tax by filing a signed  Form  W-8BEN or  Certificate  of  Foreign  Status of
     Beneficial Owner for United States Tax Withholding.  Non-U.S.  persons residing in a country that has a tax treaty with the United
     States can obtain an  exemption or reduced tax rate,  depending on the treaty  terms,  by filing Form W-8BEN.  If the  information shown on Form W-8BEN changes, a new Form W-8BEN must be filed within 30 days of the change.

o    Exemption  for  Non-U.S.  persons  with  effectively  connected  income—Form  W-8ECI.  A  Non-U.S.  person,  including  a non-U.S.
     corporation or bank with a U.S.  branch,  for which the interest  income is  effectively  connected with its conduct of a trade or business in the United States,  can obtain an exemption from the  withholding  tax by filing Form W-8ECI or Certificate of Foreign
     Person's  Claim for Exemption  from  Withholding  on Income  Effectively  Connected with the Conduct of a Trade or Business in the
     United States.

o    Exemption for U.S.  Persons—Form W-9. U.S. persons can obtain a complete  exemption from the withholding tax by filing Form W-9 or
     Payer's Request for Taxpayer Identification Number and Certification.

         U.S.  Federal  Income Tax  Reporting  Procedure.  The  holder of a global  security  or, in the case of a Form  W-8BEN or Form
W-8ECI filer,  his agent,  files by submitting  the  appropriate  form to the person  through whom it holds the  security—the  clearing agency,  in the case of persons  holding  directly on the books of the  clearing  agency.  Form W-8BEN and Form  W-8ECI  generally  are effective until the third  succeeding  calendar year from the date the form is signed.  However,  the W-8BEN and W-8ECI with a taxpayer identification  number will remain  effective until a change in  circumstances  makes any  information on the form incorrect,  provided that the withholding agent reports at least annually to the beneficial owner on Form 1042-S.  The term "U.S. person" means:

o    a citizen or resident of the United States;

o    a  corporation,  partnership  or other entity  treated as a corporation  or a partnership  for United  States  federal  income tax purposes  organized in or under the laws of the United  States or any state  thereof,  including  for this purpose the District of
     Columbia, unless, in the case of a partnership, future Treasury regulations provide otherwise;

o    an estate that is subject to U.S. federal income tax regardless of the source of its income; or

o    a trust if a court within the United States is able to exercise primary  supervision of the administration of the trust and one or more United States persons have the authority to control all substantial decisions of the trust.

If the information shown on Form W-8BEN or Form W-8ECI changes,  a new Form W-8BEN or Form W-8ECI, as applicable,  must be filed within
30 days of the change.  Certain  trusts not  described  in the final bullet of the  preceding  sentence in existence on August 20, 1996 that elect to be treated as a United  States  Person will also be a U.S.  person.  The term  "Non-U.S.  person" means any person who is not a U.S.  person.  This  summary  does not deal with all  aspects of U.S.  federal  income tax  withholding  that may be  relevant to foreign holders of the global  securities.  Investors are advised to consult their own tax advisors for specific tax advice  concerning their holding and disposing of the global securities.